Exhibit 99.15

PUBLIC ACCOUNTS 2014-2015

VOLUME 1

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOUVERNEMENT DU QUÉBEC

Fiscal year ended March 31, 2015

Published in accordance with section 86
of the Financial Administration Act (CQLR, chapter A-6.001)

Public Accounts 2014-2015 – Volume 1

Legal deposit – Bibliothèque et Archives nationales du Québec
November 2015

ISSN 0706-2850 (Print version)
ISSN 1925-1823 (PDF)

© Gouvernement du Québec, 2015

His Honour the Honourable J. Michel Doyon
Lieutenant-Governor of Québec
Parliament Building
Québec

Your Honour,

I am pleased to present you with the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2015.

Carlos Leitão
Minister of Finance

Québec, November 2015

Mr. Carlos Leitão
Minister of Finance
Parliament Building
Québec

Dear Minister,

In accordance with the commission entrusted to me, I have the honour of presenting the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2015. These accounts have been prepared under section 86 of the Financial Administration Act (CQLR, chapter A-6.001), in accordance with the Government's accounting policies.

Respectfully yours,

Simon-Pierre Falardeau, CPA, CA
Comptroller of Finance

Québec, November 2015

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

TABLE OF CONTENTS

PRESENTATION OF THE PUBLIC ACCOUNTS	11

ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS

1.	HIGHLIGHTS FOR THE 2014-2015 FISCAL YEAR		15
2.	OVERVIEW OF BUDGET 2014-2015		17
3.	RISKS AND UNCERTAINTIES		19
4.	VARIANCE ANALYSIS		21
	4.1	COMPARISON OF ACTUAL RESULTS WITH THE BUDGET	22
	4.2	COMPARISON OF ACTUAL RESULTS WITH THE PREVIOUS FISCAL YEAR	25
5.	BALANCED BUDGET ACT		29
6.	ANALYSIS OF MAIN TRENDS		31
7.	RESULTS OF THE INDICATOR ANALYSIS		43
APPENDIX 1 - FINANCIAL STATISTICS			55
APPENDIX 2 - INFORMATION BY REPORTING SECTOR			61
APPENDIX 3 - GLOSSARY			65

CONSOLIDATED FINANCIAL STATEMENTS

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	SIGNIFICANT ACCOUNTING POLICIES	87
2.	MEASUREMENT UNCERTAINTY	99
3.	ACCOUNTING CHANGES	100
4.	TAX-FUNDED TRANSFERS	101
5.	CASH	102
6.	SHORT-TERM INVESTMENTS	103
7.	ACCOUNTS RECEIVABLE	104
8.	LOANS AND PORTFOLIO INVESTMENTS	105
9.	GENERATIONS FUND	108
10.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES	110
11.	DEFERRED REVENUE	111
12.	OTHER LIABILITIES	113
13.	FEDERAL GOVERNMENT TRANSFERS TO BE REPAID	114
14.	PENSION PLANS AND OTHER EMPLOYEE FUTURE BENEFITS	115
15.	RISK MANAGEMENT AND DERIVATIVE INSTRUMENTS	129
16.	DEBTS	131
17.	FIXED ASSETS	137
18.	CONTRACTUAL OBLIGATIONS	140
19.	LOAN GUARANTEES	145
20.	CONTINGENCIES	148
21.	CASH FLOW INFORMATION	149
22.	ASSET-BACKED TERM NOTES (ABTNS)	151
23.	COMPARATIVE FIGURES	153

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDICES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	NATIONAL ASSEMBLY, APPOINTED PERSONS, GOVERNMENT DEPARTMENTS AND BODIES WHOSE FINANCIAL TRANSACTIONS WERE CONDUCTED FROM THE GENERAL FUND OF THE CONSOLIDATED REVENUE FUND	155
2.	GOVERNMENT BODIES, SPECIAL FUNDS AND SINKING FUNDS	157
3.	ORGANIZATIONS IN THE GOVERNMENT’S HEALTH AND SOCIAL SERVICES AND EDUCATION NETWORKS	160
4.	GOVERNMENT ENTERPRISES	170
5.	GOVERNMENT DEPARTMENTS AND BODIES THAT CONDUCT FIDUCIARY TRANSACTIONS NOT INCLUDED IN THE GOVERNMENT'S REPORTING ENTITY	171
6.	REVENUE	172
7.	EXPENDITURE	173
8.	INVESTMENT IN GOVERNMENT ENTERPRISES	174
9.	SEGMENT DISCLOSURES	184
10.	FIDUCIARY TRANSACTIONS CONDUCTED BY THE GOVERNMENT	188

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

Presentation of the Public Accounts

The 2014-2015 Public Accounts present the financial position of the Gouvernement du Québec and its operations. They include a financial analysis to increase their usefulness and transparency. The analysis presents the changes in the main trends for the major consolidated financial statement items.

The Ministère des Finances considers that the use of indicators is efficient for studying changes in the state of the Government’s finances. Therefore, eleven indicators are presented in the section “Analysis of the consolidated financial statements”.

The 2014-2015 Public Accounts present information on the actual results for the fiscal year ended March 31, 2015. The initial forecasts of the results for this fiscal year were presented in Budget 2014-2015 on June 4, 2014 and revised in the December 2, 2014 Update on Québec’s Economic and Financial Situation. Preliminary results were presented in Budget 2015-2016 on March 26, 2015. The comparative analysis with the Budget that appears in the present publication was made using the initial forecasts presented in Budget 2014-2015 on June 4, 2014, according to the standards adopted by the Public Sector Accounting Board (PSAB).

The Public Accounts for the fiscal year ended March 31, 2015 have been prepared by the Comptroller of Finance for the Minister of Finance in accordance with the accounting policies established by the Conseil du trésor and pursuant to the provisions of section 86 of the Financial Administration Act (CQLR, chapter A-6.001). They are published in two volumes.

Preparing the Public Accounts requires the participation and collaboration of many employees from different government departments, funds, bodies, and organizations in the health and social services and education networks as well as employees from government enterprises. We would like to thank all of them for their help in publishing these documents.

Volume 1 – Consolidated financial statements of the Gouvernement du Québec

Volume 1 presents the consolidated financial statements of the Gouvernement du Québec, as well as a financial analysis that facilitates understanding of the transactions carried out in fiscal 2014-2015.

The consolidated financial statements consist of many items.

  A consolidated statement of operations, which accounts for the annual surplus or deficit arising from operations during the fiscal year. It presents the Government’s revenue, the cost of services and other expenses for the year.

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

Presentation of the Public Accounts (cont’d)
  A consolidated statement of accumulated deficit, which shows the change in the accumulated deficit taking into consideration the results for the fiscal year, items charged directly to it and various restatements stemming from accounting changes.
  A consolidated statement of financial position, which presents the financial resources of the Gouvernement du Québec as well as its obligations. It establishes the net debt, which consists of the accumulated deficit and non-financial assets.
  A consolidated statement of change in net debt, which accounts for the combined effect on the net debt of the results for the fiscal year, the change in non-financial assets, items charged directly to the accumulated deficit and restatements stemming from accounting changes.
  A consolidated statement of cash flow, which provides information on the Government’s liquid assets generated by or used during the fiscal year within the context of operating, equity investment, fixed asset investment and financing activities.
  Notes and appendices, which provide additional information on the items of the consolidated financial statements and which are an integral part of the consolidated financial statements. They also include a summary of the main accounting policies used to prepare the consolidated financial statements, as well as consolidated information by government mission on operations.

In accordance with the Auditor General Act (CQLR, chapter V-5.01), the Auditor General of Québec prepares, as an independent auditor, a report included with the Government’s consolidated financial statements in which she expresses her opinion on the financial statements.

Volume 2 – Financial information on the Consolidated Revenue Fund: general fund and special funds

Volume 2 presents the financial information on the Consolidated Revenue Fund, which is made up of the general fund and the special funds. This volume is divided into two parts. The first part reports on the revenue of government departments and budget-funded bodies, their authorized appropriations, the expenses and other costs charged to each of these appropriations and, lastly, the financial operations of the specified purpose accounts they administer. The second part presents the revenue of the special funds as well as their approved and realized expenses and investments.

ANALYSIS

OF THE

CONSOLIDATED

FINANCIAL STATEMENTS

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

1.	Highlights for the 2014-2015 fiscal year

Consolidated operations
FISCAL YEAR ENDED MARCH 31, 2015
(in millions of dollars)

Note:	Based on the data presented in the “Summary of consolidated operations” table on page 21. The proportions expressed in percentages are determined on the basis of total revenue.
(1)	Own-source revenue includes Generations Fund revenue of $1 301 M, $1 279 M and $1 121 M for Budget 2014-2015 of June 4, 2014, for actual 2014-2015 results and for actual 2013-2014 results, respectively.

Budget balance

In Budget 2014-2015 of June 4, 2014 (hereinafter “the Budget”), the Government forecast an annual deficit of $1 049 million. Taking into account the allocation of $1 301 million in revenue to the Generations Fund, the anticipated budget balance within the meaning of the Balanced Budget Act1 was in deficit by $2 350 million.

The results for fiscal 2014-2015 show an annual surplus of $136 million. Taking into account the deposit of $1 279 million in dedicated revenues in the Generations Fund, the budget balance, representing the results of operations for the year, was in deficit by $1 143 million,2 an improvement of $1 207 million compared with the Budget forecast.

[1]	CQLR, chapter E-12.00001
[2]	Excluding the impact of accounting changes for which the information is presented in Section 5 on page 29

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PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

1.	Highlights for the 2014-2015 fiscal year (cont’d)

Consolidated revenue

Total consolidated revenue stood at $95 937 million, which represents a downward adjustment of $460 million, or 0.5%, compared with the Budget. It was up $2 664 million, or 2.9%, relative to fiscal 2013-2014.

  The difference between revenue for the current fiscal year and the figure announced in the initial Budget can be explained by lower-than-anticipated revenue. In particular, miscellaneous revenue, consumption tax revenue and federal government transfer revenue were, respectively, $700 million, $100 million and $68 million lower than expected. This was offset in part by upward adjustments of $184 million in revenue from income and property taxes and $231 million in revenue from government enterprises.

  The increase of $2 664 million in revenue for the current fiscal year relative to the previous fiscal year can be attributed primarily to revenue increases of $1 870 million in income and property taxes, $192 million in consumption taxes, $323 million in duties and permits and $158 million in Generations Fund revenue.

Consolidated expenditure

Consolidated expenditure stood at $95 801 million, which represents a downward adjustment of $1 645 million, or 1.7%, compared with the Budget forecast. Relative to the previous fiscal year, consolidated expenditure rose by $867 million or 0.9%.

  Budget 2014-2015 forecast a growth rate of 1.9% for consolidated expenditure, whereas the actual rate was 0.9%. This lower-than-anticipated growth can be attributed to downward adjustments, in 2014-2015, of $302 million for the “Health and Social Services” mission, $955 million for the “Economy and Environment” mission, $140 million for the “Administration and Justice” mission and $561 million for “Debt service”. This was offset in part by upward adjustments of $289 million for the “Education and Culture” mission and $24 million for the “Support for Individuals and Families” mission compared with the forecast.

  The increase of $867 million in expenditure for fiscal 2014-2015 relative to the previous fiscal year is due to spending increases of $1 191 million for the “Health and Social Services” mission, $302 million for the “Education and Culture” mission, $103 million for the “Support for Individuals and Families” mission and $32 million for the “Administration and Justice” mission.
  This was offset in part by a decrease of $433 million in spending for the “Economy and Environment” mission and $328 million for “Debt service”.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

2.	Overview of Budget 2014-2015

The annual deficit forecast in Budget 2014-2015 was $1 049 million. After the allocation of $1 301 million in revenue to the Generations Fund, the anticipated budget balance was in deficit by $2 350 million.

Own-source revenue

Consolidated own-source revenue, excluding that from government enterprises and that of the Generations Fund, was expected to grow by 4.5%, an increase slightly above that forecast for the economy in nominal terms.1

Revenue from government enterprises

Revenue from government enterprises in 2014-2015 was expected to fall by 4.9% before the allocation to the Generations Fund, mainly because of Hydro-Québec’s results in 2013-2014, which reflected, for that year, the impact of the cold weather.

Revenue dedicated to the Generations Fund

Budget 2014-2015 forecast that the revenue of the Generations Fund would reach $1 301 million. This revenue, which is recorded in the Government's consolidated financial statements, was applied against the budget balance within the meaning of the Balanced Budget Act.

Federal government transfers

Federal government transfer revenue was expected to decline by 1.1% in 2014-2015. This change can be explained mainly by the end of the payments related to federal compensation for harmonization of the sales taxes. This decline was offset largely by an increase in equalization due notably to the incorporation of the upward adjustments to Québec’s population stemming from the 2011 Census.

[1]	Nominal gross domestic product.

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PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

2.	Overview of Budget 2014-2015 (cont’d)

Consolidated expenditure

Budget 2014-2015 anticipated growth of 1.9% in consolidated expenditure, excluding debt service. The budget forecast an increase of $791 million in spending for the “Health and Social Services” mission, $493 million in spending for the “Education and Culture” mission, $266 million in spending for the “Economy and Environment” mission, $171 million in spending for the “Support for Individuals and Families” mission, as well as a decrease of $144 million in spending for the “Administration and Justice” mission. The anticipated growth stemmed essentially from the fact that spending by the health and social services and education networks and by the special funds was expected to rise.

Consolidated debt service

Debt service was expected to climb by 2.1%. This change was attributed to the anticipated increase in interest rates and growth in the debt.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

3.	Risks and uncertainties

The following factors are elements of risk and uncertainty that are not directly dependent on the Government but that can cause actual results to differ from forecast results, particularly:

  the economic forecasts the Government uses to determine its annual budgetary revenue, particularly those concerning changes in economic growth, employment and the Consumer Price Index. For example, a 1.0% difference in nominal GDP has an impact of about $500 million on the Government’s own-source revenue;

  the level of program spending, whose cost is related to the economic situation. For example, changes in the labour market affect the cost of employment assistance and income security programs.
  Similarly, in the health sector, the aging of the population raises the risk of cost overruns for medication and public services;

  the economic, taxation and population data the Government uses to determine revenue from federal government transfers, as well as the negotiations carried out regularly with the federal government.
  These data and negotiations can both affect federal government transfer revenue;

  unforeseen situations such as natural catastrophes, work stoppages, etc.;

  the change in interest rates, which has an impact on debt service, is presented in Note 15 (p. 129, 130) of the consolidated financial statements;

  the risk that a financial intermediary will default on its contractual obligations (credit risk) is presented in Note 15 (p. 129, 130) of the consolidated financial statements;

  the settlement of certain claims and lawsuits pending against the Government before the courts, which are presented in Note 20 (p. 148) of the consolidated financial statements.

The consolidated financial statements also set forth in Note 2 (p. 99) the uncertainties to which the estimates needed to prepare these statements are subject.

To reduce its exposure to risk, the Government develops management strategies for some of these variables. With the help of economic, fiscal and budgetary policies, the Government can influence its revenue and expenditure (other than debt service) by:

  using forecasts that reflect the consensus of forecasters;

  monitoring economic, budgetary and financial indicators, including the monthly reports on its budgetary revenue and expenditure, and monitoring the results of the consolidated entities;

  implementing economic support measures.

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PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

3.	Risks and uncertainties (cont’d)

A government cannot prevent a recession or the impact of an economic slowdown single-handedly. However, it has the necessary means to play a stabilizing role in order to offset the effects of an economic slowdown and speed up the recovery.

In addition, financing policies also lead the Government to have an impact on its debt service through various strategies, as described in detail in Note 15 (p. 129, 130) of the consolidated financial statements.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

4.	Variance analysis

Summary of consolidated operations
FISCAL YEAR ENDED MARCH 31, 2015
(in millions of dollars)

								Change
						Actual results		compared with
			Actual results	Change		as at		actual results for
	Budget		as at	compared		March 31, 2014		the previous
	2014-2015	(1)	March 31, 2015	with Budget		(restated)	(2)	fiscal year
				$	%			$	%

REVENUE
Income and property taxes	41 551		41 735	184	0.4	39 865		1 870	4.7
Consumption taxes	17 657		17 557	(100)	(0.6)	17 365		192	1.1
Duties and permits	2 506		2 521	15	0.6	2 198		323	14.7
Miscellaneous revenue	9 670		8 970	(700)	(7.2)	8 932		38	0.4
Revenue from government enterprises	5 105		5 336	231	4.5	5 242		94	1.8
Revenue of the Generations Fund	1 301		1 279	(22)	(1.7)	1 121		158	14.1
Own-source revenue	77 790		77 398	(392)	(0.5)	74 723		2 675	3.6
Federal government transfers	18 607		18 539	(68)	(0.4)	18 550		(11)	(0.1)
Total revenue	96 397		95 937	(460)	(0.5)	93 273		2 664	2.9

EXPENDITURE
Health and Social Services	37 095		36 793	(302)	(0.8)	35 602		1 191	3.3
Education and Culture	20 616		20 905	289	1.4	20 603		302	1.5
Economy and Environment	12 413		11 458	(955)	(7.7)	11 891		(433)	(3.6)
Support for Individuals and Families	9 623		9 647	24	0.2	9 544		103	1.1
Administration and Justice	6 868		6 728	(140)	(2.0)	6 696		32	0.5
Sub-total	86 615		85 531	(1 084)	(1.3)	84 336		1 195	1.4
Debt service	10 831		10 270	(561)	(5.2)	10 598		(328)	(3.1)
Total expenditure	97 446		95 801	(1 645)	(1.7)	94 934		867	0.9

ANNUAL SURPLUS (DEFICIT)	(1 049)		136	1 185	-	(1 661)		1 797	-

(1)	Based on the data presented in Budget 2014-2015 of the Ministère des Finances tabled on June 4, 2014. Certain figures from Budget 2014-2015 have been reclassified for consistency with the presentation adopted in the consolidated financial statements.
(2)	Certain figures for 2013-2014 have been reclassified for consistency with the presentation adopted as at March 31, 2015.

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PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

4.	Variance analysis (cont’d)

4.1	Comparison of actual results with the Budget

Consolidated revenue

Consolidated revenue for fiscal 2014-2015 was $460 million less than forecast in the Budget, owing to a downward adjustment of $392 million in own-source revenue and of $68 million in federal government transfers.

Own-source revenue

The downward adjustment of $392 million in own-source revenue compared with the Budget results mainly from the combination of the following changes:

  revenue from income and property taxes that was $184 million higher than expected, due in particular to:

    — higher-than-anticipated personal income tax revenue, reflected in particular by a higher-than-expected level of taxable income in 2014;

    — stronger-than-anticipated growth in corporate tax revenue, which can be explained primarily by the higher-than-expected net operating surplus of corporations;

    a $100-million downward adjustment in consumption tax revenue, stemming notably from the fact that revenue from the specific tax on fuel was lower than forecast as a result of weaker-than expected fuel sales;

    a $700 downward adjustment in miscellaneous revenue, stemming mainly from:

      — a decrease of $358 million in interest income and revenue from fines, forfeitures and recoveries in the general fund;

      — a decrease of $342 million attributable mainly to organizations in the health and social services network;

    a $231-million upward adjustment in revenue from government enterprises, owing primarily to the fact that Hydro-Québec’s results were better than expected because of the cold weather in winter 2015;

    a $22-million downward adjustment in Generations Fund revenue, due mainly to the fact that investment income was lower than forecast.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

4.	Variance analysis (cont’d)

4.1	Comparison of actual results with the Budget (cont’d)

  Consolidated revenue (cont’d)

  Federal government transfers

  Federal government transfers were $68 million lower than forecast in Budget 2014-2015. This difference can be explained in particular by a $165-million downward adjustment in revenue recognized in respect of the federal gasoline tax for the funding of municipal infrastructure. This decrease was offset in part by unanticipated revenue of $103 million attributable to the recent settlement of the dispute with the federal government concerning the income stabilization program.

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PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

4.	Variance analysis (cont’d)

4.1	Comparison of actual results with the Budget (cont’d)

  Consolidated expenditure

  Total consolidated expenditure for fiscal 2014-2015, excluding debt service, stood at $85 531 million, which represents a downward adjustment of $1 084 million compared with that forecast in the Budget. The differences in the consolidated expenditure for each mission can be attributed to:

    a $302-million decrease in spending for the “Health and Social Services” mission, resulting in particular from a decline of:

—	$85 million in programs administered by the Régie de l’assurance maladie du Québec;

—

  $57 million in spending by certain special funds and non-budget-funded bodies, particularly Héma-Québec, the Health and Social Services Information Resources Fund and the Fund to Finance Health and Social Services Institutions;

    a $289-million rise in spending for the “Education and Culture” mission, stemming primarily from:

—	growth in spending by school boards, which has been funded, in particular, by the use of a portion of their accumulated surplus;

—	depreciation expenses which were $110 million less than forecast in regard to the funding of fixed assets of institutions in the education networks;

    a $955-million decrease in spending for the “Economy and Environment” mission, resulting notably from the decrease of:

—

  $162 million in the contribution granted by La Financière agricole du Québec to the AgriStability, Agri-Québec and Farm Income Stabilization Insurance programs on account of favourable economic conditions;

—	$142 million in spending related to the LogiRénov, investment, and multimedia title tax credits;

—	$271 million attributable to the deferral of projects and to lower-than-expected expenditures in programs of certain bodies and departments;

    a $24-million increase in spending for the “Support for Individuals and Families” mission, which can be explained in particular by growth in spending related to the tax credit for childcare expenses;

    a $140-million drop in spending for the “Administration and Justice” mission, which can be explained notably by the recovery of unanticipated funds by the Government related to the tragedy in Lac-Mégantic, following the approval by the Superior Court of the amended plan of compromise and arrangement presented by third parties regarding their financial contribution in connection with the tragedy.

  Consolidated debt service was $561 million less than forecast in Budget 2014-2015, mainly because of weaker-than-expected interest rates.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

4.	Variance analysis (cont’d)

4.2	Comparison of actual results with the previous fiscal year

  Consolidated revenue

  The Government's total revenue for fiscal 2014-2015 was up $2 664 million from the previous fiscal year, essentially as a result of an increase of $2 675 million in own-source revenue and a decrease of $11 million in federal government transfers.

  Own-source revenue

  The increase of $2 675 million, or 3.6%, in own-source revenue is due mainly to:

    a $1 870-million climb in revenue from income and property taxes, caused primarily by:

—

  an increase of $1 344 million in personal income tax revenue, stemming mainly from growth in the average weekly remuneration and number of jobs compared with the previous fiscal year, a rise in retirement income and an increase in other income subject to personal income tax;

—

  a $212-million climb in corporate tax revenue, attributable largely to the increase in the contribution of financial institutions, the announced 20% reduction in the rates of many refundable tax credits and the increase of the net operating surplus of corporations;

—	growth of $146 million in contributions for health services, owing in particular to the increase in income subject to the progressive health contribution;

    a $192-million rise in revenue from consumption taxes, resulting mainly from:

—	growth of $281 million in sales tax revenue, attributable largely to an increase in taxable sales;

—	a $95-million decline in fuel tax revenue, due notably to a decrease in taxable sales;

    a $323-million rise in revenue from duties and permits, which is explained mainly by:

—	an increase of $185 million in greenhouse gas emission allowances resulting from:

	–	a climb of $221 million in revenue from the auction of these allowances;

	–	a $36-million decrease in revenue from the duty on fuel and fossil fuels, owing to the end of the collection of this duty from energy distributors on December 31, 2014;

—	a $56-million increase in mining duties, attributable in particular to the impact of the minimum mining tax payable under the new mining tax regime in effect since January 1, 2014;

—	growth of $41 million in forestry rights, due notably to an increase in the average price of timber;

—	a $20-million rise in registration fees;

—	a $15-million climb in revenue from other duties and permits;

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PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

4.	Variance analysis (cont’d)

4.2	Comparison of actual results with the previous fiscal year (cont’d)

  Consolidated revenue (cont’d)

  Own-source revenue (cont’d)

    growth of $158 million in Generations Fund revenue, resulting mainly from:

—	the allocation to the fund of $100 million in revenue from the specific tax on alcoholic beverages;

—	the deposit in the fund of $71 million from the indexation of the average cost of the supply of heritage electricity since April 2014;

—	the $24-million decrease in investment income.

  Federal government transfers

  The decrease of $11 million, or 0.1%, in federal government transfers, can be explained in particular by:

    a decline of $1 467 million related to the final payment of federal financial compensation for harmonization of the sales taxes. This federal compensation for harmonization of the QST with the GST amounted to $2 200 million and was paid in two instalments, one of $1 467 million in 2013-2014 and another of $733 million in 2012-2013;

    a rise of $1 453 million in equalization revenue, which can be explained essentially by, on the one hand, the incorporation of the upward adjustments to the population of Québec and stemming from the 2011 Census and, on the other hand, by the change in different variables that affect equalization revenue;

    a $54-million climb in transfer revenue for post-secondary education and other social programs, caused primarily by an annual increase of 3% in Canada’s envelope;

    a $43-million decrease in revenue from other federal programs, which takes into account the obtainment of a payment of $103 million from the federal government as a result of a claim made by Québec regarding an income stabilization payment for 1991-1992.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

4.	Variance analysis (cont’d)

4.2	Comparison of actual results with the previous fiscal year (cont’d)

  Consolidated expenditure

  The increase of $1 195 million, or 1.4%, in consolidated expenditure excluding debt service can be attributed to the following changes:

    an increase of $1 191 million, or 3.3%, in spending for the “Health and Social Services” mission, resulting from:

—	growth of $898 million in labour costs resulting essentially from:

–

  growth of $497 million in the remuneration expenses of institutions in the health and social services network, attributable to the salary indexation of 2.0% provided for in the collective agreements as of April 1, 2014, the salary scale progression and salaries and fringe benefits associated with the Act to modify the organization and governance of the health and social services network;

	–	a $256-million rise in the remuneration paid to general practitioners, specialists and pharmacists arising from the increase in the cost of professional acts;

–

  an increase of $102 million in the pension expense, attributable in particular to the taking into account of the new mortality tables for public and parapublic sector employees and to the financial compensation that the Government is committed to paying under the legislative amendments to RREGOP and the PPMP;

—

  a $290-million climb in spending attributable to an increase in the cost of medications for seniors and for people who receive financial assistance, the cost of the tax credit for home-support for seniors and the depreciation of fixed assets of agencies in the health and social services network;

    an increase of $302 million, or 1.5%, in spending for the “Education and Culture” mission, resulting in particular from:

—

  a $254-million climb in the remuneration expenses of school boards, stemming from salary indexation, salary scale progression and an increase in teaching staff following an increase in student clientele;

—	a $42-million rise in the remuneration expenses of CEGEPS, attributable primarily to the salary indexation provided for in the collective agreements and to salary scale progression;

—

  an increase of $31 million in the pension expense, attributable in particular to the taking into account of the new mortality tables for public and parapublic sector employees and to the financial compensation that the Government is committed to paying under the legislative amendments to RREGOP and the PPMP;

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PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

4.	Variance analysis (cont’d)

4.2	Comparison of actual results with the previous fiscal year (cont’d)

  Consolidated expenditure (cont’d)

    a decrease of $433 million, or 3.6%, in spending for the “Economy and Environment” mission, due in particular to the following changes:

—	a decrease of $210 million in the transfer expenditures of La Financière agricole du Québec, due to the decline in the contribution to the Fonds d’assurance stabilisation des revenus agricoles;

—	a $76-million decrease in provisions for the Economic Development Fund and the Northern Development Fund;

—

  a $329-million drop in the transfer expenditures of the Société de financement des infrastructures locales du Québec, attributable mainly to the end of the 2010-2014 plan and the implementation of the 2014-2019 plan for drinking water, wastewater and public transit infrastructure programs;

—

  growth of $162 million in the amounts related mainly to the refundable renovation tax credits, which can be explained in particular by an increase in the EcoRenov tax credit and the introduction of the LogiRénov tax credit in 2014-2015;

—	a $57-million rise in the expenditures of the Natural Resources Fund, due primarily to payments made under the 2013-2020 Climate Change Action Plan;

    an increase of $103 million, or 1.1%, in spending for the “Support for Individuals and Families” mission, stemming in particular from:

—	a rise of $68 million in subsidies from the Ministère de la Famille, due to the increase in the cost of spaces in childcare services and the increase in the number of spaces;

—	a $42-million increase in the amount related to the tax credits claimed for childcare expenses;

    an increase of $32 million, or 0.5%, in spending for the “Administration and Justice” mission, resulting notably from a $35-million increase in spending on contaminated sites.

  Lastly, debt service was down $328 million, or 3.1%, from 2013-2014. This decrease is due mainly to weak interest rates and to the growth in the investment income of the sinking funds relating to borrowings and the Retirement Plans Sinking Fund. The income of the sinking funds relating to borrowings and the Retirement Plans Sinking Fund is applied against debt service.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
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5.	Balanced Budget Act

  Budget balance

  The Balanced Budget Act stipulates that the Québec government may not incur a budgetary deficit. As at March 31, 2014 and 2015, the sections of the Act that prohibited such a deficit were not applicable to fiscal 2009-2010 to 2012-2013. The amendments to the Act, effective April 21, 2015, extended this period to include 2013-2014 and 2014-2015. In accordance with the Act, currently in effect, the budgetary deficit presented in the Budget for fiscal 2014-2015 stood at $2 350 million.

  Fiscal 2014-2015 ended with a budget balance in deficit, representing the results of operations for the year, i.e. $1 143 million, which take into account the allocation of $1 279 million to the Generations Fund. In addition, after taking the accounting changes of $418 million into consideration, the budgetary balance is in deficit by $725 million.

Budget balance within the meaning of the Balanced Budget Act
FISCAL YEAR ENDED MARCH 31, 2015
(in millions of dollars)
	Budget	Actual results as at
	2014-2015	March 31, 2015

Annual surplus (deficit)	(1 049)	136

Revenue of the Generations Fund
Revenue	(1 301)	(1 279)

Budget balance representing the results for the operations of the year	(2 350)	(1 143)

Accounting changes(1)

Application of IFRS – Hydro-Québec(2)		124

Adjustment to revenue for previous years –
Consumption taxes(3)		294
	–	418

Budget balance	(2 350)	(725)

(1)	The Balanced Budget Act (CQLR, chapter E-12.00001) provides for the treatment of accounting changes in the following sections:
	Section 2	“The budget balance for a fiscal year is the difference between the revenue and the expenditure established in accordance with the Government's accounting policies. It does not include:
		(1)	the revenue or the expenditure recorded in the Generations Fund established by the Act to reduce the debt and establish the Generations Fund (chapter R-2.2.0.1);
		(2)	the amounts relating to the application by a government enterprise of a new Canadian Institute of Chartered Accountants standard during a period prior to the changeover date proposed by the Institute.”;
Section 2.1	“The budget balance for a fiscal year is determined taking into account the accounting entries made directly in the accumulated deficit figures appearing in the Government's financial statements, if they are a consequence of the retroactive effect, from a date subsequent to 31 March 2006, of the correction of an error or change made during that fiscal year to the accounting policies of the Government or one of its enterprises.
...”
(2)	The application of International Financial Reporting Standards (IFRS) as of January 1, 2015 reduced revenue from Hydro-Québec for fiscal 2014-2015 by $161 M. Of this amount, the budget balance excludes, in accordance with the Act, $124 M for the period prior to the date of application of these standards, i.e. April to December 2014 (according to Appendix 8 of the consolidated financial statements, on pages 178 and 179).
(3)	Details are presented in Note 3 of the consolidated financial statements (p. 100).

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5.	Balanced Budget Act (cont’d)

  Generations Fund

  Budget 2014-2015 forecast that the revenue of the Generations Fund would amount to $1 301 million. Ultimately, the fund's revenue stood at $1 279 million, or $22 million less than forecast. The fund’s balance was $6 938 million as at March 31, 2015.

Revenue
FISCAL YEAR ENDED MARCH 31, 2015
(in millions of dollars)
	2015		2014

		Actual	Actual
	Budget	results	results
Revenue
Water-power royalties	752	761	763
Indexation of the average cost of heritage pool electricity	71	71
Specific tax on alcoholic beverages	100	100
Unclaimed property	10	32	19
Investment income	368	315	339
Total revenue	1 301	1 279	1 121

Change in Generations Fund balance
FISCAL YEAR ENDED MARCH 31, 2015
(in millions of dollars)
	2015	2014

Opening balance	5 659	5 238

Deposit from the Territorial Information Fund		300
Revenue	1 279	1 121
	6 938	6 659

Sums used to repay debts		1 000

Closing balance	6 938	5 659

  Note: Based on the data presented in Note 9 of the consolidated financial statements (p. 108 and 109).

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
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6.	Analysis of main trends

  The main trends analysis presented in this section uses data from the consolidated financial statements of the Gouvernement du Québec.

  The data used to determine the trends presented in this section must be analyzed taking into account the following items:

    the impact of the 2006-2007 accounting reform, which incorporated the organizations in the health and social services and education networks into the Government's reporting entity and revised the Government's accounting policies to bring them into complete conformity with Canadian public sector accounting standards;

    the impact of the line-by-line consolidation of organizations in the health and social services and education networks in 2009-2010. Previously, such organizations were accounted for using the modified equity method.

  For the purpose of calculating the annualized growth of revenue and expenditure, the data for 2009-2010 and subsequent years were brought in on a comparable basis, by taking into account the organizations in the health and social services and education networks using the modified equity method.

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6.	Analysis of main trends (cont’d)

  Budget balance within the meaning of the Balanced Budget Act

Change in revenue and expenditure	Change in budget balance
(in millions of dollars)	(in millions of dollars)

Note:

  The difference between the annual surplus (deficit) in the financial statements and the budget balance within the meaning of the Balanced Budget Act, stems mainly from the revenue allocated to the Generations Fund, the use of the stabilization reserve to maintain a balanced budget in a budgetary deficit situation, the taking into account of adjustments related to accounting changes, and the exclusion, in 2012-2013, of the loss of $1 876 M arising from discontinued operations following the closure of Hydro-Québec’s Gentilly-2 nuclear generating station.

  In fiscal 2006-2007 and 2007-2008, surpluses were posted to the stabilization reserve. In 2008-2009 and 2009-2010, the financial crisis and the global recession led to a substantial deterioration in the Government’s financial balances. The use of the stabilization reserve reduced the budget balance within the meaning of the Balanced Budget Act to zero in 2008-2009. The provisions of this Act, as adopted on April 21, 2015, which prohibit a budgetary deficit, did not apply to the 2009-2010 to 2014-2015 fiscal years. Over that period, the Government showed budgetary deficits annually in compliance with the Act. The return to a balanced budget is forecast for 2015-2016.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

6.	Analysis of main trends (cont’d)

  Revenue

Change in consolidated revenue
REVENUE BY SOURCE
(in millions of dollars)

(1)	Other revenue includes revenue from duties and permits, miscellaneous revenue and Generations Fund revenue.

  The Government's consolidated revenue rose from $63.7 billion to $95.9 billion from fiscal 2005-2006 to 2014-2015. The annual average growth of this revenue was 4.1%, while that of GDP was 3.1% over the same period.

  The own-source revenue of organizations in the health and social services and education networks has been included in consolidated revenue ever since these networks were consolidated line by line in 2009-2010. Such revenue, which amounts to roughly $4.0 billion, includes, among other things, school property taxes and various user contributions including tuition fees.

  Total revenue grew constantly, except in 2008-2009, when a decrease was recorded for revenue from income and property taxes.

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6.	Analysis of main trends (cont’d)

  Revenue (cont’d)

  Change in consolidated revenue (cont’d)

  Income and property taxes

  Revenue from income and property taxes increased from 2005-2006 to 2007-2008. It decreased in 2008-2009 and 2009-2010, due notably to the impact of the financial crisis and the recession on reported income as well as the fiscal measures implemented under the economic action plan to support the economy during the recession. The decline in income and property tax revenue also reflects the lowering of personal income tax in 2008 and the impact of the other fiscal measures announced in the 2007-2008 to 2009-2010 budgets on corporate taxes. Income tax revenue resumed its upward progression, reaching $41 735 million in 2014-2015. It grew by 3.3% per year on average from 2005-2006 to 2014-2015.

  Consumption taxes

  Revenue from consumption taxes increased from $12 609 million in 2005-2006 to $17 557 million in 2014-2015. The average annual growth rate for the period was 3.9% owing to sustained growth in retail sales, the successive one-percentage-point increases in the QST rate as of January 1, 2011 and January 1, 2012, and the harmonization of the QST with the GST as of January 1, 2013 for financial institutions. It has grown regularly since 2005-2006, except in 2009-2010 when it fell slightly.

  Federal government transfers

  Federal government transfer revenue rose from $11 122 million in 2005-2006 to $18 539 million in 2014-2015. Federal government transfer revenue grew by an average of 5.6% per year over the period. It thus increased from 2005-2006 to 2010-2011, despite the recognition in 2011-2012 of a decrease resulting mainly from a decline in equalization revenue because of Québec’s relatively good economic performance. Federal government transfer revenue grew in 2012-2013 and 2013-2014, notably because of payments totalling $2 200 million in federal compensation for harmonization of the sales taxes. Federal transfer revenue was fairly stable in 2014-2015 compared with the previous year.

  Government enterprises

  Revenue from government enterprises, which consists mainly of the results of Hydro-Québec, Loto-Québec and the Société des alcools du Québec, went from $4 554 million in 2005-2006 to $5 336 million in 2014-2015. Revenue from government enterprises grew by an average of 1.8% per year during that period.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
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6.	Analysis of main trends (cont’d)

  Revenue (cont’d)

  Change in consolidated revenue (cont’d)

  Other revenue

  Lastly, other revenue grew substantially from 2005-2006 to 2014-2015 owing to, among other things:

    the addition of user contributions and tuition fees following the line-by-line consolidation of organizations in the health and social services and education networks as of 2009-2010;

    the inclusion of new entities due to the change in status of certain bodies following the 2006-2007 accounting reform;

    the rise in revenue from penalties and interest related to the increase in assessments made by the Agence du revenu du Québec in recent years as part of efforts to fight tax evasion;

    the taking into account of water-power royalties and the other Generations Fund revenue as of January 1, 2007.

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6.	Analysis of main trends (cont’d)

  Expenditure

  Change in consolidated expenditure
  EXPENDITURE BY MISSION
  (in millions of dollars)

(1)	Other missions include the “Economy and Environment”, “Support for Individuals and Families” and “Administration and Justice” missions.

  Between 2005-2006 and 2014-2015, the Government's consolidated expenditure increased by $32.1 billion, from $63.7 billion to $95.8 billion. The average annual growth of this spending was 4.1%.

  Consolidated expenditure has risen since 2009-2010 due to the line-by-line consolidation of organizations in the health and social services and education networks. The impact of this spending on the annual deficit has been offset by including the networks' own-source revenue in consolidated revenue. In 2009-2010, consolidated expenditure increased by $3.7 billion.

  Health and Social Services and Education and Culture

  The expenditures of the “Health and Social Services” and “Education and Culture” missions have climbed constantly, and this trend has been even more pronounced in the health sector. As at March 31, 2015, spending for health and education accounted for 60.2% of consolidated expenditure and, of that share, 38.4% was for the “Health and Social Services” mission and 21.8% for the “Education and Culture” mission.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
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6.	Analysis of main trends (cont’d)

  Expenditure (cont’d)

  Change in consolidated expenditure (cont’d)

  Other missions

  The expenditures of all the other missions have also increased in recent years, particularly because of:

    the increase in spending related to investments in road network improvement, development and maintenance and in transportation systems;

    growth in spending on municipal affairs and the regions, particularly to improve access to housing and to contribute to the repair and construction of water supply and sewer systems and the treatment of municipal wastewater in all regions of Québec;

    growth in financial support for childcare centres and other day care services;

    the creation of new government bodies, such as the Société de financement des infrastructures locales du Québec, to provide municipal bodies with financial assistance for carrying out their infrastructure projects and the Green Fund, as part of measures to foster sustainable development and offer financial support to organizations active in the environment field;

    the increase in the budgets allocated to public safety, notably to cover costs related to the Sûreté du Québec, correctional services and policing affairs;

    the inclusion of new line-by-line consolidated entities due to the change in status of certain bodies, particularly the Société de l’assurance automobile du Québec and the Société des établissements de plein air du Québec;

    the increase in the expense related to the allowance for doubtful accounts, owing to the increase in assessments by the Agence du revenu du Québec as part of efforts to fight tax evasion.

  Debt service

  Debt service increased by an average of 3.3% per year between 2005-2006 and 2014-2015. It stood at $10 270 million in 2014-2015.

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6.	Analysis of main trends (cont’d)

  Fixed assets

  Change in the net book value of fixed assets
  (in millions of dollars)

  The net book value of fixed assets increased by $3.0 billion over the past year, from $60.7 billion as at March 31, 2014 to $63.7 billion as at March 31, 2015. This shows that annual investments in fixed assets have outstripped the related annual depreciation of the Government’s fixed assets as a whole. The remaining useful life of fixed assets is thus better today than it was a few years ago.

  Changes in the Government’s accounting policies have entailed two substantial increases in the net book value of fixed assets in the past 10 years:

    in 2006-2007, when it increased by $3.8 billion following the accounting reform, which changed the status of certain organizations from that of a government enterprise to that of a line-by-line consolidated non-budget-funded body;

    in 2009-2010, when it rose by $16.8 billion due to the addition of the stock of fixed assets of organizations in the health and social services and education networks following the line-by-line consolidation of these organizations.

  Fixed assets can be broken down into several different categories, including complex networks, which consist mainly of net investments in road infrastructure. Such investments accounted for 37.1% of the total net book value of fixed assets as at March 31, 2015.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
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6.	Analysis of main trends (cont’d)

  Gross debt

Government's gross debt
FISCAL YEAR ENDED MARCH 31, 2015
(in millions of dollars)
	Actual results	Actual results
	as at	as at
	March 31, 2015	March 31, 2014

Debts before deferred foreign exchange gains (losses)	192 750	181 032
Less
Debt contracted by the Financing Fund to finance government entreprises	(383)	(433) (1)
	192 367	180 599

Plus
Pension plans and other employee future benefits	28 172	28 672
Less
Generations Fund	(6 938)	(5 659)
Gross debt including advance borrowings	213 601	203 612

Less
Advance borrowings	(9 644)	(5 805)
Gross debt	203 957	197 807
As a % of nominal GDP	55.1%	54.8%

  Change in the Government’s gross debt
  (in millions of dollars)

(1)

  The value as at March 31, 2014 was reduced by $709 M to reflect the taking over by Financement-Québec of loans belonging to the Financing Fund made to entities not included in the Government’s reporting entity.

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6.	Analysis of main trends (cont’d)

  Gross debt (cont’d)

  Since the line-by-line consolidation of the financial results of organizations in the health and social services and education networks in 2009-2010, all debts contracted by these organizations have been included in those of the Government. Previously, only the portion of debt contracted by these organizations with bodies included in the Government’s reporting entity were taken into account. To take the different accounting methods into account, the gross debt trend analysis has been presented in two periods.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
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6.	Analysis of main trends (cont’d)

  Gross debt (cont’d)

  Increase of the gross debt from March 31, 2006 to March 31, 2009

  The gross debt, which stood at $139.7 billion as at March 31, 2006, reached $152.5 billion as at March 31, 2009. This represents an increase of $12.8 billion, resulting mainly from:

    investments, loans and advances of $5.8 billion some of which were made to government enterprises;

    investments of $5.1 billion by the Government in its fixed assets;

    a $2.1-billion increase in the Government's investments in the health and social services and education networks due notably to loans by Financement-Québec to finance their fixed assets.

  In addition, the payments to the Generations Fund reduced the gross debt by nearly $2.0 billion.

  Factors responsible for growth in the Government’s gross debt from March 31, 2006 to March 31, 2009
  (in millions of dollars)

Note:	The data for 2009-2010 and thereafter are not included in this chart because, following the line-by-line consolidation of the health and social services and education networks, they were not comparable with the data for 2005-2006 to 2008-2009.

(1)	Other factors include, in particular, the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

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6.	Analysis of main trends (cont’d)

  Gross debt (cont’d)

  Increase of the gross debt from March 31, 2009 to March 31, 2015

  Once the gross debt as at March 31, 2009 had been restated, following the line-by-line consolidation of organizations in the health and social services and education networks, it stood at $157.6 billion. It amounted to $203.9 billion as at March 31, 2015. Accordingly, for fiscal 2009-2010 to 2014-2015, the Government’s gross debt rose by $46.3 billion. This increase is due to:

    investments of $26.0 billion by the Government in its fixed assets;

    budgetary deficits of $16.4 billion;

    investments, loans and advances totalling $10.3 billion, some of which were made to government enterprises.

  The increase in the gross debt has been offset by:

    deposits in the Generations Fund, which brought the gross debt down by $6.0 billion;

    the change in other factors which lowered the gross debt by $0.4 billion.

  Factors responsible for growth in the Government’s gross debt from March 31, 2009 to March 31, 2015
  (in millions of dollars)

(1)	The budgetary deficits include the loss of $1 876 M arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station in 2012-2013.

(2)	Other factors include, in particular, the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

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7.	Results of the indicator analysis

  The financial indicator analysis aims primarily to clarify and explain the information contained in the consolidated financial statements.

  The Government presents eleven indicators to assess the state of its finances. These indicators are based on those proposed by the Public Sector Accounting Board in statements of recommended practices.

  Several indicators have been affected by the impact of the 2006-2007 accounting reform. This reform made it possible to bring the Government’s accounting policies into complete conformity with Canadian public sector accounting standards. It also made it possible to integrate the organizations in the health and social services and education networks into the Government’s reporting entity, initially at modified equity value and subsequently, in 2009-2010, on a line-by-line consolidation basis.

  For the purposes of this section, gross domestic product (GDP) corresponds to nominal gross domestic product.

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7.	Results of the indicator analysis (cont’d)

  Indicator 1: Assets (financial and non-financial) to total liabilities

  This indicator illustrates the extent to which the Government finances its current operations through borrowings. A ratio of over 100% indicates that a surplus was accumulated in the past and that the value of the Government's financial and non-financial assets is higher than that of its liabilities. A ratio of less than 100% indicates that a deficit was accumulated in the past and that the value of the Government's financial and non-financial assets is lower than that of its liabilities. An upward ratio illustrates a favourable trend.

  Financial and non financial assets
  (as a percentage of total liabilities)

  The ratio of financial and non-financial assets to total liabilities was 36.8% in 2005-2006. It rose to 45.6% as at March 31, 2010 due to the accounting reform of 2006-2007 and the line-by-line consolidation of organizations in the health and social services and education networks in 2009-2010. The ratio stood at 52.6% as at March 31, 2015. Taking the accumulated deficit into account, the value of assets is still lower than that of liabilities. In addition, an improvement can be observed in the ratio, showing that assets have climbed at a faster rate than liabilities. Over the past nine years, borrowings have been used mainly to finance fixed asset acquisitions.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

7.	Results of the indicator analysis (cont’d)

  Indicator 2: Gross debt to total revenue

  This indicator is intended to put the size of the Government's gross debt into perspective by comparing it with the Government's revenue. A declining ratio indicates a decrease in the relative weight of the gross debt.

  Gross debt
  (as a percentage of total revenue)

(1)	The increase in the ratio in 2012-2013 is due mainly to the recording of the loss of $1 876 M arising from discontinued operations following the closure of Hydro-Québec’s Gentilly-2 nuclear generating station, which reduced revenue accordingly. Excluding this loss, the ratio amounts to 213.7%.
(2)	The value of the gross debt as at March 31, 2014 was increased by $709 M to reflect the taking over by Financement-Québec of loans belonging to the Financing Fund made to entities not included in the Government’s reporting entity.

  In 2005-2006, the gross debt as a percentage of total revenue stood at 219.2%. From 2006-2007 to 2008-2009, the ratio increased slightly from 207.6% to 208.7%. From 2009-2010 to 2012-2013, it rose again, from 207.8% to 218.3%. In 2014-2015, it stood at 212.6%, a decrease compared to 2012-2013.

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

7.	Results of the indicator analysis (cont’d)

  Indicator 3: Expenditures by mission to total expenditure

  This indicator illustrates the trend in Government spending for a particular mission over time. To ensure the sustainability of all programs, the growth of spending for a mission must not be substantially higher than that of total spending.

  Expenditures by mission
  (as a percentage of total expenditure)

(1)	Other missions include the “Economy and Environment”, “Support for Individuals and Families” and “Administration and Justice” missions.

  The expenses of the “Health and Social Services” mission show an average annual progression of 5.4% from 2005-2006 to 2014-2015, compared with 4.1% for total consolidated expenditure, such that the proportion of this mission's expenses in expenditures as a whole rose from 35.3% to 38.4%. This indicator reflects the growing importance of expenditures for the “Health and Social Services” mission. It also reflects the ever-growing needs entailed, among other things, by the aging of the population.

  This indicator shows that the proportion of expenditures devoted to the “Education and Culture” mission has remained fairly stable, going from 20.9% to 21.8%. Regarding the other mission expenditures, their share to total expenditure went from 31.9% in 2005-2006 to 29.1% in 2014-2015.

  The share of total spending devoted to “Debt service” fell from 11.9% in 2005-2006 to 10.7% in 2014-2015. During that period, the average annual growth in “Debt service” was 3.3%.

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

7.	Results of the indicator analysis (cont’d)

  Indicator 4: Gross debt to GDP

  This indicator puts the Government's gross debt and its ability to pay into perspective, as measured by GDP. It is desirable that this ratio follow a downward trend as this reflects a decline in the relative weight of the gross debt.

  Gross debt
  (as a percentage of GDP)

(1)	The value of the gross debt as at March 31, 2014 was increased by $709 M to reflect the taking over by Financement-Québec of loans belonging to the Financing Fund made to entities not included in the Government’s reporting entity.

  The ratio of gross debt to GDP improved from 49.9% to 48.5% from 2005-2006 to 2008-2009. In 2009-2010, it stood at 51.9% on the basis of the line-by-line consolidation of the health and social services and education networks. It amounts to 55.1% in 2014-2015.

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

7.	Results of the indicator analysis (cont’d)

  Indicator 5: Debt representing accumulated deficits to GDP

  This indicator compares the debt representing accumulated deficits, or the debt not used to finance assets, with the Government's ability to pay, as measured by GDP. It is desirable that this ratio follow a downward trend as this means that the relative weight of the debt representing accumulated deficits is on the decline.

  Debt representing accumulated deficits
  (as a percentage of GDP)

Note:	Before taking into account the stabilization reserve.

  In 2005-2006, the ratio of the debt representing accumulated deficits to GDP stood at 32.7%. From 2006-2007 to 2008-2009, the ratio went from 33.1% to 32.8%. Since 2009-2010, the ratio of the debt representing accumulated deficits to GDP decreased from 34.7% to 32.7%.

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

7.	Results of the indicator analysis (cont’d)

  Indicator 6: Consolidated expenditure to GDP

  This indicator makes it possible to compare, over time, the growth rate of government spending with that of the economy. A decline in this indicator means that spending is growing less rapidly than the economy and makes it possible to assess the relative weight of the cost of public services in the economy.

  Expenditures (excluding debt service)
  (as a percentage of GDP)

  Expenditures excluding debt service as a percentage of GDP increased slightly between 2005-2006 and 2007-2008, going from 20.0% to 20.5%. In 2008-2009, the ratio rose to 21.1% because, particularly, of weak growth in GDP.

  Since fiscal 2009-2010, following the line-by-line consolidation of organizations in the health and social services and education networks, consolidated expenditure has incorporated the networks’ expenditures as a whole, which largely explains why the ratio rose to 23.4%. In fact, the Government kept spending growth above GDP in order to continue supporting the economy and maintain public services during the recession. Spending grew at a rate below that of GDP from 2010-2011 to 2012-2013, with the result that its relative weight in the economy fell, going from 23.3% to 22.7% in 2012-2013. In 2013-2014, the rate rose to 23.3%, particularly because growth in spending outstripped that of GDP. In 2014-2015, the rate decreased to 23.1% due to an increase of 1.4% in spending, while GDP was up 2.5%.

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

7.	Results of the indicator analysis (cont’d)

  Indicator 7: Debt service to total revenue

  This indicator illustrates the share of government revenue that must be allocated to debt service. It is desirable that this ratio follow a downward trend since this means that a larger share of revenue can be devoted to program spending.

  Debt service
  (as a percentage of total revenue)

  Overall, the proportion of budgetary revenue devoted to debt service has fallen since 2005-2006. In 2005-2006, the debt service to total revenue ratio was 11.9%. In 2009-2010, it stood at 10.0%, taking into account the line-by-line consolidation of organizations in the health and social services and education networks. In 2014-2015, it stood at 10.7%, which represents a decrease compared with 2013-2014.

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

7.	Results of the indicator analysis (cont’d)

  Indicator 8: Net book value of fixed assets to the cost of fixed assets

  This indicator shows the extent to which the estimated remaining useful life of tangible assets will enable the Government to supply products and services in the future.

  Net book value of fixed assets
  (as a percentage of the cost of fixed assets)

  The net book value to the cost of fixed assets indicator has risen significantly over the past 10 years, from 46.9% as at March 31, 2006 to 57.1% as at March 31, 2015. This shows that annual investments in fixed assets have outstripped the annual depreciation of the Government’s fixed assets as a whole. The average age and the remaining useful life of fixed assets are thus better today than they were a few years ago.

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

7.	Results of the indicator analysis (cont’d)

  Indicator 9: Own-source revenue to GDP

  This indicator shows the proportion of collective wealth that the Government must collect in order to fund public services. The Government's own-source revenue consists of income tax and other taxes, user fees and other revenue derived from its enterprises in particular. This revenue includes all of the Government's revenue, apart from transfers received from the federal government. A decline in this ratio over time tends to indicate that more created wealth is directly available to taxpayers.

  Own-source revenue
  (as a percentage of GDP)

(1)	The decline of the ratio in 2012-2013 is due mainly to the recording of the loss of $1 876 M arising from discontinued operations following the closure of the Hydro-Québec’s Gentilly-2 nuclear generating station, which reduced revenue accordingly. Excluding this loss, the ratio amounts to 20.4%.

  The ratio of own-source revenue to GDP increased from 2005-2006 to 2006-2007, going from 18.8% to 19.8%, primarily on account of Hydro-Québec’s additional earnings, resulting from the sale of its interest in certain enterprises. Over the following years, the ratio dropped, reaching 18.4% in 2008-2009, mainly because of the impact of the recession on the Government’s revenue. The ratio rose to 19.6% in 2009-2010, owing to the increase in own-source revenue caused by the line-by-line consolidation of organizations in the health and social services and education networks. It rose to 20.1% in 2011-2012 due to the increase in revenue required to restore fiscal balance. The loss arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station reduced the ratio to 19.9% in 2012-2013. It subsequently rose to 20.7% in 2013-2014 and settled at 20.9% in 2014-2015.

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

7.	Results of the indicator analysis (cont’d)

  Indicator 10: Transfers from the federal government to total revenue

  Transfers received from the federal government comprise equalization payments, payments from transfers for health care and for post-secondary education and other social programs, and amounts transferred by the federal government under various agreements. This indicator measures the portion of the Québec government's revenue that comes from the federal government.

  Federal government transfers
  (as a percentage of total revenue)

  The proportion of federal government transfers in total revenue remained fairly stable from 2005-2006 to 2006-2007, going from 17.4% to 17.2%. In 2007-2008, the proportion of federal government transfers in total revenue rose to 20.1% owing notably to a thorough reform of the equalization program. The proportion reached 21.8% in 2009-2010 particularly because of the incorporation of organizations in the health and social services and education networks and the increase in funds transferred by the federal government under various agreements. In 2011-2012, the proportion decreased to 19.8% mainly due to a decline in equalization revenue stemming from Québec’s relatively good economic performance. In 2012-2013 and 2013-2014, the proportion of federal government transfers in total revenue stood at 19.9%. It fell slightly in 2014-2015, to 19.3%, due to the end of payments of compensation for harmonization of the QST with the GST.

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

7.	Results of the indicator analysis (cont’d)

  Indicator 11: Debt in foreign currency to gross debt

  This indicator illustrates the degree to which the Government’s debt service may be affected by fluctuations in the Canadian dollar. A downward trend in the proportion of debt in foreign currency means that the vulnerability of debt service is on the decline.

  Debt in foreign currency
  (as a percentage of gross debt)

Note:	Gross debt including advance borrowings.

  From 2005-2006 to 2008-2009, the proportion of the debt in foreign currency fell, from 6.8% as at March 31, 2006 to 6.7% as at March 31, 2009. The proportion has fallen even further since 2009-2010, from 3.3% as at March 31, 2010 to 0% as at March 31, 2015, with the result that debt service is no longer vulnerable to fluctuations in the Canadian dollar relative to the currencies in which the Government holds part of its debt.

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

  APPENDIX 1

  Financial statistics

  These tables present the historical data for certain consolidated financial statement items over the past 18 years: these data correspond to those determined at the time of their original publication. However, a number of adjustments or reclassifications have been made to “Revenue” and “Expenditure” in order to present them according to the budgetary structure in effect for 2014-2015 and render them comparable with the historical data presented in the most recent budget plan.

  Historical data for consolidated financial statement items
  FISCAL YEAR ENDED MARCH 31
  (in millions of dollars)

Fiscal year	Revenue	Expenditure	(Deficit) or surplus(1)	Financial assets	Liabilities	Net debt(2)	Non-Financial assets (3)	Accumulated deficit(4)
2014-2015	95 937	95 801	136	70 178	(255 758)	(185 580)	64 419	(121 161)
2013-2014	93 231	94 934	(1 703)	62 701	(243 962)	(181 261)	61 372	(119 889)
2012-2013	87 997	90 512	(2 515)	62 015	(237 502)	(175 487)	57 392	(118 095)
2011-2012	86 410	88 198	(1 788)	60 060	(227 171)	(167 111)	52 989	(114 122)
2010-2011	82 863	85 253	(2 390)	56 345	(215 634)	(159 289)	47 387	(111 902)
2009-2010	78 604	81 544	(2 940)	49 235	(199 335)	(150 100)	42 483	(107 617)
Before the line-by-line consolidation of network organizations(5)
2008-2009	73 227	74 485	(1 258)	53 532	(182 325)	(128 793)	30 767	(98 026)
2007-2008	73 126	71 476	1 650	49 016	(173 334)	(124 318)	30 147	(94 171)
2006-2007	69 609	67 616	1 993	47 732	(169 923)	(122 191)	26 432	(95 759)
Before the reform of government accounting(6)
2005-2006	63 763	63 726	37	40 355	(145 038)	(104 683)	12 984	(91 699)
2004-2005	60 204	60 868	(664)	39 258	(138 300)	(99 042)	11 818	(87 224)
2003-2004	57 548	57 906	(358)	35 962	(132 987)	(97 025)	10 735	(86 290)
2002-2003	55 124	55 852	(728)	37 071	(132 528)	(95 457)	9 716	(85 741)
2001-2002	52 560	53 488	(928)	34 332	(126 593)	(92 261)	8 161	(84 100)
2000-2001	53 075	51 698	1 377	38 620	(126 828)	(88 208)	7 166	(81 042)
1999-2000	49 332	49 325	7	35 284	(124 170)	(88 886)	6 693	(82 193)
1998-1999	48 617	48 491	126	34 898	(123 359)	(88 461)	6 233	(82 228)
1997-1998	44 097	46 254	(2 157)	27 016	(115 420)	(88 404)	5 980	(82 424)

(1)	The budget balance within the meaning of the Balanced Budget Act is presented in Table 1.3 of this appendix (p. 60).
(2)	The net debt represents liabilities minus the financial assets presented in the consolidated statement of financial position.
(3)	Table 1.1 of this appendix (p. 56) presents the breakdown of the annual change in non-financial assets.
(4)	Table 1.2 of this appendix (p. 57 to 59) presents the breakdown of the annual change in accumulated deficits attributable to the comprehensive income of enterprises and to accounting changes.
(5)

  Judgment must be exercised in comparing the data for 2009-2010 and thereafter with those for prior years because of the impact of the line-by-line consolidation of organizations in the health and social services and education networks.

(6)	Judgment must be exercised in comparing the data for 2006-2007 and thereafter with those for prior years because of the impact of the December 2007 accounting reform.

55

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

  APPENDIX 1

  Financial statistics (cont’d)

Table 1.1 – Breakdown of the annual change in non-financial assets
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal Year	Current year change			Adjustments of the balance of non-financial assets(1)						Total change for fiscal year
	Net book value of fixed assets	Inventories and prepaid expenses	Net investment in the networks	Net book value of fixed assets		Inventories and prepaid expenses		Net investment in the networks
2014-2015	2 980	34		33						3 047
2013-2014	3 977	3								3 980
2012-2013	4 863	49		(279)	(2)	(230)	(3)			4 403
2011-2012	5 350	252								5 602
2010-2011	4 923	(19)								4 904
2009-2010	4 226	83		16 112	(4),(5)	334	(5)	(9 039)	(5)	11 716
2008-2009	2 297	46	622	(290)	(6)			(2 055)	(7)	620
2007-2008	1 457	30	487	1 639	(8)			102	(8)	3 715
2006-2007	1 219	10	1 002	2 184	(9)	152	(10)	8 881	(11)	13 448
2005-2006	1 166									1 166
2004-2005	1 083									1 083
2003-2004	1 019									1 019
2002-2003	1 482			73	(12)					1 555
2001-2002	995									995
2000-2001	473									473
1999-2000	359			101	(13)					460
1998-1999	217			36	(14)					253
1997-1998	199			5 781	(15)					5 980

(1)	The opening balance for non-financial assets was changed due to accounting changes and data reclassifications.
(2)	The change in the transfer revenue accounting policy led to a $249-million downward adjustment in fixed assets.
(3)	The decrease stems from the change to the transfer spending accounting policy, which resulted in certain prepaid expenses being charged to expenditure.
(4)	The increase stems from the adoption of a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets.
(5)

  The incorporation of organizations in the health and social services and education networks using the line-by-line consolidation method instead of the modified equity method increased fixed assets by $15 642 M and inventories and prepaid expenses by $420 M. In addition, the net investment in the networks was eliminated because of the line-by-line consolidation of these organizations.

(6)	The decrease stems from the harmonization of the accounting policies of Immobilière SHQ with those of the Government, in regard to the amortization of the cost of fixed assets in results.
(7)

  The decrease stems from the harmonization of the accounting policies used by organizations in the health and social services network and by school boards with those of the Government, particularly in regard to the recording of fixed assets and the full application of accrual accounting to the revenue and expenditure of these organizations.

(8)	The increase stems from the line-by-line consolidation of Immobilière SHQ, following the change in its status as an enterprise.
(9)

  The increase stems from the line-by-line consolidation of certain bodies ($2 240 M), following the change in their status as an enterprise. The increase is reduced by a $56 M rise in the accumulated amortization of the Agence métropolitaine de transport following a review of its amortization policy.

(10)	The increase stems from the recording of the opening balance of inventories and prepaid expenses, as part of the 2006-2007 accounting reform.
(11)	The increase stems from the inclusion in the Government's reporting entity of organizations in the health and social services and education networks, as part of the 2006-2007 accounting reform.
(12)

  The increase stems from the capitalization of the cost of improvements to the premises of the Société Immobilière du Québec ($57 M) and the line-by-line consolidation of a body ($16 M), following the change in its status as an enterprise.

(13)	The increase stems from the revaluation of fixed assets recorded as part of the 1997-1998 accounting reform.
(14)	The increase stems from the capitalization of cadastral plan expenses.
(15)	The increase stems from the recording of the opening balance of fixed assets as part of the 1997-1998 accounting reform.

56

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

  APPENDIX 1

  Financial statistics (cont’d)

Table 1.2 –	Breakdown of the annual change in accumulated deficits attributable to the comprehensive income of enterprises and to accounting changes
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal year	Enterprises comprehensive income and other(1)	Restatements of accumulated deficits		Total for other factors	Restatement details
		Government enterprises	Departments and bodies
2014-2015	550	(2 252)	294	(1 408)

  Departments and bodies: $294 M for the adjustment to revenue for previous years, in respect of the sale tax, collected by Canada Revenue Agency from selected listed financial institutions;

  Government enterprises: ($2 252 M) in order to comply with International Financial Reporting Standards (IFRS).

2013-2014	(80)	(11)	—	(91)	Government enterprises: ($11 M) in order to comply with International Financial Reporting Standards (IFRS) IAS 19 – Employee Benefits.
2012-2013	(360)	—	(1 098)	(1 458)	Departments and bodies: ($988 M) for the accounting policy change made to take into account the recommendations of the revised accounting standard on government transfers (PS 3410) of the Public Sector Accounting Board (PSAB); ($110 M) to take into account the improvements to the method used to calculate tax revenue allowances.
2011-2012	(376)	(56)	—	(432)	Government enterprises: ($56 M) in order to comply with International Financial Reporting Standards (IFRS).
2010-2011	(229)	(253)	(1 413)	(1 895)

  Government enterprises: ($95 M) for obligations related to the decommissioning of fixed assets, ($158 M) for complying with International Financial Reporting Standards (IFRS).

  Departments and bodies: ($1 413 M) for contaminated land remediation obligations recorded as environmental liabilities.

2009-2010	(452)	(3 749)	(2 450)	(6 651)

  Government enterprises: ($3 758 M) for adopting the straight-line method for tangible fixed assets to replace a method not recognized by International Financial Reporting Standards (IFRS); $9 M for various items.

  Departments and bodies: ($1 234 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government to make it easier to incorporate these organizations into the Government's consolidated financial statements using the line-by-line consolidation method; $431 M for adopting a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets; ($683 M) for contaminated land remediation obligations recorded as environmental liabilities; ($1 129 M) for changing the valuation basis for calculating interest on the pension plans; and $165 M for changing the method used to record personal income tax collected by the federal government on behalf of Québec.

2008-2009	111	—	(2 708)	(2 597)	Departments and bodies: ($2 055 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government; ($290 M) for harmonizing the accounting policies of Immobilière SHQ with those of the Government in regard to the recognition of the cost of its fixed assets under results; ($193 M) for the change in the amortization period for the actuarial gains and losses of certain pension plans; and ($170 M) for contaminated land remediation obligations recorded as environmental liabilities.
2007-2008	303	(20)	(345)	(62)

  Government enterprises: ($28 M) for the change to the accounting policy for recording financial instruments; $8 M for a change concerning employee future benefits.

  Departments and bodies: ($345 M) for contaminated land remediation obligations recorded as environmental liabilities.

(1)

  Since fiscal 2006-2007, these data have corresponded to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, they corresponded to the foreign exchange translation adjustment, and for 1997-1998 to 1999-2000, to the surplus of the municipal assessment for fixed assets of the Corporation d’hébergement du Québec.

57

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

  APPENDIX 1

  Financial statistics (cont’d)

Table 1.2 –	Breakdown of the annual change in accumulated deficits attributable to the comprehensive income of enterprises and to accounting changes (cont’d)
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal year	Enterprises comprehensive income and other(1)	Restatements of accumulated deficits		Total for other factors	Restatement details
		Government enterprises	Departments and bodies
2006-2007	11	830	(6 894)	(6 053)

  Government enterprises: Change to the accounting policy for recording financial instruments.

  Departments and bodies: ($6 426 M) for the accounting reform, i.e. ($3 220 M) for including in the Government's reporting entity the vast majority of organizations in the health and social services and education networks; ($1 904 M) for recording revenue from income and property taxes, consumption taxes and duties and permits using the accrual method; ($484 M) for reevaluating the time when transfer expenditures should be recognized; ($335 M) for recognizing the grant portion arising from significant concessionary terms awarded for investments and loans granted; ($125 M) for the change to the policies for recording the Retirement Plans Sinking Fund; ($708 M) for applying the standards for financial instruments; $152 M for the change to the accounting policy for recording inventories and prepaid expenses; $198 M for the other components of the reform; and ($468 M) for the change to the accounting policy for contaminated land remediation obligations recorded as environmental liabilities.

2005-2006	24	(25)	(4 511)	(4 512)

  Government enterprises: ($25 M) for various items.

  Departments and bodies: ($3 384 M) for the change to the accounting policy for revenue from federal government transfers; ($270 M) for the change in the application of the accounting policy for the allowance for losses on guaranteed financial initiatives; ($264 M) for the new actuarial valuations of the pension plans; ($552 M) for the change in the recording of revenue from registration fees; and ($41 M) for harmonizing the accounting policies of consolidated organizations.

2004-2005	3	—	(273)	(270)	Departments and bodies: ($126 M) for the reassessment of school board subsidies and ($147 M) for the correction to the allowance for doubtful accounts.
2003-2004	(40)	(4)	(147)	(191)

  Government enterprises: ($4 M) for various items.

  Departments and bodies: ($96 M) for the change to one of the terms of application of the accounting policy for debts and ($51 M) for the adjustment to the accounts receivable of a consolidated body.

2002-2003	(122)	(421)	(370)	(913)

  Government enterprises: ($363 M) relating to the capping mechanism used in calculating deferred gains and losses on the basis of the real rate of return assumption at the Société d’assurance automobile du Québec and ($58 M) for other items.

  Departments and bodies: ($215 M) for correcting the error made by the Canada Customs and Revenue Agency; ($177 M) for recording employer contributions in respect of obligations relating to sick leave and vacations; ($14 M) for other items and $36 M for the change made in 2003-2004 to one of the terms of application of the accounting policy for debts. In this regard, expenditure for fiscal 2002-2003 was restated by $36 M.

2001-2002	88	(2 218)	—	(2 130)	Government enterprises: ($1 306 M) for foreign currency translation and ($912 M) for the introduction of a provision for deviations in the real rate of return.

(1)

  Since fiscal 2006-2007, these data have corresponded to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, they corresponded to the foreign exchange translation adjustment, and for 1997-1998 to 1999-2000, to the surplus of the municipal assessment for fixed assets of the Corporation d’hébergement du Québec.

58

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

  APPENDIX 1

  Financial statistics (cont’d)

Table 1.2 –	Breakdown of the annual change in accumulated deficits attributable to the comprehensive income of enterprises and to accounting changes (cont’d)
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal year	Enterprises comprehensive income and other(1)	Restatements of accumulated deficits		Total for other factors	Restatement details
		Government enterprises	Departments and bodies
2000-2001	—	(173)	(53)	(226)

  Government enterprises: ($235 M) following the adoption of Canadian accounting standards and $62 M for the change to the accounting policies for certain allowances and the actuarial liability.

  Departments and bodies: ($12 M) for sick leave and vacations and ($41 M) for the change to the accounting policy for recording certain building repair and upgrading expenditures.

1999-2000	26	16	(14)	28

  Government enterprises: $16 M following the adoption of Canadian accounting standards by the Corporation d’hébergement du Québec in 2000-2001. In this regard, revenue for 1999-2000 was restated by the same amount.

  Departments and bodies: $101 M for the reassessment of fixed assets following the 1997-1998 accounting reform and ($122 M) for other items and $7 M for the change made in 2000-2001 to the accounting policy concerning the recording of certain expenditures for the upgrading and repair of immovables. In this regard, expenditures for 1999-2000 was restated by $7 M.

1998-1999	7	—	63	70	Departments and bodies: $27 M for the accounting change in the recording of foreign exchange forward contracts and $36 M for capitalizing cadastral plan expenses.
1997-1998	24	—	(15 421)	(15 397)	Departments and bodies: ($13 173 M) for recording unrecorded pension plan obligations; ($6 693 M) for consolidating government enterprises, bodies and special funds; ($731 M) for the change to the method used to record borrowings; ($461 M) for recording public sector restructuring measures; and $5 637 M for recording fixed assets.

(1)

  Since fiscal 2006-2007, these data have corresponded to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, they corresponded to the foreign exchange translation adjustment, and for 1997-1998 to 1999-2000, to the surplus of the municipal assessment for fixed assets of the Corporation d’hébergement du Québec.

59

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

  APPENDIX 1

  Financial statistics (cont’d)

Table 1.3 –	Budget balance within the meaning of the Balanced Budget Act
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal Year	(Deficit) or surplus		Generations Fund	Sub-total	Accounting changes and other		Use (allocation) of the reserve	Budget balance(1)
2014-2015	136		(1 279)	(1 143)	418	(2)		(725)
2013-2014	(1 703)		(1 121)	(2 824)				(2 824)
2012-2013	(2 515)		(961)	(3 476)	1 876	(3)		(1 600)
2011-2012	(1 788)		(840)	(2 628)				(2 628)
2010-2011	(2 390)		(760)	(3 150)				(3 150)
2009-2010	(2 940)		(725)	(3 665)	58	(2)	433	(3 174)
2008-2009	(1 258)		(587)	(1 845)			1 845	-
2007-2008	1 650		(449)	1 201			(1 201)	-
2006-2007	1 993		(584)	1 409			(1 300)	109
Before the reform of government accounting(4)
2005-2006	37			37				37
2004-2005	(664)			(664)				(664)
2003-2004	(358)			(358)				(358)
2002-2003	(728)	(5)		(728)				(728)
2001-2002	(928)			(928)			950	22
2000-2001	1 377			1 377			(950)	427

(1)	The budget balance was determined in accordance with the Balanced Budget Act.
(2)	The Balanced Budget Act stipulates that the budget balance must:
	a)	not include the impact of the application of a new Canadian Institute of Chartered Accountants standard during a period prior to the changeover date proposed by the Institute;
b)

  take into account the impact of the accounting changes, related to a period after March 31, 2006, charged directly to accumulated deficits. This rule does not apply to accounting changes resulting from the implementation of the 2006-2007 accounting reform;

(3)

  The Balanced Budget Act provides for the exclusion, in the calculation of the budget balance for fiscal 2012-2013, of the result arising from discontinued operations following the decision to close the Gentilly-2 nuclear generating station, presented in Hydro-Québec’s annual consolidated financial statements.

(4)	Judgment must be exercised in comparing the data for 2006-2007 and thereafter with those for prior years because of the impact of the December 2007 accounting reform.
(5)	The deficit for 2002-2003 was adjusted by $34 M in subsequent years to take restatements into account.

60

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

  APPENDIX 2

Information by reporting sector
AS AT MARCH 31, 2015

  Consolidated operations include financial information from numerous departments, bodies, funds and enterprises. The Government’s financial framework presents consolidated financial forecasts for the revenue and expenditure of all of these entities, grouped by sector according to their control and accountability relationship with the Government. Criteria such as ministerial accountability, legal framework, scope of authority delegated to management, funding method, degree of autonomy and nature of activities are used to classify the entities in the different sectors.

  The following tables report on the operations of each of the sectors identified in the Government’s financial framework. Since it was possible to associate all revenue and expenditure items with a specific sector, it was not necessary to use allocation methods to allocate some of the items among two or more specific sectors.

61

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDIX 2

Information by reporting sector (cont’d)
AS AT MARCH 31, 2015

  Consolidated statement of operations by sector
  (in millions of dollars)

	Consolidated Revenue Fund (1)
									Specified
	General		Tax-funded		Government		Special		purpose
	Fund	(2)	transfers	(3)	enterprises	(4)	funds	(5)	accounts	(6)
REVENUE
Income and property taxes	30 586		6 411				2 108
Consumption taxes	17 160		230				2 303
Duties and permits	393						1 750
Miscellaneous revenue	1 236						1 779		212
Other revenue sources					5 336
Dividends paid by enterprises	4 524				(4 524)
Total own-source revenue	53 899		6 641		812		7 940		212
Québec government transfers							2 009
Federal government transfers	16 830						519		788
Total revenue	70 729		6 641		812		10 468		1 000
EXPENDITURE
Health and Social Services	32 213		535				1 708		176
Education and Culture	17 436		351				95		77
Economy and Environment	5 188		1 811				4 714		644
Support for Individuals and Families	6 379		3 196				356		5
Administration and Justice	4 126		748				1 643		98
Sub-total	65 342		6 641		-		8 516		1 000
Debt service	8 150						1 375
Total exenditure	73 492		6 641		-		9 891		1 000
ANNUAL SURPLUS (DEFICIT)	(2 763)		-		812		577		-

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2014-2015

APPENDIX 2

Organizations in
the health and	Organizations
Generations	Non-budget	social services	in the education	Consolidation	Consolidated
Fund	(7)	funded bodies	(8)	network	(9)	networks	(9)	adjustments	(10)	results
71	1 961	598	41 735
68	(2 204)	17 557
378	2 521
5 734	2 442	1 633	(4 066)	8 970
1 279	(11)	6 615
-
1 279	6 251	2 442	3 594	(5 672)	77 398
12 418	21 219	11 757	(47 403)	-
629	145	200	(572)	(12)	18 539
0 1 279	19 298	23 806	15 551	(53 647)	95 937

11 756	23 451	(33 046)	36 793
474	15 151	(12 679)	20 905
2 890	(3 789)	11 458
188	(477)	9 647
2 704	(2 591)	6 728
-	18 012	23 451	15 151	(52 582)	85 531
901	359	458	(973)	10 270
-	18 913	23 810	15 609	(53 555)	95 801
1 279	385	(4)	(58)	(92)	136

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDIX 2

Information by reporting sector (cont’d)
AS AT MARCH 31, 2015

(1)	The Consolidated Revenue Fund consists of money collected or received from various sources over which the Parliament of Québec has the power of appropriation. The fund comprises a general fund and special funds.
(2)	The general fund consists of money paid into the Consolidated Revenue Fund that has not been credited to a special fund under legislative provisions, as well as the expenditures of the National Assembly, persons appointed by it, departments and bodies administered by a minister whose budget is financed by appropriations allocated by the National Assembly. As stipulated in the Act respecting the Agence du revenu du Québec (CQLR, chapter A-7.003), tax revenue administered by the Agence du revenu du Québec on behalf of the Government is reduced by the related allowances for doubtful accounts. In addition, income and property tax revenue is reduced by the refundable tax credits provided for in the Taxation Act (CQLR, chapter I-3); since, within the meaning of the Act, these credits are payments on account of tax payable or, overpayments of tax payable. This sector also includes the activities of the Health Services Fund.
(3)	Tax revenue used to finance doubtful accounts related to this revenue and transfer expenditures made through the tax system are not subject to the allocation of appropriations by the National Assembly and are the focus of a specific reporting sector. A transfer expenditure made through the tax system is a refundable tax credit that provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.
(4)	Government enterprises are distinct legal entities that have the power to carry out commercial activities. The sale of their goods or delivery of their services target individuals or organizations not included in the Government's reporting entity. Therefore, these enterprises are financially autonomous in that their revenue from outside the reporting entity ensures that they carry out their activities and repay their debts on their own. Since their accounts are accounted for using the modified equity method, only their net surpluses for the fiscal year are presented in the table, after deducting the dividends paid into the general fund.
(5)	A special fund is a fund established by an Act to provide for certain financial commitments of a minister, a budget-funded body or a non-budget-funded body exercising an adjudicative function. Legislative provisions determine which sums paid into the Consolidated Revenue Fund must be credited to a special fund. The results of the special funds do not include the activities of the Health Services Fund and the Generations Fund.
(6)	A specified purpose account is a financial management mechanism created by a Government order in council under legislative provisions. It allows a department to account in a distinct way for funds paid into the Consolidated Revenue Fund by a third party under a contract or an agreement that provides for the allocation of the funds to a specific purpose.
(7)	The Generations Fund, created under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), differs from other funds in that it is dedicated exclusively to repaying the Government's debt.
(8)	Non-budget-funded bodies depend in whole or in part on departments for their funding. However, non-budget-funded bodies have more autonomy than those funded by budgetary appropriations. Although non-budget-funded bodies also answer to a minister, the legislation grants their management more extensive funding and operating powers.
(9)	The health and social services network includes health and social services agencies and public health and social services institutions (hospital centres, health and social services centres, rehabilitation centres, child and youth protection centres).
The education networks are made up of the school board network, the general and vocational college (CEGEP) network and the Université du Québec and its constituent universities network.
All of these organizations, which are funded largely through budgetary appropriations, are autonomous in regard to the delivery of public services. They are legal entities that are vested with the financial and administrative powers needed to provide public services, and they have a board of directors made up of elected or appointed local representatives from the area or sector served by each organization. In addition, the Government's ability to dispose of their assets is subject to major restrictions.
(10)	Consolidation adjustments stem mainly from the elimination of transactions and balances between entities in the different sectors. Therefore, the revenues and expenses of each sector are presented prior to the elimination of these items. However, transactions and balances between entities within the same sector are eliminated before the segment amounts are determined.
(11)	This revenue includes an amount of $71 M deposited in the Generations Fund from Hydro-Québec’s dividends.
(12)	The Québec government receives federal government transfer revenue whose received assets must be used for the purposes prescribed by the federal government in accordance with contracts or agreements entered into between the two parties. These funds are collected by the general fund and accounted for in specified purpose accounts. The sums are then paid to recipients when the latter become eligible. Consolidation adjustments are made to eliminate the federal transfer revenue related to the sums paid by the general fund to bodies included in the government’s reporting entity.

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDIX 3

Glossary

  The following terms are used in the sections “Analysis of the consolidated financial statements” and “Consolidated financial statements” contained in this volume.

  Accrual basis of accounting

  The accrual basis of accounting is an accounting method that involves taking into account, in determining an entity’s net results, the revenues the entity earned and the expenditures it incurred during a fiscal year without considering the moment the transactions were settled through cash receipts or disbursements or in any other manner.

  Advance borrowings

  Advance borrowings are borrowings made by the general fund of the Consolidated Revenue Fund in a fiscal year to meet its financial requirements in the next fiscal year.

  Budget balance

  The budget balance and its calculation method are defined in the Balanced Budget Act (CQLR, chapter E-12.00001).

  The budget balance measures the attainment of a balanced budget. For a given fiscal year, it is the result of the difference between the revenue and expenditure determined in accordance with the Government’s accounting policies and taking into account the following adjustments:

    Items not included in the budget balance:
i)	the revenue and expenditure recorded in the Generations Fund;

ii)	certain retroactive adjustments to revenue from government enterprises;

iii)	for fiscal 2012-2013, the result arising from discontinued operations following the decision to close the Gentilly-2 nuclear generating station, presented in Hydro-Québec’s annual consolidated financial statements.
    Items included in the budget balance:
i)	entries charged directly to the accumulated deficit, except for those resulting from:

(1)	the retroactive effect of any new Canadian Institute of Chartered Accountants standard[1] for the years preceding the changeover year proposed by the Institute;

(2)	accounting changes resulting from the 2006-2007 accounting reform appearing in the public accounts;

ii)	any amount needed from the stabilization reserve to maintain a balanced budget.

[1] The standards of the Canadian Institute of Chartered Accountants have been published by CPA Canada since November 1, 2013.

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDIX 3

Glossary (cont’d)

  Consolidation methods

  Line-by-line consolidation method

  The accounts of the Consolidated Revenue Fund, which include the general fund and the special funds, and the accounts of the other entities included in the Government’s reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government’s accounting policies and combined line by line; inter-entity transactions and balances are eliminated.

  Modified equity method

  Investment in government enterprises is accounted for using the modified equity method. According to this method, investments are accounted for at cost. The cost is adjusted annually by the Government’s share in the results of these enterprises with an offsetting entry to revenue, and by its share in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets that remain within the Government’s reporting entity. This method requires no harmonization of enterprises’ accounting policies with those of the Government.

  Consolidated Revenue Fund

  The Consolidated Revenue Fund consists of all money received or collected from various sources over which the Parliament of Québec has the power of appropriation. The fund comprises a general fund and special funds.

  Debt representing accumulated deficits

  The debt representing accumulated deficits consists of the accumulated deficits presented in the Government's consolidated financial statements, plus the stabilization reserve balance established by the Balanced Budget Act (CQLR, chapter E-12.00001).

  Derivative instruments

  Derivative instruments are instruments whose value fluctuates depending on an underlying instrument, regardless of whether the underlying instrument is actually held or issued.

  Financial assets

  Financial assets are assets that can be used to repay existing debts or to finance future transactions. They are not intended to be used to deliver public services.

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDIX 3

Glossary (cont’d)

  Financial instruments

  Financial instruments are liquid assets, equity securities in an entity or contracts that are both a source of financial assets for one of the two contracting parties and a source of financial liabilities or equity instruments for the other contracting party.

  General fund

  The general fund consists of money paid into the Consolidated Revenue Fund that has not been credited to a special fund under legislative provisions.

  Generations Fund

  Under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), the Minister of Finance deposits the sums that make up this fund with the Caisse de dépôt et placement du Québec. These sums are used exclusively for repaying the Government’s gross debt.

  Government accounting policies

  The Government’s accounting policies define how it must record financial transactions in its books and adequately report them to the general public. They are adopted by the Conseil du trésor and derive from the Canadian public sector accounting standards.

  Gross debt

  The gross debt corresponds to the sum of debts before deferred foreign exchange gains or losses and the liability regarding the pension plans and other employee future benefits. The balance of the Generations Fund is subtracted from this amount.

  The gross debt for a fiscal year does not include borrowings contracted by the Minister of Finance for the following fiscal year, or the portion of advances made to the Financing Fund established under the Act respecting the Ministère des Finances (CQLR, chapter M-24.01) that is attributable to the funding of bodies not contemplated by the first paragraph of section 89 of the Financial Administration Act (CQLR, chapter A-6.001) and to the funding of the government enterprises listed in Schedule 3 of this Act.

  Gross domestic product (GDP)

  GDP is the value of all goods and services produced within the geographical limits of a country or a territory during a given calendar year.

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDIX 3

Glossary (cont’d)

  Indicators

  Indicators are tools of measurement that make it possible to monitor and assess the attainment of an objective, the implementation of a strategy or the accomplishment of a task or an activity.

  Missions

  Missions are the basic activity areas of a government that constitute its raison d’être. In Québec, there are six missions: “Health and Social Services”, “Education and Culture”, “Economy and Environment”, “Support for Individuals and Families”, “Administration and Justice”, and “Debt Service”.

  Net debt

  The net debt corresponds to the difference between the Government’s financial assets and its liabilities. It consists of accumulated deficits and non-financial assets.

  Net financial requirements

  Net financial requirements are net liquid assets required by the Government for operating, equity investment and fixed asset investment activities.

  Non-financial assets

  Non-financial assets are assets used during the normal course of the Government’s activities to deliver public services.

  Own-source revenue

  Own-source revenue consists of revenue from income and property taxes, consumption taxes, duties and permits, miscellaneous sources, government enterprises and the Generations Fund.

  Reporting entity

  The Government’s reporting entity encompasses the financial transactions of the National Assembly, persons appointed by it, government departments and all of the bodies, funds and enterprises under the Government’s control. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss.

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDIX 3

Glossary (cont’d)

  Retirement Plans Sinking Fund (RPSF)

  Under the Financial Administration Act (CQLR, chapter A-6.001), the Minister of Finance may make long-term investments by depositing money from the general fund of the Consolidated Revenue Fund with the Caisse de dépôt et placement du Québec, up to an amount equal to the sums recorded as the pension plans liability, in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans.

  Sinking Fund relating to Government Borrowings

  Under the Financial Administration Act (CQLR, chapter A-6.001), the Minister of Finance may create a sinking fund to provide for the repayment of any borrowing that is part of the Government’s public debt. To that end, the Minister may, with the authorization of the Government, take out of the general fund of the Consolidated Revenue Fund any sum the Minister pays into the sinking fund. In addition, prudential liquid assets are kept in the sinking fund to enable the Government to fulfill its financial commitments in the event of major disruptions in financial markets.

  Special fund

  A special fund is a fund established by an Act to provide for certain financial commitments of a minister, a budget-funded body or a non-budget-funded body exercising an adjudicative function. Legislative provisions determine which sums paid into the Consolidated Revenue Fund must be credited to a special fund.

  Supercategories

  Supercategories consist of the categories used to account for expenditures. There are five expenditures supercategories.

  Transfer

  This supercategory includes expenditures that are paid out to provide beneficiaries with various forms of financial support. For the Government, these expenditures do not constitute direct acquisitions of goods or services or funds granted for the purpose of obtaining a return, as in the case of an investment.

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDIX 3

Glossary (cont’d)

  Remuneration

  This supercategory includes expenditures incurred for ordinary remuneration, overtime and certain other indemnities paid directly by the Government to permanent and part-time employees and to casual employees, including students and seasonal public sector employees. It also includes the remuneration of health professionals and benefits and other contributions paid by the Government in its capacity as an employer, particularly, contributions to the pension plans, the Québec Pension Plan, the Québec Parental Insurance Plan and employment insurance.

  Operating

  This supercategory includes expenditures incurred in the course of an entity’s administrative activities, apart from remuneration expenses, transfer expenses, doubtful accounts and other allowances, and debt service. In particular, it includes the estimated cost of reassessments and of the Government’s new obligations regarding the remediation of contaminated sites, as well as the depreciation of fixed assets.

  Doubtful accounts and other allowances

  This supercategory includes expenditures resulting from changes in the allowance for doubtful accounts, the allowance for losses on financial initiatives guaranteed by the Government and the valuation allowance for loans and portfolio investments.

  Debt service

  This supercategory includes interest on debts, minus the investment income of sinking funds for borrowings, and interest charges in respect of the pension plans and other employee future benefits. It also includes the amortization of premiums, discounts and costs related to the issue of borrowings and to debt management, as well as the amortization of foreign exchange gains and losses.

  CONSOLIDATED FINANCIAL

  STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

Statement of responsibility

  The Government is responsible for the integrity and objectivity of the consolidated financial statements. These statements are prepared by the Comptroller of Finance for the Minister of Finance in accordance with the provisions of section 86 of the Financial Administration Act (CQLR, chapter A-6.001) and the accounting policies disclosed in Note 1. The analysis of the consolidated financial statements contained in Volume 1 is prepared by the Ministère des Finances.

  To fulfil its accounting and financial reporting responsibilities, the Government maintains systems of financial management and internal control designed to provide reasonable assurance that transactions are duly authorized by Parliament and properly executed and recorded.

  The Comptroller of Finance takes care of government accounting and obtains all the information needed to meet its accounting requirements from government departments, bodies, enterprises and funds.

  The Government submits its consolidated financial statements for audit assurance to the Auditor General of Québec who, in its independent auditor’s report to the National Assembly, states the nature and scope of its audit as well as its opinion.

  The consolidated financial statements as part of the Public Accounts are tabled annually in the National Assembly by the Minister of Finance.

  On behalf of the Gouvernement du Québec,

Luc Monty	Simon-Pierre Falardeau, CPA, CA
Deputy Minister of Finance	Comptroller of Finance

  Québec, November 24, 2015

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

  Independent Auditor’s Report

  To the National Assembly,

  Report on the Consolidated Financial Statements

  I have audited the accompanying consolidated financial statements of the Government of Québec, which comprise the consolidated statement of financial position as at March 31, 2015, the consolidated statements of operations, accumulated deficit, change in net debt and cash flow for the year then ended, and a summary of significant accounting policies and other explanatory information included in the notes and the appendices.

  Government’s Responsibility for the Consolidated Financial Statements

  The Minister of Finance is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian public sector accounting standards and for such internal control as the Minister of Finance determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

  Auditor’s Responsibility

  My responsibility is to express an opinion on these consolidated financial statements based on my audit. I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

  An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by Government, as well as evaluating the overall presentation of the consolidated financial statements.

  I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my qualified audit opinion.

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

Basis for Qualified Opinion

  The Government of Québec did not record as at March 31, 2015 and 2014, in the consolidated statement of financial position, government transfers related to different assistance programs for the construction of tangible capital assets and other expenditures that are financed or to be financed by loans for which the work has been completed. These government transfers are currently reported as contractual obligations in Note 18 to the consolidated financial statements. This situation constitutes a departure from the accounting standard for government transfers (Canadian public sector accounting standards), which states that subsidies are recognized when they are authorized by the government as a result of the exercise of its enabling authority and when all eligibility criteria have been met by the recipients. This departure has also led me to express a modified opinion for the audit of the consolidated financial statements of the previous year. Considering the current recording of these government transfers, the following adjustments in accordance with the estimate established using available information are necessary for the consolidated financial statements of the Government of Québec to comply with Canadian public sector accounting standards:

	Estimated Increase (Decrease)
	In millions of dollars
	2015	2014
Consolidated statement of financial position
Loans and portfolio investments	(4,128)	(3,399)
Other liabilities	5,064	5,123
Net debt and accumulated deficit	9,192	8,522

Consolidated statement of operations
Expenditure
Health and Social Services	(58)	53
Education and Culture	38	168
Economy and Environment	679	189
Support for Individuals and Families	33	20
Administration and Justice	(22)	9
Annual surplus (2015) / Annual deficit (2014)	(670)	439

Note 18
Contractual obligations	(9,192)	(8,522)

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

  In addition to these adjustments, considering the absence of information enabling the identification of the work completed at the end of the fiscal year for a remaining balance of $2,896 million as at March 31, 2015 ($3,098 million as at March 31, 2014) in the category of contractual obligations “Grants for repayment of the principal on borrowings to be contracted by recipients” in Note 18, I am unable to determine the amount of the additional adjustments to be made to certain previously mentioned elements.

  Qualified Opinion

  In my opinion, except for the effects of the matter described in the Basis for Qualified Opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2015, and the results of its operations, changes in its net debt and its cash flows for the year then ended in accordance with Canadian public sector accounting standards.

  Report on Other Legal and Regulatory Requirements

  As required by the Auditor General Act (CQLR, chapter V-5.01), I report that, in my opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2015, and the results of its operations and the changes in its financial position for the year then ended in accordance with the accounting policies of the Government of Québec. These are presented in Note 1 to the consolidated financial statements and supplemented, in particular, by section 24.1 of the Financial Administration Act (CQLR, chapter A-6.001), which states that the only part of a multi-year transfer that must be recorded in the current fiscal year is the part that is both payable and authorized by Parliament.

  In accordance with the requirements of the Auditor General Act (CQLR, chapter V-5.01), I report that, in my opinion, these accounting policies have been applied on a basis consistent with that of the preceding year.

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

  Comments of the Auditor General

  The Auditor General Act (CQLR, chapter V-5.01) makes it possible to make any comments that I deem appropriate in my report on the consolidated financial statements of the government. In addition, the Canadian Auditing Standards provide that the auditor shall communicate to those charged with governance his views about significant qualitative aspects of the entity’s accounting practices and, when applicable, he shall explain why he considers that an important accounting practice that is acceptable according to the applicable financial reporting framework is not the most appropriate to the particular circumstances of the entity. It is in this context that I decided to make the following comments which complete my opinion on these financial statements.

  Recognition of Government Transfers (Subsidies)

  The basis for my qualified opinion expressed above arises from my interpretation of the accounting standard for government transfers, in light of the current conceptual framework as well as the in-depth knowledge of my organization about the financial and budgetary practices of the Government of Québec.

  Chapters 1 and 8 of the Report of the Auditor General of Québec to the National Assembly for 2011-2012 – Audit of Financial Information and Other Related Work as well as Chapters 2 of the reports for 2012-2013, 2013-2014 and 2014-2015 describe in a detailed manner the reasons supporting my opinion. They indicate specifically why the government’s accounting practice with regard to the recognition of government transfers is not the most appropriate. The government does not share my interpretation.

  Summarily, these chapters show that the government interprets that a transfer expenditure cannot be recognized as long as the appropriations have not been voted by parliamentarians. While acknowledging the authorities of the National Assembly, I note that government representatives are authorized to negotiate and enter into valid contracts. Accordingly, government transfers are authorized when a decision has been made by the government such that it no longer has any other realistic alternative than to proceed with the transfer. I therefore consider that a subsidy expenditure must be recognized as soon as the government has authorized it under its enabling authority and the recipients have incurred the eligible expenditures that entitle them to the subsidy.

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

  In order to follow up on representations made to it to obtain more precise indications to ensure a consistent interpretation of the standard throughout Canada, the Public Sector Accounting Board (PSAB) issued in November 2014 a request for information regarding the post-implementation review of the standard. This request is intended to assess the nature, extent and cause of issues raised by stakeholders and to identify the challenges of implementation, effects of the standard and areas for improvement. The deadline for receipt of comments was May 2015. In September 2015, the PSAB analyzed the preliminary results of the post-implementation review of the standard and requested its staff to prepare a document on follow-up options. It plans to review the document in December 2015. I will follow closely the evolution of standard-setting, as well as the PSAB’s work on the accounting standard for government transfers.

  Guylaine Leclerc, FCPA auditor, FCA
  Auditor General of Québec

  Québec, November 24, 2015

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

  Consolidated statement of operations
  FISCAL YEAR ENDED MARCH 31, 2015
  (in millions of dollars)

		2015		2014
(restated)
			Actual	Actual
Appendices		Budget(1)	results	results

6	REVENUE
	Income and property taxes (Note 4)	41 551	41 735	39 865
	Consumption taxes	17 657	17 557	17 365
	Duties and permits	2 506	2 521	2 198
	Miscellaneous revenue	9 670	8 970	8 932
8	Revenue from government enterprises	5 105	5 336	5 242
	Generations Fund revenue (Note 9)	1 301	1 279	1 121
	Own-source revenue	77 790	77 398	74 723
	Federal government transfers	18 607	18 539	18 550
	Total revenue	96 397	95 937	93 273

7	EXPENDITURE
	Health and Social Services	37 095	36 793	35 602
	Education and Culture	20 616	20 905	20 603
	Economy and Environment	12 413	11 458	11 891
	Support for Individuals and Families	9 623	9 647	9 544
	Administration and Justice	6 868	6 728	6 696
	Sub-total	86 615	85 531	84 336
	Debt service	10 831	10 270	10 598
	Total expenditure	97 446	95 801	94 934
	ANNUAL SURPLUS (DEFICIT)	(1 049)	136	(1 661)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)	Based on the data presented in Budget 2014-2015 of the Ministère des Finances tabled on June 4, 2014. Certain figures from Budget 2014-2015 have been reclassified for consistency with the presentation adopted in the consolidated financial statements.

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PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

  Consolidated statement of accumulated deficit
  FISCAL YEAR ENDED MARCH 31, 2015
  (in millions of dollars)

		2015	2014
Appendix			(restated)

	PREVIOUSLY ESTABLISHED ACCUMULATED DEFICIT, BEGINNING OF YEAR	(119 889)	(118 106)
	Accounting changes with restatement of previous years (Note 3)	294	64
8	Accounting changes made by government enterprises with restatement of previous years	(2 252)	(4 573)
	Restated accumulated deficit, beginning of year	(121 847)	(122 615)
8	Other comprehensive income items of government enterprises	550	2 429
	Annual surplus (deficit)	136	(1 661)
	ACCUMULATED DEFICIT, END OF YEAR	(121 161)	(121 847)

  The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

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CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

  Consolidated statement of financial position
  AS AT MARCH 31, 2015
  (in millions of dollars)

		2015		2014
Appendix				(restated)

FINANCIAL ASSETS
	Cash (Note 5)		2 247		1 363
	Short-term investments (Note 6)		10 434		6 593
	Accounts receivable (Note 7)		14 961		14 660
	Inventories and other assets intended for sale		33		35
8	Investment in government enterprises		24 094		22 736
	Loans and portfolio investments (Note 8)		10 613		8 980
	Generations Fund (Note 9)		6 938		5 659
	Deferred expenses related to debts		858		684
	Total financial assets		70 178		60 710
	LIABILITIES				0
	Accounts payable and accrued expenses (Note 10)		23 192		22 413
	Deferred revenue (Note 11)		6 014		5 731
	Other liabilities (Note 12)		4 924		5 019
	Federal government transfers to be repaid (Note 13)		238		475
	Pension plans and other employee future benefits (Note 14)		28 172		28 672
	Debts before deferred foreign exchange gains (losses) (Notes 15 and 16)	192 750		181 032
	Deferred foreign exchange gains (losses)	468	193 218	620	181 652
	Total liabilities		255 758		243 962
	NET DEBT		(185 580)		(183 252)
NON-FINANCIAL ASSETS
	Fixed assets (Note 17)		63 675		60 695
	Inventories		458		444
	Prepaid expenses		286		266
	Total non-financial assets		64 419		61 405
	ACCUMULATED DEFICIT		(121 161)		(121 847)
Contractual obligations (Note 18)
Loan guarantees (Note 19)
Contingencies (Note 20)

  The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

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PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

  Consolidated statement of change in net debt
  FISCAL YEAR ENDED MARCH 31, 2015
  (in millions of dollars)

		2015		2014
				(restated)
			Actual	Actual
Appendix		Budget(1)	results	results

	PREVIOUSLY ESTABLISHED NET DEBT, BEGINNING OF YEAR	(181 965)	(181 261)	(175 498)
	Accounting changes with restatement of previous years (Note 3)	-	294	64
8	Accounting changes made by government enterprises with restatement of previous years	(3 800)	(2 252)	(4 573)
	Reclassification of assets intended for sale in fixed assets	-	(33)	(30)
	Restated net debt, beginning of year	(185 765)	(183 252)	(180 037)

	Change due to fixed assets
	Acquisition (Note 17)	(9 166)	(7 316)	(7 569)
	Depreciation (Note 17)	3 632	3 547	3 460
	Disposals, reductions in value and other	-	789	129
	Total change due to fixed assets	(5 534)	(2 980)	(3 980)
	Change due to inventories and prepaid expenses	-	(34)	(3)
8	Other comprehensive income items of government enterprises	-	550	2 429
	Annual surplus (deficit)	(1 049)	136	(1 661)
	Net increase in the net debt	(6 583)	(2 328)	(3 215)
	NET DEBT, END OF YEAR	(192 348)	(185 580)	(183 252)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)	Based on the data presented in Budget 2014-2015 of the Ministère des Finances tabled on June 4, 2014.

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CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

  Consolidated statement of cash flow
  FISCAL YEAR ENDED MARCH 31, 2015
  (in millions of dollars)

	2015		2014
			(restated)
OPERATING ACTIVITIES(1)
Annual surplus (deficit)		136		(1 661)
Items not affecting liquid assets
Doubtful accounts	731		636
Allowances related to loans and portfolio investments and loan guarantees	164		202
Inventories and prepaid expenses	(34)		(3)
(Gains) losses on the disposal of assets	55		42
Depreciation of fixed assets	3 547		3 460
Amortization of deferred expenses related to debts	145		127
Amortization of deferred revenue related to the acquisition of fixed assets	(232)		(242)
Amortization of deferred foreign exchange (gains) losses	(32)		(18)
Amortization of discounts and premiums	(9)	4 335	10	4 214
		4 471		2 553
Change in financial assets and liabilities related to operations (Note 21)		(1 027)		1 387
		3 444		3 940
Activities related to pension plans and other employee future benefits
Cost of accrued benefits	2 535		2 401
Amortization of actuarial (gains) losses	897		806
Interest on obligations relating to accrued benefits	5 874	9 306	5 608	8 815
Benefits paid and plan-to-plan transfers		(5 644)		(5 463)
		3 662		3 352
Liquid assets provided by operating activities		7 106		7 292

INVESTING ACTIVITIES IN INVESTMENT(1)
Change in investment in government enterprises
Investments made	(47)		(165)
Investments disposed of and other	51		-
Results of government enterprises entered as revenue, less declared dividends	(812)	(808)	(977)	(1 142)

Change in loans and portfolio investments
Loans and portfolio investments made	(2 621)		(1 591)
Loans and portfolio investments disposed of and other	1 283	(1 338)	1 572	(19)
Liquid assets used for investing activities in investment		(2 146)		(1 161)

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  Consolidated statement of cash flow (cont'd)
  FISCAL YEAR ENDED MARCH 31, 2015
  (in millions of dollars)

	2015		2014
(restated)
FIXED ASSET INVESTMENT ACTIVITIES(1)
Acquisitions	(6 228)		(6 621)
Disposals	316	(5 912)	81	(6 540)

Liquid assets used for fixed asset investment activities		(5 912)		(6 540)

FINANCING ACTIVITIES(1)

Change in debts
Borrowings made	29 619		23 068
Borrowings repaid	(18 826)	10 793	(16 729)	6 339

Activities related to pension plans and other employee future benefits
Change in the Retirement Plans Sinking Fund and specific pension funds
Payments and benefits	(1 457)		(943)
Reinvestment of funds' investment income	(2 705)	(4 162)	(2 229)	(3 172)
Activities related to the Generations Fund
Change in the Generations Fund		(1 279)		(421)
Liquid assets provided by financing activities		5 352		2 746
Increase (decrease) in liquid assets		4 400		2 337
LIQUID ASSETS, BEGINNING OF YEAR		8 733		6 396
LIQUID ASSETS, END OF YEAR(2)		13 133		8 733

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)	Non monetary transactions must not be included in the consolidated statement of cash flow. They are itemized in Note 21, “Cash flow information”.
(2)	Liquid assets include cash in bank (Note 5) and short-term investments (Note 6).

86

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

  Notes to the consolidated financial statements

1.	Significant accounting policies

  The Gouvernement du Québec accounts for its financial transactions in accordance with the accounting policies adopted by the Conseil du trésor and described below. The primary source of reference for establishing these policies are the Canadian public sector accounting standards. When necessary, the information presented in these consolidated financial statements is based on the best estimates and judgment by the Government.

  Reporting entity

  The Government’s reporting entity encompasses the financial transactions of the National Assembly and persons appointed by the National Assembly, departments and all the bodies, funds and enterprises under the control of the Government. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss. The entities included in the Government’s reporting entity are listed in appendices 1 to 4 of these consolidated financial statements.

  Fiduciary transactions carried out by the entities mentioned in Appendix 5 of the consolidated financial statements are not included in the Government’s reporting entity.

  Consolidation method

  The accounts of the Consolidated Revenue Fund, which includes the general fund and the special funds, and the accounts of the other entities included in the Government’s reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government’s accounting policies and combined line by line; inter-entity transactions and balances are eliminated.

  Investment in government enterprises is accounted for using the modified equity method. According to this method, investments are accounted for at cost. The cost is adjusted annually by the Government’s share in the results of these enterprises with an offsetting entry to revenue, and by its share in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets that remain within the Government’s reporting entity. This method requires no harmonization of enterprises’ accounting policies with those of the Government.

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1.	Significant accounting policies (cont’d)

  A government enterprise has all of the following characteristics:

    it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court;

    it is vested with the financial and administrative power to carry out commercial activities;

    its main activity is the sale of goods or the delivery of services to individuals or to organizations not included in the Government’s reporting entity;

    it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources not included in the Government’s reporting entity.

  Revenue

  Revenue is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the revenue occurred. Revenue that would be too difficult to measure prior to reception is recorded at the time the funds are received. Sums received or receivable in regard to revenue that will be earned in a subsequent year are deferred and presented as deferred revenue.

  More specifically:

  Tax revenue (income and property taxes, consumption taxes)

  Tax revenue arises from transactions with no consideration in goods or services, for which taxpayers are required, under the tax legislation, to pay money to the Government in order to fund public services. Such revenue is recognized once the tax measures giving rise to it have been authorized by Parliament and a taxable event has occurred.

  Personal income tax revenue and health services contributions are recognized when the taxpayer earned the income subject to tax. Revenue not collected at the end of the fiscal year and refunds not yet issued are recorded on the basis of estimates established according to transactions that will take place in the three months following the end of the fiscal year.

  Revenue from school property taxes is recognized over the reference period for such taxes.

88

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

1.	Significant accounting policies (cont’d)

  Corporate income tax revenue is recorded at the time the funds are received, because amounts receivable or refundable cannot be accurately estimated. Taxable corporate income varies significantly from year to year and the time allowed for filing corporate returns does not allow complete information to be obtained in time to make the necessary adjustments to revenue on the closing date of the Government’s consolidated financial statements. An adjustment is made to account for notices of assessment issued before the end of the fiscal year.

  Revenue from consumption taxes is recognized at the time of the sale of the products or the delivery of the services, after deducting tax credits.

  Tax revenue does not take into account estimates concerning taxes due on unreported revenue within the time prescribed. These amounts are recorded when assessments are issued following tax recovery work or the filing of returns by taxpayers.

  In accordance with the tax legislation, refundable tax credits reduce related tax revenue. For the purposes of the Government’s consolidated financial statements, refundable tax credits that constitute transfers made through the tax system are reclassified and presented in expenditure, thus increasing revenue. A refundable tax credit constitutes a transfer when it provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.

  Duties and permits

  Revenue from duties and permits arises from transactions with consideration for which the Government grants a third party, in exchange for liquid assets, a right of use or an operating permit or issues a third party a certificate.

  Revenue from duties and permits is recognized when receivable. Where duty or permit revenue is refundable on demand and is linked to clearly identifiable goods and services that the Government must supply to the holder of the duty or the permit, the revenue is recognized over the reference period of such duty or permit.

  Miscellaneous revenue

  Revenue from the sale of goods or services and from user contributions is recognized when the goods are sold or the services are delivered.

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1.	Significant accounting policies (cont’d)

  Revenue from tuition fees is recognized over the duration of the training concerned.

  Interest income is recognized as it is earned. It ceases to be recorded when the recovery of interest or principal is not certain.

  Donation revenue, other than transfer revenue from governments, that is not designated by the donor for a specific purpose is recognized in revenue in the year of its donation. When such revenue is designated for a specific purpose, it is recognized in revenue according to the conditions of its designation. In the case of donations of fixed assets or donations of cash for the acquisition of fixed assets, the revenue is recognized at the same rate as the depreciation of the fixed assets. In the case of donations related to land, the revenue is recognized in the year of acquisition.

  Federal government transfer revenue

  Federal government transfer revenue is recognized in revenue for the fiscal year in which it is authorized by the federal government and in which the eligibility criteria are met, except if the stipulations imposed by that Government regarding the use of the sums received or the actions to be taken in order to keep them create an obligation that meets the definition of a liability. When the stipulations are general, the Government’s actions and/or communications, carried out at the date of the financial statements to clarify them may also create a liability. Once a liability is recognized, the transfer revenue is recorded in revenue as the obligations related to these stipulations are met.

  When the Government receives transfer revenue from other governments, the revenue is accounted for in the same way as federal government transfer revenue.

  Expenditure

  Expenditure is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the expenditure occurred.

  Remuneration and operating expenses

  Remuneration and operating expenses are recorded in the fiscal year during which the goods are consumed or the services are delivered. Operating expenses include in particular the annual depreciation of the cost of fixed assets.

90

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

1.	Significant accounting policies (cont’d)

  Transfer expenditures

  Transfers are economic benefits granted by a government to a recipient, for no consideration in goods or services. A multi-year transfer is a transfer that is spread over more than one fiscal year.

  Transfer expenditures are recognized during the fiscal year in which they are duly authorized, in accordance with the governance rules of the entity that grants them, and in which the recipients satisfied the eligibility criteria.

  Under the statutes in force, a transfer is authorized when Parliament and the Government have each exercised their power of authorization.

    The authorization of Parliament is granted in the case of a department or a budget-funded body during the voting of an appropriations act or the application of any other act authorizing the granting of appropriations. In the case of special funds, such authorization is granted during the approval of expenditure and investment forecasts by Parliament for a given fiscal year. In the case of other entities, this power of authorization is granted to their boards of directors by Parliament when their constituting acts are adopted.

    The Government’s power of authorization is exercised by the adoption of orders in council or decisions of the Conseil du trésor or by the conclusion of an agreement with the transfer recipient.

  Therefore, the Government retains its discretionary power in that it is not required to make transfers until Parliament and the Government have both exercised their power of authorization. The only part of a multi-year transfer that may be recorded in the accounts for a given fiscal year is the part that is both payable and authorized by Parliament for that year.

  Debt service

  Debt service includes interest on debts, reduced by the investment income of sinking funds for borrowings, and interest charges in respect of the pension plans and other employee future benefits. It also includes the amortization of premiums, discounts and costs related to the issue of borrowings and debt management, as well as the amortization of foreign exchange gains and losses. Interest charges resulting from transactions in foreign currency are translated into Canadian dollars at the rates in effect at the time of the transactions.

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1.	Significant accounting policies (cont’d)

  Financial assets

  Financial assets are asset items that may be used to repay existing debts or to fund future transactions; they are not intended to be used to deliver public services.

  Short-term investments

  Short-term investments are recorded at the lesser of cost and fair value.

  Accounts receivable

  Accounts receivable are initially recorded at cost and then brought down to their net recoverable value by means of an allowance for doubtful accounts. The annual change in this allowance is charged to expenditure.

  Inventories and other assets intended for sale

  Inventories and other assets intended for sale are evaluated at the lesser of cost and net realizable value.

  Investment in government enterprises

  Investment in government enterprises is recorded using the modified equity method.

  Loans and portfolio investments

  Loans and portfolio investments are recorded at cost.

  If loans and portfolio investments have significant concessionary terms, that is, there is a difference of over 25% between their face value and their present value at the average rate of government borrowings, the loans and investments are recorded at their present value when they take effect. The difference with their face value constitutes a “grant” component, which is recognized as a transfer expense. The interest income is then recognized over the lifetime of the loans and portfolio investments using the effective interest method.

92

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

1.	Significant accounting policies (cont’d)

  An allowance is recorded as a reduction in loans when the facts or circumstances point to a future loss. In the case of portfolio investments, an allowance is recorded when a durable loss in value is recognized. The annual change in these allowances is charged to expenditure. The write-off of any loan or portfolio investment reduces the cost as well as the allowance related to it; the remaining balance is charged to expenditure. The subsequent recovery is recorded as a reduction in expenditure.

  Generations Fund

  Demand and participation deposits in a particular fund of the Caisse de dépôt et placement du Québec are recorded at cost.

  At the time of disposition of participation deposits, the difference between the amount received and the book value of these units established using the average cost method is charged to results. Where participation deposits suffer a durable loss in value, their book value is reduced to reflect this decline and the resulting reduction in value is charged to results.

  The revenue and expenditure of the Generations Fund are recorded according to the Government’s accounting policies.

  Liabilities

  Liabilities are obligations of the Government toward third parties on the financial statement date arising from past transactions or events, and whose fulfilment will give rise to an outflow of resources representative of economic benefits in the future.

  Allowance for losses on guaranteed financial initiatives

  Obligations resulting from financial initiatives guaranteed by the Government, mainly loan guarantees are recorded on the basis of probable losses. The allowance is established on the balance of the guaranteed financial initiatives reduced by the estimated realizable value of the security and surety obtained. The annual change in the allowance is charged to expenditure.

  Probable losses are estimated by grouping financial initiatives into various risk classes and applying an average loss rate to each class, based on past experience and the nature of the initiatives. In the case of enterprises whose Government-guaranteed financial initiatives show an exceptionally high cumulative balance or are characterized by specific features, the estimate of probable losses relating to these initiatives is made using case-by-case analysis, regardless of risk class. Probable losses are revised annually.

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1.	Significant accounting policies (cont’d)

  Environmental liability

  Obligations resulting from the remediation of contaminated sites under the Government’s responsibility, or probably under its responsibility, are recognized as environmental liabilities when the contamination exceeds an existing environmental standard or when the Government is informed of such contamination, future economic benefits are expected to be given up and a reasonable estimate can be made. An environmental liability includes the estimated cost of contaminated site management and remediation. The cost evaluation is based on the best information available and is revised annually.

  Pension plans and other employee future benefits

  Obligations relating to the pension plans and other employee future benefits

  Obligations relating to defined-benefit pension plans and employee future benefit programs are evaluated using the projected benefit method prorated on years of service and the most probable assumptions set by the Government.

  The method used takes into account the way in which benefits payable by the Government are accrued by participants.

  In the case of the Survivor’s Pension Plan, the value of obligations is established using an actuarial method that determines the present value of the pensions accrued by beneficiaries as a result of the eligible person’s death.

  Retirement Plans Sinking Fund and specific pension funds

  The investments of the Retirement Plans Sinking Fund (RPSF) and specific pension funds and employee future benefit programs funds are valued at an adjusted market value. With this valuation method, the difference between the real return based on market value and the forecast return is amortized over five years.

  When the adjusted market value of a pension plan fund is higher than that of its obligations, the resulting surplus is capped through a valuation allowance so that the pension plans liability reflects only the future benefit that the Government expects to derive from this surplus.

94

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

1.	Significant accounting policies (cont’d)

  Accrued benefits expense

  The accrued benefits expense consists of the portion of the cost of benefits accrued during the year that is payable by the Government, the Government’s share of the cost of pension plan changes concerning previous years of service and the amortization of actuarial gains and losses in respect of the Government’s obligations relating to accrued benefits.

  Actuarial gains and losses determined during the revaluation of obligations stem from experience adjustments to forecast results and from changes to assumptions. They are recognized in expenditure using the straight-line method, as of the fiscal year following the year in which the actuarial gains and losses are taken into account in the value of obligations relating to accrued benefits. The amortization period corresponds to the expected average remaining service life (EARSL) of plan or program participants. The Government and Public Employees Retirement Plan (RREGOP), the Civil Service Superannuation Plan (CSSP), the Teachers Pension Plan (TPP) and the Pension Plan of Certain Teachers (PPCT) all have the same EARSL. In the case of the Survivor’s Pension Plan, the amortization period corresponds to the average remaining life expectancy of beneficiaries.

  Interest charges

  Interest charges correspond to the net difference between interest on obligations relating to accrued benefits and the anticipated investment income of the RPSF and specific pension funds and employee future benefit program funds, adjusted by the amortization of the actuarial gains and losses relating to these funds and by the change in valuation allowances.

  Annual interest is determined by applying, to the average value of the obligation relating to the accrued benefits of each plan or program, the discount rate related to that obligation. As for the annual return of a fund, it is obtained by applying, to the average balance of the fund, the rate of return stipulated in the actuarial valuations of the obligations of the related pension plans or the obligations of the employee future benefit program concerned.

  Actuarial gains and losses attributable to the use of the forecast rate of return are amortized using the straight-line method. In the case of the RPSF, the amortization period corresponds to the EARSL of pension plan participants. In the case of the other funds, it corresponds to the period set for amortizing the actuarial gains and losses related to the obligations of the pension plan or program concerned.

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1.	Significant accounting policies (cont’d)

  Debts

  Debts

  Borrowings are recorded at the amount received at the time of issue, adjusted by the premium or discount amortization to obtain the amount of principal repayable at maturity. The amortization is calculated using the effective rate for each borrowing.

  Issue expenses related to borrowings are deferred and amortized over the term of each borrowing using the straight-line method. The unamortized balance is included in deferred expenses related to debts.

  Borrowings in foreign currency are translated into Canadian dollars at the rates in effect on March 31 of the current year.

  Foreign exchange gains or losses resulting from the translation of borrowings are deferred and amortized over the remaining term of each borrowing using the straight-line method.

  Derivative instruments

  The Government uses derivative instruments to manage foreign exchange and interest rate risks related to debts. These instruments are recorded at cost.

  Derivative instruments used to manage the foreign exchange risk associated with the repayment of interest and principal on borrowings and with the cash management transactions such risk management entails, including currency swap contracts and foreign exchange forward contracts, are translated into Canadian dollars at the rates in effect on March 31 of the current year. The components of these instruments, namely, financial assets and liabilities, are offset against one another and presented in “Debts”.

  Interest rate exchanges stemming from interest rate swap contracts used to change exposure to interest rate risk over the long term are reconciled with interest charges for the borrowings with which these swap contracts are associated.

  Gains or losses on derivative instruments are deferred and amortized over the term of each contract. However, gains or losses on derivative instruments used to modify the interest rate risk are amortized over the term of the underlying security.

96

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

1.	Significant accounting policies (cont’d)

  Sinking Funds relating to borrowings

  Securities held by the sinking funds relating to borrowings are recorded at the amount paid at the time of purchase, adjusted by the premium or discount amortization to obtain the amount of principal receivable at maturity. The amortization is calculated on the basis of the effective rate for each security.

  The difference between the book value of a security and the amount received at the time of its disposal is charged to results.

  Non-financial assets

  Non-financial assets are assets used during the normal course of the Government’s activities to provide public services.

  Land in the public domain and natural resources, such as forests, water and mining resources, which the Government holds by virtue of the fact that they were devolved to the state and not purchased, are not recorded in the Government’s consolidated financial statements. Intangible items do not constitute non-financial assets for the Government.

  Fixed assets

  Fixed assets consist of acquired, built, developed or improved non-financial assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

  Fixed assets are recorded at cost and depreciated – except for land, which is not depreciated – using a logical and systematic method over a period corresponding to their useful life. Their cost includes financing charges capitalized during their construction, improvement or development.

  The cost of fixed assets held under capital leases is equal to the present value of minimum payments due. Fixed assets under construction or being developed or improved are not depreciated.

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PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

1.	Significant accounting policies (cont’d)

  Some fixed assets are acquired under private-public partnership agreements. These agreements are long-term contracts by which the Government involves one or more private partners in designing, building, maintaining and operating a public good, with or without funding from these partners. The fixed asset and the corresponding debt associated with it are accounted for in the “consolidated statement of financial position” when the risks and advantages associated with the ownership of the public good are devolved to the Government, for the most part, in accordance with the terms of the agreement.

  The cost of a fixed asset acquired under a private-public partnership agreement is equal to the lower of the present value of the cash flows associated with the fixed asset and the fixed asset's fair value. If the cash flows associated with the fixed asset cannot be isolated from those related to its operation, the cost of the asset is determined on the basis of its fair value. The fair value of the fixed asset is estimated on the basis of the agreement's specifications.

  Works of art and historic properties, such as paintings, sculptures, drawings, prints, photographs, films and videos are not recorded as fixed assets. Their cost is charged to expenditure for the fiscal year during which they are acquired.

  Fixed assets acquired through government transfer or through donation, including those acquired for a nominal value, are recorded at their fair value at the time of acquisition.

  Inventories

  Inventories consist of supplies that are consumed in the normal course of operations during the coming fiscal year(s). These inventories are valued at the lower of cost and net realizable value.

  Prepaid expenses

  Prepaid expenses represent outlays made before the end of the fiscal year for services the Government will receive during the coming fiscal years. These expenses are charged to expenditure when the Government receives the services acquired.

98

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

2.	Measurement uncertainty

  In preparing the consolidated financial statements, the Government has to make estimates and assumptions in order to evaluate and record certain asset, liability, revenue and expenditure items. These estimates are based on the most reliable data and the most probable assumptions available at the time, and involve judgment by the Government. They are revised annually to reflect new information as it becomes available.

  By their very nature, estimates are subject to measurement uncertainty. Therefore, actual results may differ from the Government's forecasts.

  Estimates are made for certain material consolidated financial statement items.

    Amounts receivable or repayable in regard to federal government transfers may vary because of possible differences between the assumptions made for fiscal and population data and the actual data.

    Obligations relating to pension plans and other employee future benefits may vary because of differences between the economic and demographic assumptions made for actuarial valuation purposes and the actual results.

    Environmental liabilities related to contaminated sites may vary because of differences between estimated management and remediation costs and actual costs.

    The value of certain allowances may vary because of differences between the assumptions made to evaluate the probability of collection or payment and the amount actually collected or paid.

    The value of investments in asset-backed term notes (ABTNs) may vary because of differences between the assumptions used to determine their current and their definitive value.

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PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

3.	Accounting changes

  Consumption taxes

  Under the Canada-Québec agreement regarding sales tax harmonization, Canada Revenue Agency (CRA) administers, since January 1, 2013, the Québec sales tax (QST) applicable to selected listed financial institutions that have carried on a business in Québec. CRA sent the Agence du revenu du Québec, in 2014-2015, data and amounts pertaining to such tax revenue for 2012-2013 and 2013-2014 fiscal years. In accordance with the accrual basis of accounting, the Government revised retroactively, with restatement, its financial results for previous years.

  This increased (decreased) the following items:

	2015	2014
Revenue
Consumption taxes	(155)	230
Annual surplus	(155)
Annual deficit		(230)
Financial assets
Accounts receivable	139	294
Net debt and accumulated deficits, beginning of year	(294)	(64)
Net debt and accumulated deficits, end of year	(139)	(294)

  Environmental liability

  A new accounting standard of the Public Sector Accounting Board (PSAB) on liability for contaminated sites (PS 3260) came into effect on April 1, 2014. In accordance with this new standard, a liability for remediation of contaminated sites must be recognized when the contamination exceeds an existing environmental standard, the government is directly responsible or accepts responsibility for the remediation, future economic benefits are expected to be abandoned and a reasonable estimate of the amount concerned can be made.

  The application of this new standard did not have a material impact on the recognition of the Government’s environmental liability. The Government's accounting policy in effect since April 1, 2006 is consistent with the liability recognition criteria under this standard.

  Government enterprises

  Changes were made to Hydro-Québec’s accounting policies; these changes are presented in Appendix 8, “Investment in government enterprises”, under the heading “Accounting changes made by government enterprises”.

100

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

4.	Tax-funded transfers

  In accordance with the tax legislation, refundable tax credits reduce related tax revenue. For the purposes of the Government’s consolidated financial statements, refundable tax credits that constitute transfers made through the tax system are reclassified and presented in expenditure, thus increasing revenue derived from income and property taxes. A refundable tax credit constitutes a transfer when it provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.

  Tax-funded transfers
  (in millions of dollars)

	2015						2014

	EXPENDITURE BY GOVERNMENT MISSION

	Health and			Support for
	Social	Education	Economy and	Individuals	Administration
	Services	and Culture	Environment	and Families	and Justice	Total	Total

INCOME - INCOME AND PROPERTY TAXES
Personal income tax
Refundable tax credits
Child assistance				2 203		2 203	2 206
Day care expenses				635		635	593
Home-support services for seniors	415					415	356
Caregivers	56					56	54
Education savings		67				67	64
Work premium				358		358	356
Medical expenses	56					56	53
LogiRénov			112			112	-
EcoRenov			147			147	17
Other	8	18	11		1	38	31
	535	85	270	3 196	1	4 087	3 730
Corporate tax
Refundable tax credits
Scientific research and experimental development			596			596	644
Construction of public access roads and bridges			33			33	110
Film production		190				190	231
Resources			95			95	141
Reporting of tips					73	73	77
Investment			164			164	133
Multimedia titles			122			122	153
E-business			385			385	270
Other		76	146			222	255
	-	266	1 541	-	73	1 880	2 014
	535	351	1 811	3 196	74	5 967	5 744

  The solidarity tax credit, worth $1 828 million as at March 31, 2015 ($1 784 million as at March 31, 2014), is not a transfer made through the tax system; it is an abatement since it is designed to refund certain taxes to low-income households. Therefore, this refundable tax credit is presented as a reduction of consumption tax revenue.

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PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

5.	Cash

(in millions of dollars)
	2015	2014

Cash in bank	2 699	2 140

Plus
Cash and notes on hand and outstanding deposits	329	299

	3 028	2 439
Less
Outstanding cheques	(781)	(1 076)
	2 247	1 363

102

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

6.	Short-term investments

(in millions of dollars)
	2015		2014

Treasury Bills	176		122
Notes	1 661		1 026
Deposit certificates	187		604
Term deposits	264		177
Banker's acceptances	4 919		2 064
Bonds	3 185		2 527
Other	42		73

	10 434	(1),(2)	6 593	(1),(2)

(1)	The weighted average interest rate for short-term investments was 0.86% (1.06% as at March 31, 2014). This rate corresponds to the effective rate for short-term investments held as at March 31. Short-term investments are highly liquid investments that the Government does not intend to keep for more than one year. These investments will mature in the coming fiscal year, except for certain transitional securities totalling $61 M, whose maturity dates range mostly from April 2016 to December 2019.
(2)	As at March 31, 2015 and 2014, the quoted market value of marketable securities on official markets was similar to the book value of these securities.

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PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

7.	Accounts receivable

(in millions of dollars)
	2015	2014
		(restated)

Agents and assignees
Income and property taxes	956	868
Consumption taxes	2 822	2 987
	3 778	3 855

Accounts receivable
Income and property taxes	3 369	3 340
Consumption taxes	943	909
Duties and permits	386	451
Miscellaneous revenue	3 003	3 002
Recoveries of expenditure and other	445	436
	8 146	8 138

Allowance for doubtful accounts	(1 908)	(1 936)
	6 238	6 202

Estimated accounts receivable – accrual basis	3 108	2 807
Revenue from government enterprises – dividends	234	111
Federal government transfers	1 512	1 618
Accrued interest on loans and portfolio investments	91	67

	14 961	14 660

104

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

8.	Loans and portfolio investments

(in millions of dollars)
	2015	2014

Loans	8 059	7 237
Portfolio investments	2 554	1 743

	10 613	8 980

  Loans by category
  (in millions of dollars)

			2015					2014

			Valuation					Valuation
	Loans	(1)	allowances	Total		Loans	(1)	allowances	Total

Other governments
Municipalities	1 003			1 003		1 079			1 079
Municipal bodies	2 008	(2)		2 008		1 219	(2)		1 219

	3 011		-	3 011		2 298		-	2 298

Enterprises, organizations, individuals and other
University establishments not included in the Government's reporting entity	2 789			2 789		2 747			2 747
Enterprises	2 049	(2),(3)	(1 035)	1 014	(4)	1 962	(2),(3)	(970)	992	(4)
Non-profit and fiduciary organizations	839		(61)	778		784		(60)	724
Students	659		(280)	379		675		(294)	381
Other	97	(2)	(9)	88		104	(2)	(9)	95

	6 433		(1 385)	5 048		6 272		(1 333)	4 939

	9 444		(1 385)	8 059		8 570		(1 333)	7 237

(1)	The loans granted to municipalities and municipal bodies bear interest at a weighted average rate of 3.69% (3.83% as at March 31, 2014). Those granted to university establishments not included in the Government’s reporting entity bear interest at a weighted average rate of 2.90% (2.88% as at March 31, 2014). Those granted to enterprises bear interest at a weighted average rate of 2.77% (3.05% as at March 31, 2014). Those granted to fiduciary and non-profit organizations bear interest at a weighted average rate of 1.70% (1.55% as at March 31, 2014). The majority of loans to students bear interest at a rate of 3.35% (3.50% as at March 31, 2014).
(2)	The guarantees received for the loans amounted to $349 M ($450 M as at March 31, 2014).
(3)	Certain loans had special repayment clauses based on royalties, for a total of $614 M ($573 M as at March 31, 2014).
(4)	The grant portion related to loans with significant concessionary terms reduced the value of these loans by $131 M ($136 M as at March 31, 2014).

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PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

8.	Loans and portfolio investments (cont’d)

  Schedule of loan payments receivable
  (in millions of dollars)

		University
		establishments
	Municipalities	not included in the		Non-profit and
Maturing on	and municipal	Government's		fiduciary
March 31	bodies	reporting entity	Enterprises	organizations	Students	Other	Total

2016	269	448	122	484	48	39	1 410
2017	276	488	140	27	48		979
2018	243	513	125	26	48		955
2019	233	275	92	35	48	1	684
2020	237	611	70	26	48		992
	1 258	2 335	549	598	240	40	5 020
2021-2025	1 038	221	247	86	139	4	1 735
2026-2030	410	120	132	28			690
2031-2035	179	113	69	34			395
2036-2040			148	24			172
2041 and thereafter				4			4
	2 885	2 789	1 145	774	379	44	8 016

No fixed maturity date	126			4		44	174
	3 011	2 789	1 145	778	379	88	8 190
Grant portion related to loans with significant concessionary terms			(131)				(131)

	3 011	2 789	1 014	778	379	88	8 059

106

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

8.	Loans and portfolio investments (cont’d)

  Portfolio investments by category
  (in millions of dollars)

	2015							2014
	Shares and
	capital		Participation		Bonds
	investments	(1)	deposits		and notes		Total	Total

Other governments
Federal and provincial governments					41		41	63
Municipalities and municipal bodies					199		199	66
	-		-		240		240	129

Enterprises, organizations and other
Enterprises	611	(2)			112		723	467	(2)
Non-profit and fiduciary organizations			886	(3)			886	837
Other	22				811	(4)	833	412	(4)
	633		886		923		2 442	1 716
Valuation allowances	(118)				(42)		(160)	(150)

	515		886		881		2 282	1 566

Sinking fund
for borrowings by university establishments not included in the Government's reporting entity					32	(5)	32	48

	515		886		1 153		2 554	1 743

(1)	As at March 31, 2015 and 2014, the quoted market value of marketable securities on official markets were similar to the book value of these securities.
(2)	The grant portion related to portfolio investments with significant concessionary terms reduced the value of these investments by $178 M ($186 M as at March 31, 2014).
(3)	The Government holds participation units in specific funds entrusted to the Caisse de dépôt et placement du Québec.
(4)	Asset-backed term notes (ABTNs) at a cost of $216 M ($218 M as at March 31, 2014) were held directly by the Government. Information on the ABTNs held by the Government is presented in Note 22, “Asset-backed term notes (ABTNs)”.
(5)	Under the University Investments Act (CQLR, chapter I-17), the Government created a sinking fund in which the amounts deposited by the responsible minister are allocated exclusively to the repayment of borrowings (principal and interest) for the funding of fixed assets of university establishments not included in the Government’s reporting entity.

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9.	Generations Fund

  The purpose of the Generations Fund, created under the Act to reduce the debt and establish the Generations Fund,1 is to reduce the Government’s debt. In accordance with this Act, the fund’s assets are used exclusively to repay the Government’s debt.

  Revenue
  FISCAL YEAR ENDED MARCH 31, 2015
  (in millions of dollars)

	2015		2014
		Actual	Actual
	Budget	results	results

Revenue
Water-power royalties	752	761	763
Indexation of the average cost of heritage pool electricity	71	71
Specific tax on alcoholic beverages	100	100
Unclaimed property	10	32	19
Investment income	368	315	339

Total revenue	1 301	1 279	1 121

[1]	CQLR, chapter R-2.2.0.1

108

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

9.	Generations Fund (cont’d)

  Change in the balance of the Generations Fund
  FISCAL YEAR ENDED MARCH 31, 2015
  (in millions of dollars)

	2015	2014

Opening balance	5 659	5 238

Plus
Deposits from the Territorial Information Fund		300
Revenue	1 279	1 121
	6 938	6 659

Less
Sums used to repay debts		1 000
Closing balance	6 938	5 659

  Financial position
  AS AT MARCH 31, 2015
  (in millions of dollars)

	2015	2014

Amounts managed by the Caisse de dépôt et placement du Québec
Demand deposits	146	61
Investment income receivable	31	37
Participation deposits(1)	6 673	5 487
	6 850	5 585
Accounts receivable	88	74

Fund balance	6 938	5 659

(1)	The Generations Fund acquired participation units in a specific fund at the Caisse de dépôt et placement du Québec (the Caisse). These units are repaid with prior notice according to the Caisse’s settlement terms and conditions at the market value of the fund’s net equity at the end of each month. The Generations Fund had 6 928 248 participation units with a total fair value of $8 004 M (5 844 937 participation units with a total fair value of $6 200 M as at March 31, 2014).

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10.	Accounts payable and accrued expenses

  (in millions of dollars)

	2015	2014

Remuneration	6 882	6 308
Income and taxes refundable
Income and property taxes	3 798	3 729
Consumption taxes	1 894	1 845
Suppliers	4 181	3 948
Advances from trust funds	138	123
Clearing accounts for collected taxes	420	496
Accrued interest on borrowings	2 615	2 668
Transfers	3 264	3 296

	23 192	22 413

110

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

11.	Deferred revenue

  (in millions of dollars)

	2015	2014

School property taxes	495	463
Registration and drivers license fees	707	702
Federal government transfers(1),(2)	2 897	2 600
Third-party donations(1),(3)	1 447	1 429
Guarantee fees for Hydro-Québec borrowings	154	154
Other	314	383

	6 014	5 731

(1)	This deferred revenue arises from stipulations made by the federal government or from externally imposed restrictions requiring that the assets received be used for specific purposes.
(2)

  This item included federal government transfer revenue of $42 M ($40 M as at March 31, 2014) accounted for in specified purpose accounts, i.e. $21 M ($16 M as at March 31, 2014) allocated to the acquisition of fixed assets and $21 M ($24 M as at March 31, 2014) allocated to other purposes.

(3)

  These donations are mainly from non-profit organizations, including foundations that provide financial support to public institutions in the health and social services network.
  This item included third-party donations revenue of $52 M ($42 M as at March 31, 2014) accounted for in specified purpose accounts allocated to other purposes than fixed asset acquisitions.

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11.	Deferred revenue (cont’d)

  Breakdown of deferred revenue – Federal government transfers and third-party donations
  (in millions of dollars)

	2015						2014
		New trans-
	Opening	fers and		Recognition		Closing	Closing
	balance	donations		in revenue		balance	balance

Federal government transfers
Allocated to the acquisition of fixed assets	2 118	170		170		2 118	2 118
Allocated to other purposes
Municipal and local infrastructures	347	458		188		617	347
Société d'habitation du Québec, Québec AccèsLogis and Affordable Housing programs	-	15		12		3	-
Maintenance of dams transferred by the federal government	11			2		9	11
Other	124	840		814		150	124
	482	1 313		1 016		779	482
	2 600	1 483		1 186		2 897	2 600

Third-party donations
Allocated to the acquisition of fixed assets	879	147		103		923	879
Allocated to other purposes	550	700	(1)	726	(1)	524	550

	1 429	847		829		1 447	1 429

(1)	These sums included contributions of $72 M from government enterprises.

112

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

12.	Other liabilities

  (in millions of dollars)

	2015	2014

Allowance for losses on guaranteed financial initiatives (Note 19)	726	666
Environmental liabilities (Note 20)	3 163	3 175
Obligations in respect of the sinking fund relating to borrowings by university establishments not included in the Government's reporting entity(1)	32	48
Obligations stemming from transfer agreements for the repayment of the principal on borrowings contracted or to be contracted by recipients(2)	1 003	1 130

	4 924	5 019

(1)	A sinking fund of $32 M ($48 M as at March 31, 2014) for borrowings by university establishments not included in the Government’s reporting entity has been earmarked to pay for these obligations. Information in this regard is given in Note 8, “Loans and portfolio investments”.
(2)	Obligations under transfer agreements for the payment of the principal on borrowings contracted or to be contracted by recipients stem from transfer programs administered by non-budget-funded bodies, primarily the Société de financement des infrastructures locales du Québec and the Société d’habitation du Québec. Since the constituting acts of these bodies allow them to authorize a transfer expenditure without having to obtain approval from Parliament through an appropriations act, such expenditures and the corresponding liabilities are recognized once the transfer agreement has been duly authorized by the body and the recipient has satisfied the eligibility criteria.
Under these transfer programs, the Government also subsidizes the interest, which will be covered by the recipients in subsequent years, estimated at $173 M ($224 M as at March 31, 2014).

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13.	Federal government transfers to be repaid

  (in millions of dollars)

	2015	2014

Equalization and Canada Health and Social Transfer	238	475

Note:	This item represents amounts related to measures adopted by the federal government to offset the decrease in transfers for 2003-2004 and 2004-2005. It is the remaining balance to be repaid out of an original amount of $2 377 M that does not bear interest and is repayable over 10 years until 2015-2016.

114

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

14.	Pension plans and other employee future benefits

  Liability regarding the pension plans and other employee future benefits
  (in millions of dollars)

	Value before	Unamortized
	unamortized	actuarial
	actuarial gains	gains
	and losses	(losses)	2015	2014

Pension plans
Obligations relating to accrued benefits	94 659	(6 943)	87 716	84 107
Retirement Plans Sinking Fund	(52 480)	(2 783)	(55 263)	(51 333)
Specific pension plan funds	(4 388)	(24)	(4 412)	(4 237)
	37 791	(9 750)	28 041	28 537
Other employee future benefits
Obligations relating to accrued benefits	1 657	(169)	1 488	1 422
Other employee future benefit funds	(1 402)	45	(1 357)	(1 287)
	255	(124)	131	135

	38 046	(9 874)	28 172	28 672

  The Government’s defined-benefit pension plans

  Several defined-benefit pension plans have been put in place by the Government for its employees, for the Members of the National Assembly and for the judges of the Court of Québec. The Government and participants contribute to the funding of all of these plans. Most government employees participate in the Government and Public Employees Retirement Plan (RREGOP). The other plans are for specific categories of employees, such as management personnel and the employees of the Université du Québec and its constituent universities.

  The Government allows its enterprises and the bodies not included in its reporting entity1 to participate in the pension plans that it has put in place. These enterprises and bodies thus pay contributions as an employer to the plans concerned.

[1]	Most of these bodies do fiduciary transactions for the Government or provide services to entities in its reporting entity.

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14. Pension plans and other employee future benefits (cont’d)

  Breakdown of participants by pension plan

	Number of active	Number of
	participants as at	beneficiaries as at
	December 31, 2014	December 31, 2014

Government and Public Employees Retirement Plan (RREGOP)	543 434	248 740
Pension Plan of Management Personnel (PPMP)	28 329	27 613
Retirement Plan for Senior Officials (RPSO)(1)	825	1 245
Teachers Pension Plan (TPP)(2)	34	38 394
Pension Plan of Certain Teachers (PPCT)(2)	20	5 177
Civil Service Superannuation Plan (CSSP)(2)	15	19 196
Superannuation Plan for the Members of the Sûreté du Québec (SPMSQ)	5 725	5 107
Pension plan of the Université du Québec (PPUQ)	8 962	4 025
Pension Plan of Peace Officers in Correctional Services (PPPOCS)	3 827	1 821
Pension Plan of the Judges of the Court of Québec and of Certain Municipal Courts (PPJCQM)	290	365
Pension Plan for Federal Employees transferred to Employment with the Gouvernement du Québec (PPFEQ)(3)	165	170
Pension Plan of the Members of the National Assembly (PPMNA)	121	420

	591 747	352 273

Note:	In addition to these plans, a number of defined-benefit plans have been put in place by government enterprises (Hydro-Québec, Investissement Québec and Loto-Québec). Information on the assets and liabilities of these plans is presented in the financial statements of these enterprises.
(1)	The RPSO is a special provision, provided for in section 23 of the Act respecting the PPMP (CQLR, chapter R-12.1), offered only to the members of senior management.
(2)	These plans have not admitted any new participants since July 1, 1973.
(3)	This plan has not admitted any new participants since its creation on January 1, 1992.

  The Government’s pension plans generate participants a set income upon retirement. This income is calculated on the basis of participants’ average income for the best paid years, generally five, and their number of years of service. The portion of benefits accrued after July 1, 1982 or, in the case of the PPUQ, after January 1, 2005, is partially indexed to the cost of living; the portion of benefits accrued before those dates is usually indexed.

116

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

14.	Pension plans and other employee future benefits (cont’d)

  Types of pension plans

  The Government’s defined-benefit pension plans can be divided into two types: “cost-sharing” and “cost-balance”. These two types of plans differ from one another in regard to the Government’s responsibility for funding the cost of accrued benefits and to the obligations relating to the payment of benefits.

  “Cost-sharing” plans

  So-called “cost-sharing” pension plans are joint plans for which the Government’s responsibility for payment of the benefits granted by the plan is limited to its share of the cost of benefits accrued by employees. Therefore, with this type of plan, the portion of obligations relating to accrued benefits for which the Government is responsible is taken into account in the pension plans liability presented in the Government’s consolidated financial statements.

  Regarding obligations relating to accrued benefits payable by participants and the net assets available for paying these benefits, the information is presented in the pension plans’ financial statements published by the Commission administrative des régimes de retraite et d'assurances (CARRA).

  “Cost-balance” plans

  So-called “cost-balance” pension plans are plans for which the Government covers the total cost of accrued benefits, net of the contributions paid by employees and certain employers. Therefore, with this type of plan, all obligations relating to accrued benefits are taken into account in the pension plans liability presented in the Government’s consolidated financial statements.

  Retirement Plans Sinking Fund

  The Government established the Retirement Plans Sinking Fund (RPSF) to create an asset for paying all or part of the pension plans’ benefits. The RPSF is for plans whose benefits are paid by the general fund of the Consolidated Revenue Fund.

  Under the Financial Administration Act,1 the Minister of Finance may make long-term investments with the Caisse de dépôt et placement du Québec, up to an amount equal to the balance of the non-budgetary pension plans account,2 by depositing money taken from the general fund of the Consolidated Revenue Fund to establish this sinking fund.

[1]	CQLR, chapter A-6.001
[2]	In this case, the balance of the non-budgetary pension plans account corresponds to the pension plans liability prior to taking the Retirement Plans Sinking Fund into account.

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14.	Pension plans and other employee future benefits (cont’d)

  In December 1999, under an agreement concluded during the renewal of the collective agreements of government employees, the Government set the objective that the book value of the sums accumulated in the RPSF would be equal, in 2020, to 70% of the value of its obligations relating to the accrued benefits of the pension plans of public and parapublic employees. This objective does not take into account the obligations of certain plans1 that have their own pension fund.

  Specific pension plan funds

  Presence of a pension plan fund

  In accordance with their provisions, certain pension plans have their own pension fund for the payment of accrued benefits. This fund is made up of the contributions of employers as well as those of participants if the participants contribute to a “cost-balance” plan. The Government may also be required to pay contributions into this fund.

  If the sums in a pension fund are insufficient to pay the benefits payable by the Government, the benefits are paid by the general fund of the Consolidated Revenue Fund. This situation does not apply to the PPUQ.

  The sums deposited in the pension plan funds are administered by the Caisse de dépôt et placement du Québec, except in the case of the PPUQ, where they are administered by a private trust.

  Absence of a pension plan fund

  In the case of pension plans that do not have a pension fund, benefits payable by the Government are paid out of the general fund of the Consolidated Revenue Fund. The contributions of participants and employers to these plans are thus paid into the general fund of the Consolidated Revenue Fund.

[1]	The following plans have their own pension funds: the PPUQ, the PPFEQ and the SPMSQ (for years of service accrued after December 31, 2006), and RREGOP, with regard to pension credits acquired following plan-to-plan transfers.

118

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

14.	Pension plans and other employee future benefits (cont’d)

  Characteristics of the Government’s defined-benefit plans

	Types of plan
							Expected average
					Presence of		remaining service
	Cost-			Cost-	a specific		life (EARSL)
Plans	sharing		(1)	balance	fund		(in years) (2)
RREGOP
– regular service(3)	✓	50.0%	(4)				15
– service transferred from the TPP and the CSSP				✓			15
– pension credits acquired following plan-to-plan transfers				✓	✓		15
PPMP
– regular service(3)	✓	50.0%	(4)				10
– service transferred from the TPP and the CSSP				✓			10
– RPSO				✓			10
TPP				✓			15
PPCT				✓			15
CSSP				✓			15
SPMSQ
– regular service since January 1, 2007	✓	66.7%			✓	(5)	16
– regular service prior to January 1, 2007				✓			16
PPUQ				✓	✓		11
PPPOCS(6)	✓	54.0%	(7)				14
PPJCQM				✓			10
PPFEQ				✓	✓		7
PPMNA				✓			5

(1)	The percentage indicated represents the portion of obligations relating to accrued benefits payable by the Government.
(2)	The amortization period for the plan’s actuarial gains and losses corresponds to the EARSL of the participants in this plan.
(3)	Contributions paid by employers required to pay contributions are deposited in a transitional fund. This fund is liquidated regularly because the sums deposited in it are used to pay benefits.
(4)	The Government’s portion is 58.3% in the case of benefits accrued prior to July 1, 1982.
(5)	Every three years at the latest, the Government must pay its contributions into the fund, as determined by the actuarial valuations realized for that purpose.
(6)	The Government has recognized an interest-bearing obligation in respect of this plan for contributions paid by participants into the general fund of the Consolidated Revenue Fund before January 1, 2013. This obligation will be repaid over four years, as of July 1, 2013, through annual payments into the contribution fund of participants in this plan.
(7)	The Government’s portion is 46.0% in the case of benefits accrued prior to January 1, 2013.

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14.	Pension plans and other employee future benefits (cont’d)

  Breakdown of the pension plans liability
  (in millions of dollars)

	Value before
	unamortized	Unamortized
	actuarial gains	actuarial gains
	and losses	(losses)	2015	2014
Obligations relating to accrued benefits
RREGOP
– regular service	52 514	(3 246)	49 268	46 399
– transferred service	2 836	(138)	2 698	2 731
PPMP
– regular service	10 841	(969)	9 872	9 099
– transferred service	1 146	(90)	1 056	1 065
– RPSO	1 518	(182)	1 336	1 240
TPP	11 253	(1 340)	9 913	10 143
PPCT	1 332	(211)	1 121	1 145
CSSP	3 816	(266)	3 550	3 691
SPMSQ	4 164	(266)	3 898	3 776
PPUQ	3 560	(140)	3 420	3 180
PPPOCS	674	(20)	654	755
PPJCQM	632	(46)	586	556
PPFEQ	159	(11)	148	138
PPMNA	214	(18)	196	189
	94 659	(6 943)	87 716	84 107

Retirement Plans
Sinking Fund	(52 480)	(2 783)	(55 263)	(51 333)

Specific pension plan funds
PPUQ fund	(3 258)	(48)	(3 306)	(3 145)
SPMSQ fund	(358)	25	(333)	(317)
Other pension plan funds	(832)	(1)	(833)	(826)
Valluation allowance – Other funds	60	0	60	51
	(4 388)	(24)	(4 412)	(4 237)

	37 791	(9 750)	28 041	28 537

120

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

14.	Pension plans and other employee future benefits (cont’d)

  Change in obligations relating to accrued benefits
  (in millions of dollars)

	2015	2014

Obligations, beginning of year	91 859	87 629
Cost of accrued benefits	2 280	2 230
Interest on obligations	5 784	5 521
Compensations(1)	137	59
Benefits paid	(5 517)	(5 326)
Plan-to-plan transfers	33	28
Actuarial (gains) losses	70	1 707
Change in obligations relating to certain pension credits (2)	13	11

Obligations, end of year	94 659	91 859

(1)	In renewing the collective agreements and working conditions of its employees, the government entered into agreements with the employees in 2010 and 2011 on the funding of RREGOP and the PPMP. These agreements provide for the payment of compensation by the Government into the contribution funds of participants in these plans in order to limit the increase in the contributions they pay. The agreement providing for the payment of compensation for funding the PPMP expires on December 31, 2016.
(2)	The Government's obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or to the actuarial value of the fund created to provide for their payment, whichever is higher.

  Actuarial valuations

  Every three years, the value of obligations relating to accrued benefits under the pension plans is determined by actuarial valuations. The value of these obligations is extrapolated for the period between two actuarial valuations.

  CARRA actuaries conduct actuarial valuations for all of the plans, except the PPUQ, whose valuation is prepared by an actuary firm from the private sector. The value as at March 31, 2015 of obligations relating to accrued benefits was determined using actuarial valuations as at December 31 of the years presented in the table below:

  Date of the most recent actuarial valuations

December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011
(Filed in 2014-2015)	(Filed in 2014-2015)	(Filed in 2013-2014)	(Filed in 2012-2013)
PPUQ	RPSO	RREGOP and PPMP	RREGOP and PPMP
	PPPOCS	- Service transferred from	- Regular service
	PPJCQM	the CSSP and the TPP	TPP
	PPFEQ	RREGOP	CSSP
	PPMNA	- Pension credits related to plan-to-plan transfers
- Redemption of years of service
PPCT
SPMSQ

Note:	The filing year corresponds to the government fiscal year for which an actuarial valuation of the plan is required, based on the timetable for preparing the valuation.

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14.	Pension plans and other employee future benefits (cont’d)

  Main economic assumptions used
  (in percent)

	Plans administered by
	CARRA		PPUQ
		2025 and		2025 and
	2015-2024	thereafter	2015-2024	thereafter

Yield, net of inflation	4.45	4.45	4.25	4.25
Inflation rate	2.05	2.50	2.05	2.50
Discount rate for obligations relating to accrued benefits	6.50	6.95	6.30	6.75
Salary escalation rate, net of inflation	0.59	0.50	0.50	0.50

  Changes in the assumptions used in actuarial valuations may lead to an increase or decrease in the value of obligations relating to accrued benefits. The table presented below, which takes the main economic and demographic assumptions into account, shows the impact of a change of 0.25% in the value of obligations for the four main pension plans, i.e. RREGOP – regular service, the PPMP – regular service, the TPP and the CSSP. The table also shows the impact of a half-year difference in life expectancy. According to current assumptions for the RREGOP, the life expectancy of beneficiaries aged 60 is 25.2 years for a man and 28.4 years for a woman.

  Impact of a change in the main assumptions on the value of obligations relating to accrued benefits as at March 31, 2015

Assumptions	Change	Impact

		$M	%

- Yield, net of inflation	- Increase of 0.25%	(2 220)	- 2.9
	- Decrease of 0.25%	2 350	+ 3.0

- Inflation rate	- Increase of 0.25%	(690)	- 0.9
	- Decrease of 0.25%	760	+ 1.0

- Salary escalation rate, net of inflation	- Increase of 0.25%	500	+ 0.6
	- Decrease of 0.25%	(490)	- 0.6

- Life expectancy	- Increase of 0.5 year	670	+ 0.9
	- Decrease of 0.5 year	(680)	- 0.9

122

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

14.	Pension plans and other employee future benefits (cont’d)

  Change in the adjusted market value of the RPSF and specific pension plan funds
  (in millions of dollars)

	2015						2014
					Other
			SPMSQ	PPUQ	pension
	RPSF		fund	fund	plan funds	Total	Total
Adjusted market value, beginning of year	46 113		330	2 956	803	50 202	44 543
Anticipated investment income	2 993	(1)	21	185	25	3 224	2 871
Deposit from the general fund of the
Consolidated Revenue Fund	1 500					1 500	1 000
Contributions paid(2)				122	249	371	331
Benefits paid			(6)	(117)	(279)	(402)	(362)
Actuarial gains (losses)	1 874		13	112	21	2 020	1 808
Change in the value of assets relating to certain pension credits(3)					13	13	11

Adjusted market value, end of year(4)	52 480		358	3 258	832	56 928	50 202

(1)	For 2014-2015, the forecast return on the RPSF was 6.45% (6.45% in 2013-2014); the realized return, based on the market value of investments, was 13.99% (12.72% in 2013-2014).
(2)	This item includes $170 M ($142 M in 2013-2014) in contributions from participants, government enterprises and organizations not included in the Government’s reporting entity.
(3)	The Government's obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or the actuarial value of the fund created to provide for their payment, whichever is higher.
(4)	The market value of the RPSF and the specific pension plan funds totalled $62 330 M ($53 432 M as at March 31, 2014). More precisely, the respective market values of the RPSF, the SPMSQ fund and other specific pension funds deposited with the Caisse de dépôt et placement du Québec were $57 432 M, $396 M and $927 M ($49 034 M, $354 M and $875 M, respectively, as at March 31, 2014). The market value of the PPUQ fund was $3 575 M ($3 169 M as at March 31, 2014).

  RPSF investment policy as at March 31 of the current year

  The sums deposited in the RPSF are entrusted to the Caisse de dépôt et placement du Québec. The Caisse manages these sums according to the investment policy set by the Minister of Finance. This policy provides for investments in a diversified portfolio that includes fixed income securities (e.g. bonds), inflation-sensitive investments (e.g. real estate assets, infrastructure) and equity.

  RPSF portfolio
  (in percent)

	2015	2014

Fixed-income securities	35.75	35.75
Inflation-sensitive investments	16.00	16.00
Equity	48.25	48.25

	100.00	100.00

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14.	Pension plans and other employee future benefits (cont’d)

Pension benefits expense
(in millions of dollars)
	2015	2014
Cost of accrued benefits	2 280	2 230
Compensations(1)	137	59
Contributions from participants and employers	(170)	(160)
	2 247	2 129
Amortization of actuarial (gains) losses	879	793
Total	3 126	2 922

(1)

  In renewing the collective agreements and working conditions of its employees, the government entered into agreements with the employees in 2010 and 2011 on the funding of RREGOP and the PPMP. These agreements provide for the payment of compensation by the Government into the contribution funds of participants in these plans in order to limit the increase in the contributions they pay. The agreement providing for the payment of compensation for funding the PPMP expires on December 31, 2016.

Pension plan debt service expense
(in millions of dollars)
	2015	2014
Interest on obligations relating to accrued benefits	5 784	5 521
Investment income of the funds(1)	(2 623)	(2 157)
Total	3 161	3 364

(1)

  This income is reduced by $601 M ($714 M in 2013-2014) due to the amortization of $592 M in actuarial losses related to the RPSF and other specific pension plan funds ($716 M in 2013-2014) and an increase of $9 M (decrease of $2 M in 2013-2014) in the valuation allowance related to a specific pension plan fund.

  Other employee future benefits

  The Government has also introduced other future benefit programs for its employees, which provide for the accumulation of sick leave and the payment of survivor’s pensions. The Université du Québec and its constituent universities also offer their employees certain lump-sum payments upon early retirement as well as a retiree group insurance plan. These programs give rise to long-term obligations for the Government, which generally covers all of the costs.

124

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

14.	Pension plans and other employee future benefits (cont’d)

  Accumulated sick leave

  Certain civil service employees and teachers in the school board network can accumulate, in a reserve, the unused sick leave days they are entitled to annually. The days thus accumulated in the reserve can be utilized as fully paid leave days in certain situations provided for in the collective agreements or, in the case of civil service employees, for preretirement leave. In case of termination of employment, retirement or death, civil service employees receive in money 50% of the value of these accumulated leave days, up to an amount representing the equivalent of 66 days’ salary. Teachers receive in money the total value of the accumulated leave days.

  The Financial Administration Act authorizes the Minister of Finance to deposit money with the Caisse de dépôt et placement du Québec, up to an amount equal to the value of its obligation relating to accumulated sick leave in order to build up the Accumulated Sick Leave Fund. The purpose of this fund is to provide for the payment of some or all of the benefits due to employees for accumulated sick leave.

  Survivor’s Pension Plan

  The Survivor’s Pension Plan stipulates that a pension is paid to the spouse and dependent children following the death of an eligible person. The plan chiefly covers management and similar personnel in the public and parapublic sectors. The Government pays amounts into a fund at the Caisse de dépôt et placement du Québec, reserved exclusively for the payment of benefits earned by plan beneficiaries.

  Breakdown of the other employee future benefits liability
  (in millions of dollars)

	Value before
	unamortized	Unamortized
	actuarial gains	actuarial gains
	and losses	(losses) (1)	2015	2014

Obligations relating to accrued benefits
Accumulated sick leave	975	(98)	877	829
Survivor's Pension Plan	427	(15)	412	408
Université du Québec programs	255	(56)	199	185
	1 657	(169)	1 488	1 422

Other employee future benefit funds
Accumulated Sick Leave Fund	(1 010)	92	(918)	(854)
Survivor's Pension Plan Fund	(392)	(47)	(439)	(433)
	(1 402)	45	(1 357)	(1 287)
	255	(124)	131	135

(1)

  The amortization period for actuarial gains and losses varies from 11 to 15 years for accumulated sick leave, while it is 19 years for the Survivor’s Pension Plan and 11 to 12 years for Université du Québec programs.

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14.	Pension plans and other employee future benefits (cont’d)

  Change in obligations relating to accrued benefits
  (in millions of dollars)

	2015				2014
	Accu-	Survivor's	Université du
	mulated	Pension	Québec
	sick leave	Plan	programs	Total	Total
Obligations, beginning of year	937	424	241	1 602	1 508
Cost of accrued benefits	89	12	17	118	112
Interest on obligations	55	26	9	90	87
Benefits paid	(106)	(35)	(19)	(160)	(165)
Actuarial (gains) losses			7	7	60
Obligations, end of year	975	427	255	1 657	1 602

  Actuarial valuations

  Every three years, the value of obligations relating to accrued other employee future benefits is determined by actuarial valuations. For the period between two actuarial valuations, this value is extrapolated. The value of obligations as at March 31, 2015 was determined using actuarial valuations dated March 31, 2013 for accumulated sick leave, December 31, 2012 for the Survivor’s Pension Plan and, March 31, 2015 for Université du Québec programs.

  Main long-term economic assumptions used
  (in percent)

			Université du
	Accumulated	Survivor's	Québec
	sick leave	Pension Plan	programs
Yield, net of inflation	4.45	4.45	-
Inflation rate	2.50	2.50	2.50
Discount rate for obligations relating to accrued benefits	6.95	6.95	4.00
Salary escalation rate, net of inflation	0.50	-	0.50

126

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

14.	Pension plans and other employee future benefits (cont’d)

  Change in the adjusted market value of other employee future benefit funds
  (in millions of dollars)

		2015		2014
	Accumulated	Survivor's
	Sick Leave	Pension
	Fund	Plan Fund	Total	Total
Adjusted market value, beginning of year	915	363	1 278	1 180
Anticipated investment income(1)	59	23	82	75
Deposits from the general fund of the Consolidated Revenue Fund		22	22	5
Benefits paid		(34)	(34)	(33)
Actuarial gains (losses)	36	18	54	51
Adjusted market value, end of year(2)	1 010	392	1 402	1 278

(1)

  For 2014-2015, the forecast returns on the assets of the Accumulated Sick Leave Fund and the Survivor’s Pension Plan Fund both amounted to 6.45% (6.45% in 2013-2014); the realized returns, based on the market value of investments, were 13.95% and 14.08% respectively (12.55% and 13.90% respectively in 2013-2014).

(2)

  The market values of the Accumulated Sick Leave Fund and the Survivor’s Pension Plan Fund, deposited with the Caisse de dépôt et placement du Québec, were $1 104 M and $435 M respectively ($968 M and $393 M respectively as at March 31, 2014).

  Accrued benefits expense relating to other employee future benefits
  (in millions of dollars)

	2015				2014
	Accu-	Survivor's	Université du
	mulated	Pension	Québec
	sick leave	Plan	programs	Total	Total
Cost of accrued benefits	89	12	17	118	112
Amortization of actuarial (gains) losses	10	1	7	18	13
Total	99	13	24	136	125

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PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

14.	Pension plans and other employee future benefits (cont’d)

  Debt service expense relating to other employee future benefits
  (in millions of dollars)

	2015				2014
	Accu-	Survivor's	Université du
	mulated	Pension	Québec
	sick leave	Plan	programs	Total	Total
Interest on obligations relating to accrued benefits	55	26	9	90	87
Investment income of the funds(1)	(64)	(18)		(82)	(72)
Total	(9)	8	9	8	15

(1)

  This income is increased by the amortization of $5 M ($3 M in 2013-2014) in actuarial gains related to the Accumulated Sick Leave Fund and reduced by the amortization of $5 M ($6 M in 2013-2014) in actuarial losses related to the Survivor’s Pension Plan Fund.

128

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

15.	Risk management and derivative instruments

  To meet the financial requirements arising from its operations and investment activities and from the repayment of borrowings that are maturing, the Government has provided itself with an annual financing and debt-management program targeting Canadian and international financial markets.

  Participation in these markets involves various types of risk. Therefore, the Government devises risk-management strategies using the different derivative instruments at its disposal.

  Foreign exchange risk

  Foreign exchange risk is the risk that the cash flows needed to pay the interest and repay the principal on borrowings in foreign currency will vary according to exchange market fluctuations. To manage this risk, the Government uses derivative instruments such as currency swap contracts and foreign exchange forward contracts. The purpose of such contracts is to exchange cash flows from one currency to another. These contracts will mature at various dates until 2037.

  After taking into account derivative instruments used to manage foreign exchange risk, the structure of the debt was 100.0% in Canadian dollars (100.0% in Canadian dollars as at March 31, 2014). This percentage is calculated on the basis of the Government's gross debt.1 A change of 1.0% in the Canadian dollar in relation to foreign currencies would not have a significant impact on the gross debt1 and debt service.

  Debt service takes into account foreign exchange gains of $19 million ($6 million in 2013-2014).

  Interest rate risk

  Interest rate risk is the risk that debt service will vary according to interest rate fluctuations. To reduce its exposure to interest rate risk, the Government uses interest rate swap contracts or other types of derivative instruments. Interest rate swap contracts make it possible to exchange payments of interest at fixed rates for payments of interest at variable rates, or vice versa, on the basis of a reference par value.

  After taking into account derivative instruments used to manage interest rate risk, the structure of the debt was 88.2% at fixed interest rates and 11.8% at variable interest rates (88.1% at fixed interest rates and 11.9% at variable interest rates as at March 31, 2014). These percentages are calculated on the basis of the Government's gross debt.1

  The fixed-rate debt is the debt that will not mature, and whose rates will not change, over the coming year.

____________________________________
[1]	Gross debt including advance borrowings.

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15.	Risk management and derivative instruments (cont'd)

  Credit risk

  Credit risk is the risk that a counterparty will default on its contractual obligations. To protect itself from such a risk within the scope of derivative instrument transactions, the Government has adopted a credit risk management policy that limits potential counterparty losses.

  A credit limit is set for each counterparty based mainly on its credit rating. When this limit is exceeded, a process is implemented to ensure compliance with the limit set with the counterparty.

  The Government deals with major financial institutions that receive credit ratings from at least two credit rating agencies, one of which must be Standard & Poor’s or Moody’s. When a transaction agreement comes into effect, the institution must have a rating of A or higher from at least one of these agencies. As at March 31, 2015, 99.97% of the transactions in effect met this criterion.

  Liquidity risk

  Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term. To offset this risk, the general fund of the Consolidated Revenue Fund has lines of credit totalling C$1 165 million with various Canadian banking institutions. As at March 2015, the outstanding balance on these lines of credit was $16 million ($95 million as at March 31, 2014).

  The general fund of the Consolidated Revenue Fund has also concluded a credit agreement totalling U.S. $3 500 million with a Canadian and international banking syndicate. No transactions were carried out under this credit agreeement.

  In addition, since fiscal 2012-2013, the general fund of the Consolidated Revenue Fund has kept, in the sinking fund for government borrowings, prudential liquid assets invested mainly in highly liquid securities of the federal Government of Canada. In the event of major disruptions in financial markets, these securities can be sold and the liquid assets recovered rapidly, thus enabling the Government to honour its financial commitments. As at March 31, 2015, these prudential liquid assets totalled C$8 112 million (C$7 589 million as at March 31, 2014).

130

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

16.	Debts

  Debts by source and by currency

  (in millions of dollars)

	2015			2014
	Equivalent in Canadian dollars
	Debts before		Debts after	Debts after
	impact of	Derivative	impact of	impact of
	derivative	instruments	derivative	derivative
	instruments	– net	instruments	instruments

Debts contracted on financial markets
In Canadian dollars(1)	161 596	40 453	202 049	189 007
In U.S. dollars(1)	23 482	(21 925)	1 557	1 368
In yen	1 530	(1 531)	(1)	(1)
In euros	11 369	(10 047)	1 322	1 490
In Swiss francs	3 684	(3 688)	(4)	(4)
Other currencies(2)	1 793	(1 790)	3	-
	203 454	1 472	204 926	191 860
Less
Sinking funds relating to borrowings(3)
In Canadian dollars	13 073	(14)	13 059	11 833
In U.S. dollars	1 529	14	1 543	1 363
In euros	1 378		1 378	1 541
	15 980	-	15 980	14 737

Sub-total			188 946	177 123
Debts arising from private-public partnership agreements(4) and capital leases
In Canadian dollars			3 804	3 909
Total debts before deferred foreign exchange gains (losses)			192 750	181 032
Deferred foreign exchange gains (losses)			468	620
			193 218	181 652

(1)

  The Government held $10 012 M in securities ($6 620 M as at March 31, 2014), i.e. $5 986 M ($4 251 M as at March 31, 2014) in sinking funds relating to borrowings, $2 741 M ($1 564 M as at March 31, 2014) in short-term investments, $551 M ($120 M as at March 31, 2014) in loans and portfolio investments and $734 M ($685 M as at March 31, 2014) in investments in government enterprises.

(2)	In 2015 and 2014, other currencies include the pound sterling, the Mexican peso and the Australian and New Zealand dollars.
(3)

  Payments to the sinking funds relating to borrowings stem from commitments made by the Government in contracts concluded when the borrowings were issued. These sinking funds were associated with $33 380 M in debts ($22 051 M as at March 31, 2014). They will be used to repay $13 059 M ($11 833 M as at March 31, 2014) of the debts in Canadian dollars, $1 543 M ($1 363 M as at March 31, 2014) of the debt in U.S. dollars and $1 378 M of the debts in euros ($1 541 M as at March 31, 2014).

(4)

  Private-public partnership agreements are contracts that provide for the design, construction, financing and maintenance of fixed assets by a private-public partnership and, in some cases, for the operation of these assets by the partnership. The debts related to these agreements, which have a term of 29 to 39 years, concern the construction of sections of highway for a total of $1 229 M ($1 251 M as at March 31, 2014), hospital centres for a total of $2 150 M ($2 428 M as at March 31, 2014), a performance hall for a total of $72 M ($73 M as at March 31, 2014) and a correctional facility for a total of $72 M ($20 M as at March 31, 2014).

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16.	Debts (cont’d)

  Breakdown of debts by category
  (in millions)

	2015		2014
		Equivalent in		Equivalent in
	In monetary	Canadian	In monetary	Canadian
	units	dollars	units	dollars

Debts contracted on financial markets
IN CANADIAN DOLLARS
Short-term borrowings(1)	4 747	4 747	3 648	3 648
Treasury bills	3 894	3 894	3 318	3 318
Savings products	9 222	9 222	8 707	8 707
Bonds and notes	143 624	143 624	136 320	136 320
Mortgage loans	58	58	61	61
Other financial products	51	51	47	47
Currency swap contracts	40 453	40 453	36 906	36 906
	202 049	202 049	189 007	189 007
IN U.S. DOLLARS
Commercial paper	2 554	3 239	2 203	2 435
Bonds and notes	15 961	20 243	15 369	16 987
Currency swap contracts	(17 287)	(21 925)	(16 334)	(18 054)
	1 228	1 557	1 238	1 368
IN YEN
Bonds and notes	144 748	1 530	180 722	1 939
Currency swap contracts	(144 800)	(1 531)	(180 800)	(1 940)
	(52)	(1)	(78)	(1)
IN EUROS
Bonds and notes	8 346	11 369	8 103	12 339
Currency swap contracts	(7 375)	(10 047)	(7 125)	(10 849)
	971	1 322	978	1 490
IN SWISS FRANCS
Bonds and notes	2 822	3 684	2 697	3 371
Currency swap contracts	(2 825)	(3 688)	(2 700)	(3 375)
	(3)	(4)	(3)	(4)
IN POUNDS STERLING
Bonds and notes	50	94	50	92
Currency swap contracts	(50)	(94)	(50)	(92)
	—	—	—	—
Total carried forward		204 923		191 860

132

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

16.	Debts (cont’d)

  Breakdown of debts by category (cont’d)
  (in millions)

	2015		2014
		Equivalent in		Equivalent in
	In monetary	Canadian	In monetary	Canadian
	units	dollars	units	dollars

Debts contracted on financial markets
Total brought forward		204 923		191 860
IN MEXICAN PESOS
Bonds and notes	1 500	125	1 500	127
Currency swap contracts	(1 500)	(125)	(1 500)	(127)
	-	-	-	-
IN AUSTRALIAN DOLLARS
Bonds and notes	1 333	1 289	674	691
Currency swap contracts	(1 330)	(1 286)	(674)	(691)
	3	3	-	-
IN NEW ZEALAND DOLLARS
Bonds and notes	300	285	300	288
Currency swap contracts	(300)	(285)	(300)	(288)
	-	-	-	-
Sub-total		204 926		191 860
Less

Sinking funds relating to borrowings
In Canadian dollars	13 059	13 059	11 833	11 833
In U.S. dollars	1 216	1 543	1 233	1 363
In euros	1 012	1 378	1 012	1 541
		15 980		14 737
Sub-total		188 946		177 123

Debts arising from agreements and contracts
IN CANADIAN DOLLARS
Private-public partnership agreements	3 523	3 523	3 772	3 772
Capital leases	281	281	137	137
Sub-total	3 804	3 804	3 909	3 909

Total debts before deferred foreign exchange gains (losses)		192 750		181 032
Deferred foreign exchange gains (losses)		468		620
		193 218		181 652

(1)

  Short-term borrowings included banker’s acceptances, bank loans and lines of credit totalling $3 454 M ($3 109 M as at March 31, 2014), discounted notes totalling $1 278 M ($479 M as at March 31, 2014) and other financial products totalling $15 M ($60 M as at March 31, 2014).

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16.	Debts (cont’d)

  Sinking funds relating to borrowings

  Change in funds balance
  FISCAL YEAR ENDED MARCH 31, 2015
  (in millions of dollars)

	2015	2014
Opening balance	14 567	10 683
Plus
Payments from the general fund of the Consolidated Revenue
Fund and from other entities included in the Government's reporting entity	876	3 677
Net revenue	551	297
	15 994	14 657
Less
Sums used to repay debts	142	90
Closing balance	15 852	14 567

  Sinking funds relating to borrowings

  Financial position
  AS AT MARCH 31, 2015
  (in millions of dollars)

	2015	2014
Investments
Banker's acceptances	173	755
Treasury bills	6 733	6 049
Deposit certificates	51	327
Bonds and notes	8 941	7 527
	15 898	14 658
Other asset items
Cash		1
Accounts receivable and accrued interest	82	78
	82	79
Funds balance before deferred foreign exchange (gains) losses	15 980	14 737
Deferred foreign exchange (gains) losses	(128)	(170)
Funds balance	15 852	14 567

134

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

16.	Debts (cont’d)

  Debt repayment schedule
  (in millions of dollars)

								Debts arising
								from
								agreements
	Debts contracted on financial markets							and contracts
Maturing on	In Canadian	In U. S.			In Swiss	Other		In Canadian
March 31	dollars (1)	dollars	In yen	In euros	francs	currencies	Sub-total	dollars	Total
2016	27 406	(205)					27 201	306	27 507
2017	14 201	24	(1)	(3)			14 221	111	14 332
2018	11 385	25			(2)		11 408	135	11 543
2019	16 172	23					16 195	183	16 378
2020	13 731	32		(3)			13 760	162	13 922
	82 895	(101)	(1)	(6)	(2)	-	82 785	897	83 682
2021-2025	50 560	(339)		(50)	(2)	3	50 172	482	50 654
2026-2030	7 049	351					7 400	597	7 997
2031-2035	7 682	103					7 785	619	8 404
2036-2040	11 727						11 727	635	12 362
2041 and thereafter	29 077						29 077	574	29 651
	188 990	14	(1)	(56)	(4)	3	188 946	3 804	192 750

(1)

  The maturity of debts in Canadian dollars contracted on financial markets takes into account, for 2016, the repayment of $3 894 M in treasury bills and $4 747 M in short-term borrowings. In regard to savings products redeemable on demand, the schedule provides for the repayment of $1 700 M in 2016, $773 M in 2017, $1 076 M in 2018, $751 M in 2019, $859 M in 2020, $4 047 M in 2021-2025 and $16 M in 2026-2030.

  Repayment of debts by the sinking funds relating to borrowings
  (in millions of dollars)

Maturing	In Canadian
on March 31	dollars	In U.S. dollars	In euros	Total

2016	35			35
2017	1 450			1 450
2018	791			791
2019	523			523
2020	304			304
	3 103	-	-	3 103
2021-2025	5 251	966	1 378	7 595
2026-2030	4 599	577		5 176
2031-2035				-
2036-2040				-
2041 and thereafter	106			106
	13 059	1 543	1 378	15 980

135

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16.	Debts (cont’d)

  Weighted average interest rate
  (in percent)

	2015	2014
In Canadian dollars	3.81	3.97
In U.S. dollars	4.41	4.66
In yen	3.55	3.94
In euros	3.16	3.75
In Swiss francs	2.37	2.69
Global	3.73	3.91

Note:

  The interest rate for each currency corresponds to the weighted average effective rate on short- and long-term borrowings in effect as at March 31. The interest rate, in Canadian dollars, is established taking into account debts arising from private-public partnership agreements and capital leases with an average term of 35 years. The weighted average interest rate for these agreements was 4.79% (4.81% in 2014). The global rate also includes the impact of interest rate and currency swap contracts.

136

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

17.	Fixed assets

  Fixed assets are recorded at cost. They are depreciated on a straight-line basis over their useful life.

Category	Useful life

Buildings(1)
(Institutional and operational buildings, leasehold improvements)	10 to 50 years

Facilities(1)
(Organization and development of natural spaces: land, parks, forests, watercourses, etc.)	5 to 20 years

Complex networks
(Road, maritime and air transportation infrastructures, natural resource development networks, dams and other large structures, etc.)	10 to 60 years

Equipment(1)
(Transport vehicles, machinery, furniture, data processing and office automation equipment, specialized medical and educational equipment, etc.)	3 to 30 years

Development of data processing systems
(Design, production and implementation of data processing systems, including the cost of equipment and software acquired for this purpose)	5 to 10 years

(1)	These categories include fixed assets rented under capital leases.

137

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17.	Fixed assets(cont’d)

  (in millions of dollars)

						Development
						of data
				Complex		processing	2015
	Land	Buildings	Facilities	networks	Equipment	systems	Total

Cost
Opening balance	2 392	45 369	1 118	37 125	15 227	4 702	105 933
Acquisitions	102	3 490	101	1 906	1 380	337	7 316
Impact of disposals and reductions in value	(30)	(25)	(5)	(940)	(690)	(110)	(1 800)
Restatements and other adjustments	102	(55)	220	415	(709)	27	-
Closing balance	2 566	48 779	1 434	38 506	15 208	4 956	111 449

Accumulated depreciation
Opening balance		18 465	389	14 091	9 492	2 801	45 238
Depreciation expenses		1 098	53	1 115	959	322	3 547
Impact of disposals and reductions in value		(16)	(3)	(312)	(659)	(64)	(1 054)
Restatements and other adjustments		14	126	3	(145)	45	43
Closing balance	-	19 561	565	14 897	9 647	3 104	47 774
Net book value	2 566	29 218	869	23 609	5 561	1 852	63 675	(1),(2)

(1)	The total for fixed assets included:

    fixed assets rented under capital leases for a total net book value of $259 M, whose total cost was $336 M and whose total accumulated depreciation was $77 M. The total depreciation expense for these fixed assets was $17 M. The main categories of fixed assets rented under this type of lease are buildings, whose cost and accumulated depreciation were $274 M and $38 M, respectively, and equipment, whose cost and accumulated depreciation were $50 M and $33 M, respectively;

    fixed assets acquired under private-public partnership agreements totalling $6 363 M, including $2 138 M for complex networks, $3 985 M for buildings, $152 M for facilities and $88 M for equipment. The depreciation expense for these fixed assets was $74 M;

    fixed assets in the form of property under construction, improvements or development totalling $8 373 M including $6 143 M for buildings, $241 M for facilities, $575 M for complex networks, $786 M for equipment and $621 M for the development of data processing systems. No depreciation expense is associated with these fixed assets.

(2)

  Financing charges of $32 M were capitalized during the fiscal year in the cost of the fixed assets. In addition, fixed assets acquired during the fiscal year through government transfer or through donation, including those acquired for a nominal value, were recorded at their fair value, i.e. $12 M.

138

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

17.	Fixed assets (cont’d)

  (in millions of dollars)

						Development
						of data
				Complex		processing	2014
	Land	Buildings	Facilities	network	Equipment	systems	Total
Cost
Opening balance
Previously established opening balance	2 154	42 108	931	35 021	14 834	4 436	99 484
Reclassification of assets intended for sale in fixed assets	30						30
Adjusted opening balance	2 184	42 108	931	35 021	14 834	4 436	99 514
Acquisitions	154	3 386	175	2 149	1 301	404	7 569
Impact of disposals and reductions in value		(87)	(2)	(170)	(753)	(138)	(1 150)
Restatements and other adjustments	54	(38)	14	125	(155)		-
Closing balance	2 392	45 369	1 118	37 125	15 227	4 702	105 933

Accumulated depreciation
Opening balance		17 449	350	13 153	9 263	2 584	42 799
Depreciation expenses		1 039	40	1 088	966	327	3 460
Impact of disposals and reductions in value		(23)	(1)	(163)	(724)	(110)	(1 021)
Restatements and other adjustments				13	(13)		-
Closing balance	-	18 465	389	14 091	9 492	2 801	45 238
Net book value	2 392	26 904	729	23 034	5 735	1 901	60 695	(1),(2)

(1)	The total for fixed assets included:

    fixed assets rented under capital leases for a total net book value of $133 M, whose total cost was $198 M and whose total accumulated depreciation was $65 M. The total depreciation expense for these fixed assets was $12 M. The main categories of fixed assets rented under this type of lease are buildings, whose cost and accumulated depreciation were $136 M and $30 M, respectively, and equipment, whose cost and accumulated depreciation were $51 M and $31 M, respectively;

    fixed assets acquired under private-public partnership agreements totalling $5 747 M, including $2 195 M for complex networks, $3 364 M for buildings, $148 M for facilities and $41 M for equipment.The depreciation expense for these fixed assets was $69 M;

    fixed assets in the form of property under construction, improvements or development totalling $7 785 M including $5 249 M for buildings, $196 M for facilities, $800 M for complex networks, $790 M for equipment and $747 M for the development of data processing systems. No depreciation expense is associated with these fixed assets.

(2)

  Financing charges of $31 M were capitalized during the fiscal year in the cost of the fixed assets. In addition, fixed assets acquired during the fiscal year through government transfer or through donation, including those acquired for a nominal value, were recorded at their fair value, i.e. $15 M.

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18.	Contractual obligations

Contractual obligations related to expenditures

Contractual obligations by expenditure category
(in millions of dollars)
	2015	2014
Transfers – principal(1),(2),(3)
Grants for repayment of the principal on borrowings contracted by recipients	8 566	8 030
Grants for repayment of the principal on borrowings to be contracted by recipients	5 031	5 227
Grants for repayment of the cost of recipients' fixed assets	786	754
Transfers – agreements concerning non-capital expenditures(1),(2),(3)	9 578	9 684	(4)
	23 961	23 695
Remuneration(5)
	5 281	7 844
Operating
Capital leases	3 585	3 349
Supplies of goods and services(2),(6)	15 984	15 813	(4)
Other	82	94
	48 893	50 795

(1)

  The portion of transfer agreements that does not meet the criteria for the recognition of a transfer expenditure on the closing date of the consolidated financial statements is presented in contractual obligations. A transfer expenditure is recognized once it has been duly authorized in accordance with the governance rules of the entity that granted the transfer and the recipient has satisfied all the eligibility criteria.

(2)

  Contractual obligations have been reduced to take into account an amount of $825 M in contributions by the federal government and other third parties ($912 M as at March 31, 2014). These contributions were granted to repay the cost of fixed assets covered by the recipients or to support employment and training measures and services in Québec.

(3)

  In addition to this amount, the Government subsidizes the interest, under these transfer agreements, which will be covered by the recipients in subsequent years, estimated at $4 667 M ($4 621 M as at March 31, 2014).

(4)

  The value of contractual obligations related to agreements on transfers other than capital transfers as at March 31, 2014 was reduced by $132 M to take federal government contributions into account. The value of those related to agreements on the supply of goods and services as at March 31, 2014 was raised by $948 M to take into account mainly new items considered in agreements on services offered by family-type and intermediate resources in the health and social services sector.

(5)

  Memorandums of understanding were signed in November 2014 with the Fédération des médecins spécialistes du Québec and the Fédération des médecins omnipraticiens du Québec to set the terms and conditions for spreading certain amounts already granted under the 2010-2015 agreements. The memorandums of understanding stipulate that these amounts will be spread until 2021-2022. The value of contractual obligations as at March 31, 2014 was established at $7 844 M to take into account the 2010-2015 agreements in force at that date, with an impact until 2016-2017.

(6)	Contractual obligations related to the supply of goods and services included an amount of $7 728 M ($7 795 M as at March 31, 2014) stemming from private-public partnership agreements.

140

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

18.	Contractual obligations(cont’d)

  Schedule of contractual obligations by expenditure category
  (in millions of dollars)

	Transfers –	Transfers –
	grants for	grants for	Transfers –	Transfers –			Supplies
	repayment of	repayment of	grants for	agreements			of goods
	the principal on	the principal on	repayment of	concerning			and
Maturing on	borrowings	borrowings to	the cost of	non-capital	Remune-		services
March 31	contracted (1)	be contracted (2)	fixed assets	expenditures	ration	Capital leases	and other	Total
2016	968	152	387	2 145	171	547	3 011	7 381
2017	930	267	231	823	311	466	2 123	5 151
2018	862	309	124	634	526	392	1 377	4 224
2019	786	306	46	434	830	336	927	3 665
2020	704	311	37	428	1 038	318	837	3 673
	4 250	1 345	825	4 464	2 876	2 059	8 275	24 094
2021-2025	2 318	1 456	21	1 805	2 405	795	1 685	10 485
2026-2030	1 126	1 084	1	1 215		401	1 258	5 085
2031-2035	709	990		802		209	1 465	4 175
2036-2040	155	446		532		103	1 519	2 755
2041 and thereafter		12		1 083		18	1 947	3 060
	8 558	5 333	847	9 901	5 281	3 585	16 149	49 654
No fixed maturity date	8		5	21			30	64
	8 566	5 333	852	9 922	5 281	3 585	16 179	49 718
Contributions by the federal government and other third parties		(302)	(66)	(344)			(113)	(825)
	8 566	5 031	786	9 578	5 281	3 585	16 066	48 893

(1)	The borrowings were contracted by the recipients as follows:

	2015	2014
Borrowings contracted with government bodies Financement-Québec	4 128	3 399
Borrowings contracted with financial institutions	4 470	4 679
Contribution from the sinking fund relating to borrowings by university establishments not included in the Government's reporting entity	(32)	(48)
	8 566	8 030

(2)

  In the case of grants for the repayment of the principal on borrowings that are to be contracted by recipients and whose maturity date is still not known, the date is established on the basis of grants’ probable payment periods depending on the type of recipients, i.e. 25 years for university establishments, 20 years for municipalities and municipal bodies, 20 or 10 years for public transit authorities and 5 years for other recipients.

141

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

18.	Contractual obligations (cont’d)

  Contractual obligations related to transfer expenditures – Agreements concerning non-capital expenditures

  Agreements between the Gouvernement du Québec and the Québec Cree

  An agreement was signed by the Government and the Québec Cree in February 2002 to help the Cree achieve autonomy and take charge of their development. The agreement also aims to more fully engage the Cree in economic development activities in the territory covered by the James Bay and Northern Québec Agreement (JBNQA).

  This agreement provides in particular for annual transfer payments to the James Bay Cree over a period of 50 years, i.e. from 2002-2003 to 2051-2052. In return, the Cree must assume the obligations of the Gouvernement du Québec, Hydro-Québec and the Société d’énergie de la Baie-James under certain provisions of the JBNQA pertaining to the Cree's economic and community development. The payments to be made in the coming years, i.e. until 2052, correspond to the higher of $70 million or that amount indexed to take into account the change in the value of hydroelectric production, mining and forest harvesting in JBNQA territory. The payment in 2014-2015 amounted to $87 million ($85 million in 2013-2014). Considering the indexation for 2015, the minimum annual payments provided for in the coming years amount to $89 million. As at March 31, 2015, the minimum balance payable was $3 310 million ($3 289 million as at March 31, 2014).

  Another agreement was concluded in May 2007 between the Gouvernement du Québec, the Grand Council of the Crees and the Cree Regional Authority to improve the administration of justice and in correctional services in Cree communities. The minimum annual payments provided for in the coming years amount to $17 million and they are subject to indexation until 2027. As at March 31, 2015, the minimum balance payable was $210 million ($220 million as at March 31, 2014).

  Agreement respecting global funding for the Kativik Regional Government

  An agreement was signed by the Gouvernement du Québec and the Kativik Regional Government in March 2004 to simplify the terms and conditions for transfers from various Québec government departments to the Kativik Regional Government. The agreement also grants the Kativik Regional Government greater autonomy in allocating funds based on regional priorities.

  The minimum annual payments provided for in the coming years amount to $63 million and they are subject to indexation until 2028. As at March 31, 2015, the minimum balance payable was $818 million ($777 million as at March 31, 2014).

142

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

18.	Contractual obligations (cont’d)

  Contractual obligations related to transfer expenditures – Agreements concerning non-capital expenditures (cont'd)

  Partnership agreement on economic and community development in Nunavik

  A partnership agreement on economic and community development in Nunavik was signed in April 2002 between the Gouvernement du Québec, the Makivik Corporation and the Kativik Regional Government to meet the specific needs of the people in Nunavik. To that end, the Government will fund economic and community projects, thus providing local communities with better economic and community development prospects.

  The minimum annual payments provided for in the coming years amount to $35 million and they are subject to indexation until 2027. As at March 31, 2015, the minimum balance payable was $422 million ($442 million as at March 31, 2014).

  Other transfer agreements1

  The contractual obligations related to other transfer agreements stem from agreements on access to places in residential and long-term care facilities, totalling $1 558 million ($1 337 million as at March 31, 2014), the National Policy on Rurality, totalling $383 million ($468 million as at March 31, 2014), services provided by ambulance companies, totalling $315 million ($301 million as at March 31, 2014), and the transitional fiscal pact with the municipalities, totalling $293 million2 (formerly, the fiscal and financial partnership with the municipalities, totalling $288 million as at March 31, 2014). They also include contractual obligations stemming from agreements on the non-profit housing program, totalling $130 million ($130 million as at March 31, 2014), block funding for northern villages in the Kativik region, totalling $202 million ($206 million as at March 31, 2014), the promotion and development of the metropolitan region, totalling $176 million ($153 million as at March 31, 2014), services offered by family medicine groups, totalling $122 million ($104 million as at March 31, 2014), support for caregivers, totalling $102 million ($102 million as at March 31, 2014) and other transfers, totalling $1 537 million ($1 867 million as at March 31, 2014).

____________________________________
[1]	In addition to these amounts, the Government covers, through the payment of grants, the interest on borrowings related to certain agreements.
[2]	A new partnership with the municipalities was entered into on September 29, 2015, for the years 2016 to 2019.

143

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

18.	Contractual obligations (cont’d)

  Contractual obligations related to investments

  Contractual obligations by investment category
  (in millions of dollars)

	2015	2014
Acquisition of fixed assets	5 664	5 146
Loan and investment pledges	2 545	2 509
	8 209	7 655

  Acquisition of fixed assets

  The Government has concluded various agreements for the acquisition of fixed assets. These agreements provide for the payment, in the coming years, of a total of $5 664 million ($5 146 million as at March 31, 2014), including $1 211 million for the acquisition of fixed assets stemming from private-public partnership agreements ($1 886 million as at March 31, 2014). The contractual obligations related to these agreements for the acquisition of fixed assets have been reduced to take into account an amount of $73 million ($165 million as at March 31, 2014) in contributions by the federal government and other third parties.

  Loan and investment pledges

  The Government has entered into various agreements under which it is commited to granting loans to businesses or, in other cases, to investing in them for a total of $2 545 million ($2 509 million as at March 31, 2014).

144

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

19.	Loan guarantees

  Under its various financial assistance programs, the Government has guaranteed borrowings contracted by third parties for a total contingent liability of $12 257 million ($11 700 million as at March 31, 2014), for which an allowance for losses on guaranteed financial initiatives of $726 million ($666 million as at March 31, 2014) has been recorded. The guarantees ensure the payment of all or part of the principal, interest or both the principal and interest on debts if the borrower fails to pay.

  Loan guarantees by category
  (in millions of dollars)

	2015	2014
Enterprises	2 042	1 873
Non-profit organizations and cooperatives	1 776	1 638
Forest, farm and fisheries producers	4 679	4 562
Students	3 760	3 627
	12 257	11 700
Allowance for losses on guaranteed financial initiatives (Note 12)	(726)	(666)
	11 531	11 034

  Guarantees – Borrowings contracted by enterprises
  (in millions of dollars)

	2015		2014
Guarantees granted by the Economic Development Fund(1)	2 026		1 858
Other	16		15
	2 042	(2),(3)	1 873	(2),(3)
Allowance for losses on guaranteed financial initiatives	(301)		(239)
	1 741		1 634

(1)

  The guarantees were granted by the Government under the Act respecting Investissement Québec (CQLR, chapter I-16.0.1). In addition to loan guarantees, the guarantees include loss and payment guarantees introduced to facilitate the funding of aircraft purchasers.

(2)	This total excluded $312 M in authorized loan guarantees that were not yet in effect ($339 M as at March 31, 2014).
(3)	The total value of securities and surety received against guarantees was $1 142 M ($1 240 M as at March 31, 2014).

145

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

19.	Loan guarantees(cont’d)

  Guarantees – Borrowings contracted by non-profit organizations and cooperatives
  (in millions of dollars)

	2015	2014
Guarantees granted by the Société d'habitation du Québec(1)
Loan guarantees(2)	1 565	1 407
Other guarantees(3)	211	231
	1 776	1 638
Allowance for losses on guaranteed financial initiatives	(47)	(42)
	1 729	1 596

(1)	These guarantees are granted by the Government under the Act respecting the Société d'habitation du Québec (CQLR, chapter S-8).
(2)

  The Government guarantees borrowings with financial institutions contracted by non-profit organizations and cooperatives for periods of 25 or 35 years following the approval of an extension by the Government. The principal and interest associated with these borrowings are covered by the non-profit organizations or the cooperatives. The borrowings finance the cost of acquiring buildings.

(3)

  The Government has concluded agreements with the Canada Mortgage and Housing Corporation (CMHC), through the Société d’habitation du Québec, under which it is committed to buying property taken over by the CMHC when a borrower defaults on a borrowing, for an amount equal to the value of the claim paid to the approved lender plus incidental expenses. The guarantees granted cover 25-year periods, except if they are related to borrowings granted for projects in urban regions under the private non-profit housing program, in which case they cover periods of 35 years. The payment of the principal and interest associated with these borrowings is covered by the organizations concerned. The borrowings finance the cost of acquiring buildings.

  Guarantees – Borrowings contracted by forest, farm and fisheries producers
  (in millions of dollars)

	2015		2014
Guarantees granted by La Financière agricole du Québec(1)	4 573		4 455
Other	106		107
	4 679	(2)	4 562	(2)
Allowance for losses on guaranteed financial initiatives	(81)		(85)
	4 598		4 477

(1)

  These guarantees are granted by the Government under the Act respecting La Financière agricole du Québec (CQLR, chapter L-0.1). This amount corresponds to balances of principal and interest on borrowings for which La Financière agricole du Québec reimburses the lenders’ residual losses and related charges. The producers’ assets are held as security by the lenders; they consist particularly of farm or forest production units, milk quotas and surety.

(2)	This amount excluded $441 M in authorized loan guarantees not yet in effect ($455 M as at March 31, 2014).

146

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

19.	Loan guarantees(cont’d)

  Guarantees – Borrowings contracted by students
  (in millions of dollars)

	2015	2014

Borrowings for which the Government pays interest as long as the borrower is a student(1),(2)	1 651	1 595
Borrowings for which borrowers are responsible for paying principal and interest(1)	2 108	2 031	(3)
Borrowings for the purchase of a personal computer for which borrowers are responsible for paying interest(1)	1	1
	3 760	3 627
Allowance for losses on guaranteed financial initiatives	(297)	(300)
	3 463	3 327

(1)

  These guarantees are granted by the Government under the Act respecting financial assistance for education expenses (CQLR, chapter A-13.3). It guarantees the reimbursement of losses of principal and interest to lending institutions.

(2)	These borrowings, bear interest at the banker’s acceptance rate plus 150 basis points. The interest that will be subsidized by the Government in subsequent years is estimated at $92 M ($95 M in 2014).
(3)

  The value of the contingent liability as at March 31, 2014 was revised to include guarantees granted by the Government on borrowings contracted by students for which borrowers are responsible for paying principal and interest. This exercise gave rise to an upward adjustment of $62 M in the value of loan guarantees contracted by students in this fiscal year.

147

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

20.	Contingencies

  Legal proceedings and disputes

  A number of claims have been instituted against the Government, which is also involved in legal proceedings before the courts. These different disputes result from breaches of contract and damages suffered by individuals or property. In some cases, the amounts claimed are mentioned, in others, no mention is made of them. Claims for which an amount has been established total $1 637 million, after deducting the allowances taken by the Government in this regard. Since the outcome of these disputes is uncertain, the Government cannot determine its potential losses. The Government records an allowance for a given claim under “Accounts payable and accrued expenses” only once it appears likely that the claim will give rise to a disbursement and the amount payable can be reasonably estimated. In addition, a new action for $1 005 million in damages was instituted against the Government in September 2015. Since the outcome of this case is uncertain, the Government cannot determine its potential losses.

  Some of Québec's Aboriginal communities have instituted legal proceedings involving $10 050 million in damages and interest against the Government for land claims, the recognition of certain ancestral rights and other related questions. These files are at different stages (some proceedings being currently suspended or inactive) and should eventually be resolved through negotiations, rulings or the abandonment of proceedings by applicants. Since the outcome of these files is uncertain, the Government cannot determine its potential losses.

  Environmental liability

  The Government has recorded an environmental liability for the cost of remediating contaminated sites under its responsibility or likely to come under its responsibility to the extent that the amount can be estimated.

  An amount of $3 163 million is presented as at March 31, 2015 under the heading “Other liabilities” for the 1 929 sites inventoried. Different methods are used to estimate remediation and management costs. The amount estimated for each file has been increased to take into account the degree of precision of the method used. Thus, the environmental liability recorded as at March 31, 2015 takes into account an increase of $954 million in costs ($953 million as at March 31, 2014).

  In some cases, the probability that the Government will have to cover the remediation cost could not be established. In others, the value of the costs it will have to assume could not be estimated.

148

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

21.	Cash flow information

  Change in financial assets and liabilities related to operations
  (in millions of dollars)

	2015	2014
		(restated)
Financial assets
Cash and notes on hand and outstanding deposits	(30)	103
Accounts receivable	(1 017)	2 262
Accrued interest on loans and portfolio investments	(24)
Inventories and other assets intended for sale	2	51
Deferred expenses related to debts	(317)	(189)
	(1 386)	2 227
Liabilities
Outstanding cheques	(295)	(163)
Accounts payable and accrued expenses	512	842
Federal government transfers to be repaid	(237)	(238)
Other liabilities	(136)	(131)
Deferred revenue	515	(1 150)
	359	(840)
	(1 027)	1 387

  Net financial requirements and financing transactions
  (in millions of dollars)

	2015	2014
		(restated)
Liquid assets provided by operating activities	7 106	7 292
Liquid assets used for investment activities	(2 146)	(1 161)
Liquid assets used for fixed asset investment activities	(5 912)	(6 540)
Net financial requirements	(952)	(409)
Liquid assets provided by financing activities	5 352	2 746
Change in liquid assets during the fiscal year	(4 400)	(2 337)
Financing transactions	952	409

149

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

21.	Cash flow information (cont’d)

  Cash flow related to interest
  (in millions of dollars)

	2015	2014
Interest paid	7 685	7 581

  Non-monetary transactions not included in the consolidated statement of cash flow
  (in millions of dollars)

	2015	2014
Operating activities
Accounts receivable	9	78
Deferred expenses related to debts	(2)	(3)
Accounts payable and accrued expenses	267	(122)
	274	(47)
Equity investment activities
Loans and portfolio investments made	(420)
	(420)	-
Fixed asset investment activities
Acquisition of fixed assets	(1 088)	(947)
Disposal of fixed assets	420
	(668)	(947)
Financing activities
Borrowings made	823	1 072
Borrowings repaid	(9)	(78)
	814	994

Note:	These non-monetary transactions stem mainly from private-public partnership agreements.

150

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

22.	Asset-backed term notes (ABTNs)

  Asset-backed term notes (ABTNs) are securities backed by a range of financial instruments, mostly structured in master asset vehicles (MAVs), whose maturities better match those of the underlying assets. The underlying assets are basically credit default swaps, assets pledged as collateral and traditional assets such as commercial or residential mortgage debts.

  As at March 31, 2015, the Government held ABTNs directly at a cost of $266 million ($337 million as at March 31, 2014), whose book value was $224 million ($290 million as at March 31, 2014).

  ABTNs held as at March 31, 2015
  (in millions of dollars)

	2015				2014
		Net loss
	Cost	in value	Book value	Fair value	Book value	Fair value
Held directly by the Government
Bodies consolidated line by line	216	(32)	184	200	186	196
Government enterprises	50	(10)	40	40	104	104
	266	(42)	224	240	290	300

  As at March 31, 2015, the Government held ABTNs indirectly through participation units in funds entrusted to the Caisse de dépôt et placement du Québec (CDPQ), whose share of these units in the cost of the CDPQ’s ABTN specialized portfolio was $1 155 million ($2 288 million as at March 31, 2014) and whose share of these units in the fair value of the CDPQ’s ABTN specialized portfolio was $1 112 million ($2 217 million as at March 31, 2014).

  Share of ABTNs held through participation units in the specialized ABTN portfolio of the CDPQ
  (in millions of dollars)

	Share of
	ABTNs held	Share of cost		Share of fair value
		2015	2014	2015	2014
Retirement Plans
Sinking Fund	21.3%	1 080	2 151	1 041	2 084
Other funds related to the pension plans and other employee future benefits	0.7%	34	55	32	54
Generations Fund	0.5%	23	46	22	45
Other	0.3%	18	36	17	34
		1 155	2 288	1 112	2 217

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PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

22.	Asset-backed term notes (ABTNs) (cont’d)

  Establishing the fair value of ABTN securities

  Since there was no active market as at March 31, 2015, the fair value for the various types of ABTN securities has been established using a discounted cash flow model. These valuations use, as much as possible, observable market data such as interest rates and credit quality and price as at March 31, 2015. The calculations are based partially on assumptions that are not supported by prices or rates observed on the market. The main assumptions used in the model are related to the default rates on the underlying assets, the loss rates associated with each default, underlying assets returns and discounted cash flow rates.

  Guarantees

  In addition to the amounts invested in the ABTNs that it presents in its financial statements, the CDPQ also mentions contingencies stemming from guarantees it issued to third parties, maturing in July 2017. These are indemnification agreements that may eventually require the CDPQ to make payments to the third-party beneficiaries of the guarantees. The share of these guarantees allocated to participation units held by the Government amounted to $1 400 million ($1 400 million as at March 31, 2014).

  Measurement uncertainty

  The current value of ABTNs may vary in relation to their definitive value in subsequent periods particularly because of changes to the main assumptions used for discount rates, credit spreads, anticipated returns, the credit risk of underlying assets and the value of commitments and guarantees.

152

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

23.	Comparative figures

  Certain comparative figures for 2013-2014 were reclassified for consistency with the presentation adopted in 2014-2015.

153

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

  APPENDIX 1

National Assembly, appointed persons, government departments and bodies whose financial transactions were conducted from the general fund of the Consolidated Revenue Fund

  National Assembly

  Persons Appointed by the National Assembly

  Auditor General
  Chief Electoral Officer – Commission de la représentation
  Lobbyists Commissioner
  Public Protector
  The Ethics Commissioner

  Departments and bodies

  Affaires municipales et Occupation du territoire
  Commission municipale du Québec
  Régie du logement

  Agriculture, Pêcheries et Alimentation
  Commission de protection du territoire agricole du Québec
  Régie des marchés agricoles et alimentaires du Québec

  Conseil du trésor
  Commission de la fonction publique

  Conseil exécutif
  Commission d’accès à l’information

  Culture et Communications
  Commission de toponymie
  Conseil du patrimoine culturel
  Conseil supérieur de la langue française
  Office québécois de la langue française

  Développement durable, Environnement et Lutte contre les changements climatiques Bureau d’audiences publiques sur l’environnement

  Économie, Innovation et Exportations Commission de l’éthique en science et en technologie

  Éducation, Enseignement supérieur et Recherche
  Comité consultatif sur l’accessibilité financière aux études
  Commission consultative de l’enseignement privé
  Commission d’évaluation de l’enseignement collégial
  Conseil supérieur de l’éducation

  Énergie et Ressources naturelles

  Famille
  Curateur public

155

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

  APPENDIX 1

National Assembly, appointed persons, government departments and bodies whose financial transactions were conducted from the general fund of the Consolidated Revenue Fund (cont’d)

  Finances

  Forêts, Faune et Parcs

  Immigration, Diversité et Inclusion

  Justice
  Comité de la rémunération des juges
  Comité de la rémunération des procureurs aux poursuites criminelles et pénales
  Commission des droits de la personne et des droits de la jeunesse
  Conseil de la justice administrative
  Conseil de la magistrature
  Conseil du statut de la femme
  Directeur des poursuites criminelles et pénales
  Office de la protection du consommateur
  Tribunal des droits de la personne

  Relations internationales et Francophonie

  Revenu1

  Santé et Services sociaux
  Commissaire à la santé et au bien-être
  Office des personnes handicapées du Québec

  Sécurité publique
  Bureau des enquêtes indépendantes
  Bureau du coroner
  Comité de déontologie policière
  Commissaire à la déontologie policière
  Commissaire à la lutte contre la corruption
  Commission québécoise des libérations conditionnelles
  Régie des alcools, des courses et des jeux

  Tourisme

  Transports
  Commission des transports du Québec

  Travail, Emploi et Solidarité sociale
  Commission de l’équité salariale
  Commission des partenaires du marché du travail

(1)	Transactions of the general fund of the Consolidated Revenue Fund related to the enforcement or administration of any statute under the responsibility of the Minister of Revenue are administered by the Agence du revenu du Québec.

156

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

  APPENDIX 2

Government bodies, special funds and sinking funds

  Bodies1

  Agence du revenu du Québec

  Agence métropolitaine de transport (December 31)

  Autorité des marchés financiers

  Bibliothèque et Archives nationales du Québec

  Centre de la francophonie des Amériques

  Centre de recherche industrielle du Québec

  Centre de services partagés du Québec

  Commission de la capitale nationale du Québec

  Commission des normes du travail

  Commission des services juridiques

  Conseil des arts et des lettres du Québec

  Conservatoire de musique et d’art dramatique du Québec (June 30)

  Corporation d’urgences-santé

  École nationale de police du Québec2 (June 30)

  École nationale des pompiers du Québec2 (June 30)

  Financement-Québec

  Fondation de la faune du Québec

  Fonds d’aide aux recours collectifs

  Fonds de l’assurance médicaments

  Fonds de recherche du Québec–Nature et technologies – Québec Research Fund–Nature and Technology

  Fonds de recherche du Québec–Santé – Québec Research Fund–Health

  Fonds de recherche du Québec–Société et culture – Québec Research Fund–Society and Culture

  Héma-Québec

  Institut de la statistique du Québec

  Institut de tourisme et d’hôtellerie du Québec (June 30)

  Institut national d’excellence en santé et en services sociaux

  Institut national de santé publique du Québec

  Institut national des mines

  La Financière agricole du Québec

  Musée d’art contemporain de Montréal

  Musée de la civilisation

  Musée national des beaux-arts du Québec

  Office de la sécurité du revenu des chasseurs et piégeurs cris – Cree Hunters and Trappers Income Security Board (June 30)

  Office des professions du Québec

  Office Québec-Amériques pour la jeunesse

  Office Québec-Monde pour la jeunesse

  Régie de l’assurance maladie du Québec

  Régie de l’énergie

  Régie des installations olympiques (October 31)

157

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

  APPENDIX 2

Government bodies, special funds and sinking funds (cont'd)

  Bodies (cont'd)

  Régie du bâtiment du Québec
  Régie du cinéma
  Société d’habitation du Québec
  Société de développement de la Baie-James (December 31)
  Société de développement des entreprises culturelles
  Société de financement des infrastructures locales du Québec
  Société de l’assurance automobile du Québec (December 31)
  Société de la Place des Arts de Montréal (August 31)
  Société de télédiffusion du Québec (Télé-Québec) (August 31)
  Société des établissements de plein air du Québec
  Société des parcs de sciences naturelles du Québec
  Société des traversiers du Québec
  Société du Centre des congrès de Québec
  Société du Grand Théâtre de Québec (August 31)
  Société du Palais des congrès de Montréal
  Société du parc industriel et portuaire de Bécancour
  Société nationale de l’amiante
  Société québécoise d’information juridique
  Société québécoise de récupération et de recyclage
  Société québécoise des infrastructures

  Special funds of the Consolidated Revenue Fund

  Access to Justice Fund
  Administrative Tribunal of Québec (Fund of the)3
  Assistance Fund for Independent Community Action
  Bureau de décision et de révision (Fund of the)3
  Caregiver Support Fund
  Commission des lésions professionnelles (Fund of the)3
  Commission des relations du travail (Fund of the)3
  Early Childhood Development Fund
  Economic Development Fund
  Financing Fund
  Fonds d’aide aux victimes d’actes criminels
  Fonds du centre financier de Montréal
  Fonds québécois d’initiatives sociales
  Fund for the Promotion of a Healthy Lifestyle

158

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

  APPENDIX 2

Government bodies, special funds and sinking funds (cont'd)

  Special funds of the Consolidated Revenue Fund (cont'd)

  Fund to Finance Health and Social Services Institutions

  Generations Fund

  Goods and Services Fund

  Green Fund

  Health and Social Services Information Resources Fund

  Health Services Fund

  Highway Safety Fund

  Information Technology Fund of the Ministère de l'Emploi et de la Solidarité sociale

  Labour Market Development Fund

  Land Transportation Network Fund

  Natural Disaster Assistance Fund

  Natural Resources Fund

  Northern Development Fund

  Police Services Fund

  Québec Cultural Heritage Fund

  Regional Development Fund

  Register Fund of the Ministère de la Justice

  Rolling Stock Management Fund

  Sports and Physical Activity Development Fund

  Tax Administration Fund

  Territorial Information Fund

  Tourism Partnership Fund

  University Excellence and Performance Fund

  Sinking funds of the Consolidated Revenue Fund

  Accumulated Sick Leave Fund

  Retirement Plans Sinking Fund

  Sinking Fund relating to Borrowings by General and Vocational Colleges in Québec

  Sinking Fund relating to Borrowings by Québec Health and Social Services Agencies

  Sinking Fund relating to Borrowings by Québec School Boards

  Sinking Fund relating to Borrowings by Québec University Establishments

  Sinking Fund relating to Government Borrowings

  Sinking fund set up for and on behalf of municipalities

  Survivor’s Pension Plan Fund

(1)	When a fiscal year ends on a date other than March 31, the date is indicated in parentheses. Interim data are then used for the period between the end of the fiscal year and March 31.
(2)	No data are available for the period between the end of the fiscal year and March 31.
(3)	The financial data for this special fund, which were used for consolidation purposes, also include those pertaining to the body financed by this fund.

159

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDIX 3
Organizations in the Government’s health and social services and education networks

Health and social services network

Agencies and other regional authorities

Agence de la santé et des services sociaux de Chaudière-Appalaches
Agence de la santé et des services sociaux de l'Abitibi-Témiscamingue
Agence de la santé et des services sociaux de l'Estrie
Agence de la santé et des services sociaux de l'Outaouais
Agence de la santé et des services sociaux de la Capitale-Nationale
Agence de la santé et des services sociaux de la Côte-Nord
Agence de la santé et des services sociaux de la Gaspésie–Îles-de-la-Madeleine
Agence de la santé et des services sociaux de la Mauricie et du Centre-du-Québec
Agence de la santé et des services sociaux de la Montérégie
Agence de la santé et des services sociaux de Lanaudière
Agence de la santé et des services sociaux de Laval
Agence de la santé et des services sociaux de Montréal
Agence de la santé et des services sociaux des Laurentides
Agence de la santé et des services sociaux du Bas-Saint-Laurent
Agence de la santé et des services sociaux du Saguenay–Lac-Saint-Jean
Régie régionale de la santé et des services sociaux du Nunavik – Nunavik Regional Board of Health Social Networks

Public institutions

Centre de protection et de réadaptation de la Côte-Nord
Centre de réadaptation Constance-Lethbridge – Constance Lethbridge Rehabilitation Centre
Centre de réadaptation de l'Ouest de Montréal – West Montreal Readaptation Centre
Centre de réadaptation de la Gaspésie (Le)
Centre de réadaptation en déficience intellectuelle de Québec
Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement de Chaudière-Appalaches
Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement de l’Estrie
Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement de la Mauricie et du Centre-du-Québec – Institut universitaire
Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement de la Montérégie-Est
Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement de Laval
Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement de Montréal
Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement du Bas-Saint-Laurent

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

APPENDIX 3
Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement du Saguenay–Lac-Saint-Jean
Centre de réadaptation en déficience physique Chaudière-Appalaches
Centre de réadaptation en déficience physique Le Bouclier
Centre de réadaptation en dépendance de Chaudière-Appalaches
Centre de réadaptation en dépendance de l’Estrie
Centre de réadaptation en dépendance de l’Outaouais
Centre de réadaptation en dépendance de Montréal
Centre de réadaptation en dépendance de Québec
Centre de réadaptation en dépendance des Laurentides
Centre de réadaptation en dépendance Domrémy de la Mauricie–Centre-du-Québec
Centre de réadaptation en dépendance Le Virage
Centre de réadaptation Estrie inc.
Centre de réadaptation Foster
Centre de réadaptation Interval
Centre de réadaptation La Maison
Centre de réadaptation La Myriade
Centre de santé et de services sociaux Alphonse-Desjardins
Centre de santé et de services sociaux Cavendish
Centre de santé et de services sociaux Champlain–Charles-Le Moyne
Centre de santé et de services sociaux Cléophas-Claveau
Centre de santé et de services sociaux d'Ahuntsic et Montréal-Nord
Centre de santé et de services sociaux d'Antoine-Labelle
Centre de santé et de services sociaux d'Argenteuil
Centre de santé et de services sociaux d'Arthabaska-et-de-l'Érable
Centre de santé et de services sociaux de Beauce
Centre de santé et de services sociaux de Bécancour–Nicolet-Yamaska
Centre de santé et de services sociaux de Bordeaux-Cartierville-Saint-Laurent
Centre de santé et de services sociaux de Charlevoix
Centre de santé et de services sociaux de Chicoutimi
Centre de santé et de services sociaux de Dorval-Lachine-Lasalle
Centre de santé et de services sociaux de Gatineau
Centre de santé et de services sociaux de Jonquière
Centre de santé et de services sociaux de Kamouraska
Centre de santé et de services sociaux de l'Énergie
Centre de santé et de services sociaux de l'Hématite
Centre de santé et de services sociaux de l'Ouest-de-l'Île
Centre de santé et de services sociaux de la Baie-des-Chaleurs

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDIX 3
Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de santé et de services sociaux de la Basse-Côte-Nord
Centre de santé et de services sociaux de la Côte-de-Gaspé
Centre de santé et de services sociaux de la Haute-Côte-Nord–Manicouagan
Centre de santé et de services sociaux de la Haute-Gaspésie
Centre de santé et de services sociaux de la Haute-Yamaska
Centre de santé et de services sociaux de la Matapédia
Centre de santé et de services sociaux de la Minganie
Centre de santé et de services sociaux de la Mitis
Centre de santé et de services sociaux de la Montagne
Centre de santé et de services sociaux de la MRC-de-Coaticook
Centre de santé et de services sociaux de la Pointe-de-l'Île
Centre de santé et de services sociaux de la région de Thetford
Centre de santé et de services sociaux de la Vallée-de-l'Or
Centre de santé et de services sociaux de la Vallée-de-la-Batiscan
Centre de santé et de services sociaux de la Vallée-de-la-Gatineau
Centre de santé et de services sociaux de la Vieille-Capitale
Centre de santé et de services sociaux de Lac-Saint-Jean-Est
Centre de santé et de services sociaux de Laval
Centre de santé et de services sociaux de Maskinongé
Centre de santé et de services sociaux de Matane
Centre de santé et de services sociaux de Memphrémagog
Centre de santé et de services sociaux de Montmagny-L'Islet
Centre de santé et de services sociaux de Papineau
Centre de santé et de services sociaux de Port-Cartier
Centre de santé et de services sociaux de Portneuf
Centre de santé et de services sociaux de Québec-Nord
Centre de santé et de services sociaux de Rimouski-Neigette
Centre de santé et de services sociaux de Rivière-du-Loup
Centre de santé et de services sociaux de Rouyn-Noranda
Centre de santé et de services sociaux de Saint-Jérôme
Centre de santé et de services sociaux de Saint-Léonard et Saint-Michel
Centre de santé et de services sociaux de Sept-Îles
Centre de santé et de services sociaux de Témiscouata
Centre de santé et de services sociaux de Thérèse-De Blainville
Centre de santé et de services sociaux de Trois-Rivières
Centre de santé et de services sociaux de Vaudreuil-Soulanges
Centre de santé et de services sociaux des Aurores-Boréales
Centre de santé et de services sociaux des Basques

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

APPENDIX 3
Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de santé et de services sociaux des Collines
Centre de santé et de services sociaux des Etchemins
Centre de santé et de services sociaux des ÎIes
Centre de santé et de services sociaux des Pays-d'en-Haut
Centre de santé et de services sociaux des Sommets
Centre de santé et de services sociaux des Sources
Centre de santé et de services sociaux Domaine-du-Roy
Centre de santé et de services sociaux Drummond
Centre de santé et de services sociaux du Coeur-de-l'Île
Centre de santé et de services sociaux du Granit
Centre de santé et de services sociaux du Haut-Saint-François
Centre de santé et de services sociaux du Haut-Saint-Laurent
Centre de santé et de services sociaux du Haut-Saint-Maurice
Centre de santé et de services sociaux du Lac-des-Deux-Montagnes
Centre de santé et de services sociaux du Nord de Lanaudière
Centre de santé et de services sociaux du Pontiac
Centre de santé et de services sociaux du Rocher-Percé
Centre de santé et de services sociaux du Sud de Lanaudière
Centre de santé et de services sociaux du Sud-Ouest-Verdun
Centre de santé et de services sociaux du Suroît
Centre de santé et de services sociaux du Témiscamingue
Centre de santé et de services sociaux du Val-Saint-François
Centre de santé et de services sociaux Haut-Richelieu-Rouville
Centre de santé et de services sociaux – Institut universitaire de gériatrie de Sherbrooke
Centre de santé et de services sociaux Jardins-Roussillon
Centre de santé et de services sociaux Jeanne-Mance
Centre de santé et de services sociaux La Pommeraie
Centre de santé et de services sociaux Les Eskers de l'Abitibi
Centre de santé et de services sociaux Lucille-Teasdale
Centre de santé et de services sociaux Maria-Chapdelaine
Centre de santé et de services sociaux Pierre-Boucher
Centre de santé et de services sociaux Pierre-De Saurel
Centre de santé et de services sociaux Richelieu-Yamaska
Centre de santé Inuulitsivik – Inuulitsivik Health Centre
Centre de santé Tulattavik de l'Ungava – Ungava Tulattavik Health Center
Centre de soins prolongés Grace Dart – Grace Dart Extended Care Centre
Centre du Florès
Centre hospitalier de l'Université de Montréal

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDIX 3
Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre hospitalier de St. Mary – St. Mary’s Hospital Centre
Centre hospitalier universitaire de Sherbrooke
Centre hospitalier universitaire Sainte-Justine
Centre jeunesse Chaudière-Appalaches
Centre jeunesse de l'Abitibi-Témiscamingue (CJAT)
Centre jeunesse de l'Estrie
Centre jeunesse de la Mauricie et du Centre-du-Québec (Le)
Centre jeunesse de la Montérégie
Centre jeunesse de Laval
Centre jeunesse de Montréal (Le)
Centre jeunesse de Québec
Centre jeunesse des Laurentides
Centre jeunesse du Bas-Saint-Laurent
Centre jeunesse du Saguenay–Lac-Saint-Jean (Le)
Centre jeunesse Gaspésie–Les Îles
Centre Miriam – Miriam Home and Services
Centre montérégien de réadaptation
Centre Normand
Centre régional de réadaptation La Ressourse
Centre régional de santé et de services sociaux de la Baie-James[1]
Centre universitaire de santé McGill – McGill University Health Centre
Centres de la jeunesse et de la famille Batshaw (Les) – Batshaw Youth and Family Centres
Centres jeunesse de l'Outaouais (Les)
Centres jeunesse de Lanaudière (Les)
CHSLD juif de Montréal – Jewish Eldercare Centre
CHU de Québec
Clair Foyer inc.
CLSC Naskapi
Conseil cri de la santé et des services sociaux de la Baie-James – Cree Board of Health and Social Services of James Bay[1]
Corporation du Centre de réadaptation Lucie-Bruneau (La)
Corporation du Centre hospitalier gériatrique Maimonides (La) – Maimonides Geriatric Centre
Hôpital chinois de Montréal (1963) (L') – Montreal Chinese Hospital (1963)
Hôpital du Sacré-Coeur de Montréal
Hôpital général juif Sir Mortimer B. Davis (L') – Sir Mortimer B. Davis Jewish General Hospital
Hôpital Jeffery Hale -Saint Brigid's
Hôpital juif de réadaptation – Jewish Rehabilitation Hospital
Hôpital Maisonneuve-Rosemont
Hôpital Mont-Sinaï – Mount Sinai Hospital

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

APPENDIX 3
Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Hôpital Rivière-des-Prairies
Hôpital Santa Cabrini
Institut canadien-polonais du bien-être inc.
Institut de cardiologie de Montréal – Montréal Heart Institute
Institut de réadaptation en déficience physique de Québec
Institut de réadaptation Gingras-Lindsay-de-Montréal
Institut Nazareth et Louis-Braille
Institut Philippe-Pinel de Montréal
Institut Raymond-Dewar
Institut universitaire de cardiologie et de pneumologie de Québec
Institut universitaire de gériatrie de Montréal
Institut universitaire en santé mentale de Montréal
Institut universitaire en santé mentale de Québec
Institut universitaire en santé mentale Douglas – Douglas Mental Health University Institute
La Résidence de Lachute – Lachute Residence
Pavillon du Parc
Services de réadaptation du Sud-Ouest et du Renfort (Les)

Education networks

School boards[2]

Commission scolaire au Coeur-des-Vallées
Commission scolaire Central Québec – Central Québec School Board
Commission scolaire crie – Cree School Board
Commission scolaire de Charlevoix
Commission scolaire de Kamouraska–Rivière-du-Loup
Commission scolaire de l'Estuaire
Commission scolaire de l'Énergie
Commission scolaire de l'Or-et-des-Bois
Commission scolaire de la Baie-James
Commission scolaire de la Beauce-Etchemin
Commission scolaire de la Capitale
Commission scolaire de la Côte-du-Sud
Commission scolaire De La Jonquière
Commission scolaire de la Moyenne-Côte-Nord
Commission scolaire de la Pointe-de-l'Île

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDIX 3
Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

School boards (cont’d)

Commission scolaire de la Région-de-Sherbrooke
Commission scolaire de la Riveraine
Commission scolaire de la Rivière-du-Nord
Commission scolaire de la Seigneurie-des-Mille-Îles
Commission scolaire de la Vallée-des-Tisserands
Commission scolaire de Laval
Commission scolaire de Montréal
Commission scolaire de Portneuf
Commission scolaire de Rouyn-Noranda
Commission scolaire de Saint-Hyacinthe
Commission scolaire de Sorel-Tracy
Commission scolaire des Affluents
Commission scolaire des Appalaches
Commission scolaire des Bois-Francs
Commission scolaire des Chênes
Commission scolaire des Chic-Chocs
Commission scolaire des Découvreurs
Commission scolaire des Draveurs
Commission scolaire des Grandes-Seigneuries
Commission scolaire des Hautes-Rivières
Commission scolaire des Hauts-Bois-de-l'Outaouais
Commission scolaire des Hauts-Cantons
Commission scolaire des Îles
Commission scolaire des Laurentides
Commission scolaire des Monts-et-Marées
Commission scolaire des Navigateurs
Commission scolaire des Patriotes
Commission scolaire des Phares
Commission scolaire des Portages-de-l'Outaouais
Commission scolaire des Premières-Seigneuries
Commission scolaire des Rives-du-Saguenay
Commission scolaire des Samares
Commission scolaire des Sommets
Commission scolaire des Trois-Lacs
Commission scolaire du Chemin-du-Roy
Commission scolaire du Fer
Commission scolaire du Fleuve-et-des-Lacs
Commission scolaire du Lac-Abitibi

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

APPENDIX 3
Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

School boards (cont’d)

Commission scolaire du Lac-Saint-Jean
Commission scolaire du Lac-Témiscamingue
Commission scolaire du Littoral
Commission scolaire du Pays-des-Bleuets
Commission scolaire du Val-des-Cerfs
Commission scolaire Eastern Shores – Eastern Shores School Board
Commission scolaire Eastern Townships – Eastern Townships School Board
Commission scolaire English-Montréal – English Montreal School Board
Commission scolaire Harricana
Commission scolaire Kativik – Kativik School Board
Commission scolaire Lester-B.-Pearson – Lester B. Pearson School Board
Commission scolaire Marguerite-Bourgeoys
Commission scolaire Marie-Victorin
Commission scolaire New Frontiers – New Frontiers School Board
Commission scolaire Pierre-Neveu
Commission scolaire René-Lévesque
Commission scolaire Riverside – Riverside School Board
Commission scolaire Sir-Wilfrid-Laurier – Sir Wilfrid Laurier School Board
Commission scolaire Western Québec – Western Québec School Board

Comité de gestion de la taxe scolaire de l'île de Montréal

General and vocational colleges (CEGEPs)[2]

Cégep André-Laurendeau
Cégep Beauce-Appalaches
Cégep d'Ahuntsic
Cégep de Baie-Comeau
Cégep de Bois-de-Boulogne
Cégep de Chicoutimi
Cégep de Drummondville
Cégep de Granby–Haute-Yamaska
Cégep de Jonquière
Cégep de l'Abitibi-Témiscamingue
Cégep de l'Outaouais
Cégep de la Gaspésie et des Îles
Cégep de La Pocatière
Cégep de Lévis-Lauzon
Cégep de Maisonneuve

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDIX 3
Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

General and vocational colleges (CEGEPs) (cont’d)

Cégep de Matane
Cégep de Rimouski
Cégep de Rivière-du-Loup
Cégep de Rosemont
Cégep de Saint-Félicien
Cégep de Saint-Hyacinthe
Cégep de Saint-Jérôme
Cégep de Saint-Laurent
Cégep de Sainte-Foy
Cégep de Sept-Îles
Cégep de Sherbrooke
Cégep de Sorel-Tracy
Cégep de Thetford
Cégep de Trois-Rivières
Cégep de Valleyfield
Cégep de Victoriaville
Cégep du Vieux Montréal
Cégep Édouard-Montpetit
Cégep François-Xavier-Garneau
Cégep Gérald-Godin
Cégep Limoilou
Cégep Lionel-Groulx
Cégep Marie-Victorin
Cégep Montmorency
Cégep régional de Lanaudière
Cégep Saint-Jean-sur-Richelieu
Champlain Regional College of General and Vocational Education
Collège d’Alma
Collège Shawinigan
Dawson College
Heritage College
John Abbott College
Vanier College of General and Vocational Education

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

APPENDIX 3
Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

Université du Québec and its constituent universities[3]

École de technologie supérieure
École nationale d'administration publique
Institut national de la recherche scientifique
Télé-université
Université du Québec
Université du Québec à Chicoutimi
Université du Québec à Montréal
Université du Québec à Rimouski
Université du Québec à Trois-Rivières
Université du Québec en Abitibi-Témiscamingue
Université du Québec en Outaouais

(1)	These entities act as agencies and public institutions.
(2)	School boards and colleges have a fiscal year that ends on June 30. Interim data are used for the period between the end of their fiscal year and March 31, except in the case of the Cree School Board. No data are available for that school board for the period from June 30 to March 31.
(3)	The financial data of the Université du Québec and its constituent universities that were used for consolidation purposes cover the period from May 1, 2014 to April 30, 2015, the date on which their fiscal year ends. Operations and events relating to these entities that occurred between April 1 and 30, 2015 did not have a material financial impact on the Government’s financial position and consolidated results.

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDIX 4
Government enterprises

Capital Financière agricole inc.
Hydro-Québec (December 31)
Investissement Québec
Loto-Québec
Société des alcools du Québec (fiscal year ended on the last Saturday of the month of March)
Société Innovatech du Grand Montréal
Société Innovatech du Sud du Québec
Société Innovatech Québec et Chaudière-Appalaches
Société Innovatech Régions ressources

Note:	When the fiscal year of a government enterprise ends on a date other than March 31, the date is indicated in parentheses. Interim data are then used for the period between the end of the enterprise’s fiscal year and March 31.

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

APPENDIX 5
Government departments and bodies that conduct fiduciary
transactions not included in the Government's reporting entity

Agence du revenu du Québec
Fonds des pensions alimentaires
Unclaimed property (December 31)

Autorité des marchés financiers
Fonds d’indemnisation des services financiers

Caisse de dépôt et placement du Québec (December 31)

Comité Entraide – public and parapublic sectors

Commission administrative des régimes de retraite et d’assurances (December 31)

Commission de la construction du Québec (December 31)

Commission des partenaires du marché du travail
Workforce Skills Development and Recognition Fund

Conseil de gestion de l’assurance parentale (December 31)
Parental Insurance Fund (December 31)

Curateur public
Accounts under administration (December 31)

La Financière agricole du Québec
Fonds d’assurance-récolte
Fonds d’assurance-stabilisation des revenus agricoles

Ministère de la Sécurité publique
Fonds central de soutien à la réinsertion sociale (December 31)

Ministère des Finances
Trust fund

Office de la protection du consommateur
Cautionnements individuels des agents de voyages
Fonds d’indemnisation des clients des agents de voyages

Régie des marchés agricoles et alimentaires du Québec
Fonds d’assurance-garantie

Régie des rentes du Québec (December 31)

Régie du bâtiment du Québec
Guarantee fund

Société de l’assurance automobile du Québec
Fonds d’assurance automobile du Québec (December 31)

Société québécoise de récupération et de recyclage
Compensation regime for municipal bodies

Note:	When a fiscal year ends on a date other than March 31, the date is indicated in parentheses.

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDIX 6
Revenue
FISCAL YEAR ENDED MARCH 31, 2015

  Revenue by source
  (in millions of dollars)

	2015		2014
(restated)
	Budget(1)	Actual results	Actual results
Income and property taxes
Personal income tax		27 547	26 203
Contributions dedicated to health services		6 397	6 251
Corporate tax		5 837	5 625
School property tax		1 954	1 786
	41 551	41 735	39 865
Consumption taxes
Sales		13 773	13 492
Fuel		2 215	2 310
Tobacco		1 069	1 010
Alcoholic beverages		498	551
Pari mutuel		2	2
	17 657	17 557	17 365
Duties and permits
Motor vehicles		1 165	1 137
Natural ressources		785	505
Other		571	556
	2 506	2 521	2 198
Miscellaneous revenue
Sales of goods and services		4 628	4 655
User contributions		1 559	1 526
Tuition fees		322	303
Interest		703	757
Fines, forfeitures and recoveries		921	874
Third-party donations		837	817
	9 670	8 970	8 932
Revenue from government enterprises
Hydro-Québec		3 245	3 145
Revenue allocated to the Generations Fund		(71)
		3 174	3 145
Loto-Québec		1 026	1 055
Société des alcools du Québec		1 034	1 003
Other		102	39
	5 105	5 336	5 242
Generations Fund revenue	1 301	1 279	1 121
Total own-source revenue	77 790	77 398	74 723
Federal government transfers
Equalization		9 286	7 833
Health transfers		5 282	5 290
Transfers for post-secondary education and other social programs		1 588	1 534
Compensation for harmonisation of the QST with the GST		0	1 467
Other programs		2 383	2 426
Total federal government transfers	18 607	18 539	18 550
Total revenue	96 397	95 937	93 273

(1)	Based on the data presented in Budget 2014-2015 of the Ministère des Finances tabled on June 4, 2014.

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

APPENDIX 7
Expenditure
FISCAL YEAR ENDED MARCH 31, 2015

  Expenditure by supercategory and category
  (in millions of dollars)

	2015		2014
	Budget(1)	Actual results	Actual results
Transfers
Remuneration		2 593	2 714
Operating		1 209	1 185
Capital		1 402	1 819
Interest		339	357
Support		20 287	19 963
		25 830	26 038
Remuneration		41 906	40 295
Operating(2)		16 879	17 160
Doubtful accounts and other allowances		916	843
Sub-total	86 615	85 531	84 336
Debt service
Interest on debts(3)		7 736	7 589
Less
Investment income of the sinking funds for borrowings		551	297
Short-term investment income		84	73
		7 101	7 219
Interest on pension plan and other employee future benefit obligations		5 874	5 608
Less
Investment income of the Retirement Plans Sinking Fund and specific pension funds		2 623	2 157
Investment income of employee future benefit program funds		82	72
		3 169	3 379
Debt service	10 831	10 270	10 598
Total expenditure	97 446	95 801	94 934

(1)	Based on the data presented in Budget 2014-2015 of the Ministère des Finances tabled on June 4, 2014.
(2)	The operating expenditure included an amount of $3 547 M ($3 460 M in 2013-2014) related to the depreciation of fixed assets.
(3)	The interest charge on the debts included an amount of $32 M related to the amortization of deferred foreign exchange gains ($18 M in 2013-2014).

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDIX 8
Investment in government enterprises
AS AT MARCH 31, 2015

  Financial information on government enterprises
  (in millions of dollars)

	2015
					Investissement
	Hydro-Québec				Québec
		Adjustments for
	December 31	the three-month	Adjustments	March 31
	2014	period (1)	to IFRS (2)	(IFRS)
STATEMENT OF OPERATIONS
Revenue	13 638	(16)	(66)	13 556	909
Expenditure	10 258	(54)	95	10 299	813
Operating result	3 380	38	(161)	3 257	96
Result from discontinued operations(3)
Net result	3 380	38	(161)	3 257	96
Consolidation adjustments(4)				(12)
				3 245	96
Revenue allocated to the Generations Fund				(71)
REVENUE FROM GOVERNMENT ENTERPRISES				3 174	96
OTHER COMPREHENSIVE INCOME ITEMS
Other comprehensive income items(5)	379	113	(4)	488	40

STATEMENT OF FINANCIAL POSITION
		Adjustments for the
		three-month period and to IFRS
Assets
Fixed assets	62 991	(1 366)	61 625		244
Other assets	11 899	723	12 622		8 170
Total assets	74 890	(643)	74 247		8 414
Liabilities
Long-term debts contracted with third parties	44 744	293	45 037	(6)	4 584	(7)
Long-term debts and advances contracted with the Government(8)					523
Other liabilities	9 528	(442)	9 086	(9)	492
Total liabilities	54 272	(149)	54 123		5 599
Shareholders' equity
Accumulated other comprehensive income items	(169)	(522)	(691)		287
Other shareholders' equity items	20 787	28	20 815		2 528
Total shareholders' equity	20 618	(494)	20 124		2 815
Consolidation adjustments(10)			(18)		21
Equity value			20 106		2 836
Loans(8)					528
INVESTMENT IN GOVERNMENT ENTERPRISES			20 106		3 364

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

APPENDIX 8

2015								2014
								(restated)
					Société
			Société	Société	Innovatech	Société
	Société des	Capital	Innovatech du	Innovatech du	Québec et	Innovatech
	alcools du	Financière	Grand	Sud	Chaudière-	Régions
Loto-Québec	Québec	agricole inc. (11)	Montréal	du Québec	Appalaches	ressources	Total	Total

3 333	3 069	1			2	1	20 871	20 916
2 217	2 035						15 364	15 587
1 116	1 034	1	-	-	2	1	5 507	5 329
							-	13
1 116	1 034	1	-	-	2	1	5 507	5 342
(90)					2		(100)	(100)
1 026	1 034	1	-	-	4	1	5 407	5 242
							(71)	-
1 026	1 034	1	-	-	4	1	5 336	5 242
23	(1)	-	-	-	-	-	550	2 429

996	247						63 112	61 599
341	376	18	5	14	33	26	21 605	20 068
1 337	623	18	5	14	33	26	84 717	81 667

							49 621	48 419

383		4					910	919
849	582						11 009	10 526
1 232	582	4	-	-	-	-	61 540	59 864

18	(4)						(390)	(942)
87	45	14	5	14	33	26	23 567	22 745
105	41	14	5	14	33	26	23 177	21 803
		(1)					2	14
105	41	13	5	14	33	26	23 179	21 817
383		4					915	919
488	41	17	5	14	33	26	24 094	22 736

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

APPENDIX 8
Investment in government enterprises (cont’d)
AS AT MARCH 31, 2015

(1)	The data presented in the “Adjustments for the three-month period” column represent adjustments needed to account for the Hydro-Québec data on the basis of the Government’s fiscal year, which ends on March 31. The fiscal year of Hydro-Québec ends on December 31.
(2)	Hydro-Québec, which is a rate-regulated government enterprise, prepared its financial statements for the fiscal year ended December 31, 2014 in accordance with Canadian generally accepted accounting principles, as set forth in Part V of the CPA Canada Handbook, “Pre-Changeover Accounting Standards” (Canadian GAAP). Canadian public sector accounting standards require that, as of January 1, 2015 the value of government investments in rate-regulated enterprises must be determined on the basis of the enterprises’ financial data in accordance with International Financial Reporting Standards (IFRS). Therefore, the adjustments to make Hydro-Québec’s financial data compliant with these standards have been carried out. These accounting adjustments were applied retroactively by the Government, with restatement of Hydro-Québec’s financial data for previous fiscal years; they are presented in the column “Adjustments to IFRS”.
(3)	The result from Hydro-Québec discontinued operations stems from the decision to abandon the project to refurbish the Gentilly-2 nuclear generating station in September 2012.
(4)	The adjustment of the government enterprises’ net result stems mainly from contributions made by Loto-Québec to entities within the Government’s reporting entity (decrease of $90 M) and charged to its shareholders’ equity and from the elimination of unrealized gains and losses on transactions carried out by Hydro-Québec with entities in the Government's reporting entity (decrease of $12 M).
(5)	The government enterprises’ other comprehensive income items arise mainly from actuarial losses and the cost of past service in respect of employee future benefits, variations in the fair value of instruments designated as cash flow hedges and in that of financial assets available for sale, as well as from foreign exchange gains and losses stemming from the conversion of subsidiaries and of equity-accounted enterprises. These other comprehensive income items, except those related to employee future benefits, will be reclassified in the net result of government enterprises when they are realized.
In the case of Hydro-Québec, other comprehensive income items arise from variations in the fair value of instruments designated as cash flow hedges, for $530 M, and from actuarial losses and the cost of past service in respect of employee future benefits of $42 M. In the case of Investissement Québec, other comprehensive income items arise mainly from the conversion of a subsidiary and equity-accounted enterprises for $65 M and from variations in the fair value of financial assets available for sale, for $22 M. In the case of Loto-Québec, other comprehensive income items arise from net actuarial gains in respect of employee future benefits, for $23 M.
(6)	The Government guarantees borrowings contracted by Hydro-Québec in different currencies. The net value of these borrowings stood at $41 120 M as at March 31, 2015 ($42 000 M as at March 31, 2014).
(7)	The Government guarantees payment of the principal on certain debts, which totalled $4 584 M as at March 31, 2015 ($4 564 M as at March 31, 2014).
(8)	The loans of $528 M granted by the Government to Investissement Québec do not bear interest and their repayment terms are as follows: $506 M worth of these loans is repayable on demand and $22 M worth matures between June 2023 and September 2024. The loans of $383 M granted to Loto-Québec bear interest at rates of 1.61% to 4.12% and mature between December 2015 and December 2043; those of $4 M granted to Capital Financière agricole inc. bore interest at rates of 0% to 1.05% and matured in April 2015.
The value of the maturing loans will be $78 M in 2016, $50 M in 2017, $40 M in 2018, $100 M in 2019, $90 M during the 2021-2025 period and $50 M beyond that period.
(9)	The Government granted a financial guarantee of $685 M ($685 M as at March 31, 2014) for the Gentilly-2 nuclear generating station, for which Hydro-Québec set up a trust of $120 M ($106 M as at March 31, 2014).
(10)	The equity value adjustments stem from the elimination of unrealized gains and losses on transactions with entities in the Government's reporting entity.
(11)	The percentage of the Government’s investment in this enterprise is 90.10%.

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

APPENDIX 8
Investment in government enterprises (cont'd)
AS AT MARCH 31, 2015

  Repayment schedule for long-term debts contracted with third parties
  (in millions of dollars)

						2021 and
	2016	2017	2018	2019	2020	thereafter	Total

Hydro-Québec	129	1 919	1 277	1 192	1 263	39 257	45 037
Investissement Québec	830	844	1 097	1 036	760	17	4 584
	959	2 763	2 374	2 228	2 023	39 274	49 621

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

  APPENDIX 8

Investment in government enterprises (cont'd)
AS AT MARCH 31, 2015

  Accounting changes made by government enterprises

  Hydro-Québec

  Since January 1, 2011, government enterprises that are obliged to inform the public must prepare their financial statements in accordance with International Financial Reporting Standards (IFRS). The Accounting Standards Board of Canada has authorized rate-regulated enterprises to defer the implementation of IFRS to fiscal years beginning on January 1, 2015. Since Hydro-Québec availed itself of this deferral right, its consolidated financial statements were prepared, up to December 31, 2014, in accordance with Canadian generally accepted accounting principles, as set forth in Part V of the CPA Canada Handbook, “Pre-Changeover Accounting Standards”. Owing in particular to the fact that IFRS do not include definitive standards on accounting for rate-regulated activities, Hydro-Québec adopted U.S. generally accepted accounting principles (U.S. GAAP) on January 1, 2015, for the purpose of preparing its financial statements, like other public corporations in Canada.

  On November 23, 2015, the Régie de l’Énergie confirmed its provisional decision of July 10, 2015, which authorizes Hydro-Québec to adopt, as of July 10, 2015, the accounting method changes applicable to its rate-regulated activities following the transition to U.S. GAAP, and to use the latter as the basis of accounting for regulatory purposes. The value of the Government’s investment in Hydro-Québec was established taking this decision into account.

  In addition, Canadian public sector accounting standards require that as of January 1, 2015 the value of government investments in rate-regulated enterprises must be determined on the basis of financial data in accordance with International Financial Reporting Standards. Therefore, as requested by the Government, Hydro-Québec has made adjustments to ensure that its financial data comply with these standards. These adjustments pertain essentially to financial data on employee future benefits, financial instruments, asset retirement obligations and regulatory assets. They were applied retroactively with restatement of Hydro-Québec’s financial data for previous fiscal years.

  Therefore, the value of the Government’s investment in Hydro-Québec has been reduced by $2 252 million ($4 573 million as at April 1, 2013). For fiscal 2014-2015, revenue from government enterprises has been reduced by $161 million ($188 million in 2013-2014) and the value of these enterprises’ other comprehensive income items has been increased by $4 million (reduced by $2 509 million in 2013-2014). The Government’s accumulated deficits have thus been increased by $2 417 million ($2 252 million as at March 31, 2014).

178

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

  APPENDIX 8

Investment in government enterprises (cont'd)
AS AT MARCH 31, 2015

  Accounting changes made by government enterprises (cont'd)

  Hydro-Québec

  Total impact
  (in millions of dollars)

	2015	2014

Statement of operations
Revenue
Revenue from government enterprises	(161)	(188)
Annual surplus	(161)
Annual deficit		188

Statement of financial position
Investment in government enterprises	(2 417)	(2 252)
Accumulated deficit and net debt, beginning of year	2 252	4 573
Other comprehensive income items of government enterprises	4	(2 509)
Accumulated deficit and net debt, end of year	2 417	2 252

  Main contractual obligations of government enterprises

  Hydro-Québec

  Hydro-Québec has made a commitment to Churchill Falls (Labrador) Corporation Limited to buy almost all of the power produced by the Churchill Falls generating station, which has a rated capacity of 5 428 megawatts. This contract, which expires in 2016, will be renewed automatically for a further 25 years, according to the terms and conditions already agreed upon. A contract guaranteeing the availability of 682 megawatts of additional power until 2041 for the November 1 to March 31 winter period has also been concluded with this enterprise.

  As at December 31, 2014, Hydro-Québec was also committed under contracts to purchasing electricity from other producers. Taking the renewal clauses into account, the maturity dates of these contracts extend to 2052.

179

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

  APPENDIX 8

Investment in government enterprises (cont'd)
AS AT MARCH 31, 2015

  Main contractual obligations of government enterprises (cont'd)

  Hydro-Québec (cont'd)

  Taking into account commitments as a whole, Hydro-Québec plans to make the following minimum payments, in millions of dollars, in the coming fiscal years:

December 31

2015	1 479
2016	1 637
2017	1 712
2018	1 703
2019	1 853
2020 and thereafter	30 085
Total	38 469

  Hydro-Québec has provided for investments of about $3.9 billion in tangible fixed assets and intangible assets for the 2015 calendar year.

  Investissement Québec

  Investissement Québec has contracted various financing and investment commitments during the normal course of its activities. The financing agreements, authorized by the enterprise, pending acceptance by clients, represented a total of $45 million as at March 31, 2015. The agreements accepted by clients, which include amounts not disbursed on loans, shares and units, amounts for which disbursement has not been authorized for financial contributions and amounts that have not yet been used for guarantees, represented a total of $332 million at that date. In addition, under agreements with partners, Investissement Québec was committed as at March 31, 2015 to investing $150 million, through units of limited partnerships, in regional economic intervention funds (FIER) and other venture capital agencies.

  These commitments do not necessarily represent future cash requirements of Investissement Québec, as several will expire or may be cancelled without resulting in an outflow of cash.

180

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

  APPENDIX 8

Investment in government enterprises (cont'd)
AS AT MARCH 31, 2015

  Main contractual obligations of government enterprises (cont’d)

  Investissement Québec (cont’d)

  Investissement Québec has contracted various other commitments during the normal course of its activities. These commitments, totalling $311 million, are authorized commitments that had not been disbursed as at March 31, 2015.

  Loto-Québec

  As at March 31, 2015, Loto-Québec was committed, under lease agreements, to paying undiscounted minimum payments due, totalling $168 million.

  Société des alcools du Québec

  As at March 31, 2015, the Société des alcools du Québec was committed, under lease agreements, to paying a total of $399 million, for the rental of outlets.

181

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

  APPENDIX 8

Investment in government enterprises (cont'd)
AS AT MARCH 31, 2015

  Main contingencies of government enterprises

  Hydro-Québec

  In accordance with the terms and conditions for the issue of certain debt securities outside Canada, Hydro-Québec has undertaken to increase the interest paid to non-residents if changes are made to Canadian tax legislation concerning tax on the income of non-resident persons. The enterprise is unable to estimate the maximum amount it could be required to pay. If such an amount becomes payable, Hydro-Québec would have the option of repaying most of the securities in question. As at December 31, 2014, the amortized cost of the debt concerned was $5 805 million.

  Investissement Québec

  When a corporation is sold in whole or in part, in addition to any potential indemnification arising from the failure to execute restrictive clauses or from non-compliance with a declaration of guarantee, Investissement Québec may agree to give a guarantee against any claim resulting from past activities. In general, the terms and conditions and amount of such indemnification are limited to the agreement. Investissement Québec did not recognize an amount on its consolidated statement of financial position for these sales because it is not probable that an outflow of resources will be required to settle the obligation and such an amount cannot be reliably estimated.

  To contribute to Québec’s economic development, Investissement Québec guarantees borrowings and other financial commitments contracted by corporations. As at March 31, 2015, the guarantees granted by this enterprise totalled $416 million; a liability of $86 million has been recorded in respect of these guarantees.

182

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

  APPENDIX 8

Investment in government enterprises (cont'd)
AS AT MARCH 31, 2015

  Material transactions and balances of government enterprises realized with entities included in the Government's reporting entity
  (in millions of dollars)

	2015	2014

Inter-entity transactions related to results
Revenue	524	506
Expenditure	1 241	1 265

Inter-entity transactions related to shareholder's equity
Dividends paid into the general fund
Hydro-Québec	2 464	2 207
Loto-Québec	1 026	1 055
Société des alcools du Québec	1 034	1 003
	4 524	4 265
Dividends paid into the Generations Fund
Hydro-Québec	71
Dividends paid	4 595	4 265

Contributions from Loto-Québec	90	89
Inter-entity balances

Financial assets	5 053	5 078
Non-financial assets	89	108
Deferred revenue related to the acquisition of fixed assets	52	55
Debts and other liabilities with the Government	1 394	1 279

183

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

  APPENDIX 9

Segment disclosures
FISCAL YEAR ENDED MARCH 31, 2015

  Consolidated statement of revenue and consolidated statement of expenditure by government mission

  To supplement the consolidated statement of operations, the Government provides segmented financial information for each of its main missions. This information is intended to present the resources allocated to support its main missions, and to provide users with relevant information for accountability and decision-making purposes.

  The following tables present the revenue sources and costs of each of the Government’s main missions, namely:

    Health and Social Services: encompasses the activities of the Ministère de la Santé et des Services sociaux and the bodies and special funds that contribute to this mission;

    Education and Culture: encompasses the activities of the Ministère de la Culture et des Communications, the Ministère de l’Éducation, de l’Enseignement supérieur et de la Recherche (education and higher education sector), the Ministère de l’Immigration, de la Diversité et de l’Inclusion and the bodies and special funds that contribute to this mission;

    Economy and Environment: encompasses mainly the activities of the ministère des Affaires municipales et de l’Occupation du territoire (except for the sector related to financial assistance to municipalities and compensations in lieu of taxes), the Ministère de l’Agriculture, des Pêcheries et de l’Alimentation, the Ministère du Développement durable, de l’Environnement et de la Lutte contre les changements climatiques, the Ministère de l’Économie, de l’Innovation et des Exportations, the Ministère de l’Éducation, de l’Enseignement supérieur et de la Recherche (research sector), the Ministère de l’Énergie et des Ressources naturelles, the Ministère des Forêts, de la Faune et des Parcs, the Ministère des Relations internationales et de la Francophonie, the Ministère du Tourisme, the Ministère des Transports, the Ministère du Travail, de l’Emploi et de la Solidarité sociale (sector regarding employment assistance measures and the promotion and development of the Capitale-Nationale) and the bodies and special funds that contribute to this mission;

    Support for Individuals and Families: encompasses mainly the activities of the Ministère de la Famille, the Ministère de la Justice (access to justice sector), the Ministère du Travail, de l’Emploi et de la Solidarité sociale (employment and social solidarity sector) and the bodies and special funds that contribute to this mission;

184

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

  APPENDIX 9

Segment disclosures (cont’d)
FISCAL YEAR ENDED MARCH 31, 2015

  Consolidated statement of revenue and consolidated statement of expenditure by government mission (cont'd)

    Administration and Justice: encompasses mainly the activities of the Ministère des Affaires municipales et de l’Occupation du territoire (sector related to financial assistance to municipalities and compensations in lieu of taxes), the National Assembly and persons appointed by it, the Conseil du trésor, the Conseil exécutif, the Ministère des Finances (except for debt management), the Ministère de la Justice (except access to justice sector), the Ministère de la Sécurité publique, the Ministère du Travail, de l’Emploi et de la Solidarité sociale (labour sector) and the bodies and special funds that contribute to this mission. In addition, revenue and expenditure related to the application or enforcement of any Act, which are under the responsibility of the Minister of Revenue, are presented in this mission, except for refundable tax credits that meet the definition of a tax-funded transfer. Each of these tax credits is presented in the expenditures of the government mission with which it is associated. Revenue from federal government transfers falling under the responsibility of the Ministère des Finances, i.e. revenue from equalization payments, payments from transfers for health care and for post-secondary education and other social programs, are also presented in this mission;

    Debt Service: encompasses the activities of the Ministère des Finances (debt management sector).

  The revenue and expenditure of each mission are presented after the eliminations of transactions and balances between the entities in a given mission. In addition, when an entity’s activities are related to several missions, its revenue and expenditure are allocated among the missions concerned.

185

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

  APPENDIX 9

Segment disclosures (cont’d)
FISCAL YEAR ENDED MARCH 31, 2015

  Consolidated statement of revenue by government mission
  (in millions of dollars)

	2015
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration	Consolidated
	Services	and Culture	Environment	and Families	and Justice	total
REVENUE
Income and property taxes	1 105	1 954	63		38 613	41 735
Consumption taxes	20	71	2 296	30	15 140	17 557
Duties and permits	2	52	2 155	13	299	2 521
Miscellaneous revenue	3 631	1 743	1 348	195	2 053	8 970
Revenue from government enterprises					5 336	5 336
Generations Fund revenue					1 279	1 279
Total own-source revenue	4 758	3 820	5 862	238	62 720	77 398
Federal government transfers	618	697	1 610	35	15 579	18 539
Total revenue	5 376	4 517	7 472	273	78 299	95 937

	2014
	(restated)
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration	Consolidated
	Services	and Culture	Environment	and Families	and Justice	total
REVENUE
Income and property taxes	950	1 786	46		37 083	39 865
Consumption taxes	20	70	2 382	30	14 863	17 365
Duties and permits	2	51	1 847	13	285	2 198
Miscellaneous revenue	3 441	1 702	1 315	199	2 275	8 932
Revenue from government enterprises					5 242	5 242
Generations Fund revenue					1 121	1 121
Total own-source revenue	4 413	3 609	5 590	242	60 869	74 723
Federal government transfers	625	637	1 979	32	15 277	18 550
Total revenue	5 038	4 246	7 569	274	76 146	93 273

186

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

  APPENDIX 9

Segment disclosures (cont’d)
FISCAL YEAR ENDED MARCH 31, 2015

  Consolidated statement of expenditure by government mission
  (in millions of dollars)

2015
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration	Debt	Consolidated
	Services	and Culture	Environment	and Families	and Justice	service	total
EXPENDITURE BY SUPERCATEGORY
Transfer	4 721	4 497	6 610	8 851	1 151		25 830
Remuneration	23 558	12 693	1 383	498	3 774		41 906
Operating	8 481	3 681	3 298	293	1 126		16 879
Doubtful accounts and other allowances	33	34	167	5	677		916
Total expenditure before debt service	36 793	20 905	11 458	9 647	6 728		85 531
Debt service						10 270	10 270
Total expenditure	36 793	20 905	11 458	9 647	6 728	10 270	95 801

2014
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration	Debt	Consolidated
	Services	and Culture	Environment	and Families	and Justice	service	total
EXPENDITURE BY SUPERCATEGORY
Transfer	4 534	4 570	7 045	8 730	1 159		26 038
Remuneration	22 660	12 299	1 361	494	3 481		40 295
Operating	8 378	3 692	3 302	314	1 474		17 160
Doubtful accounts and other allowances	30	42	183	6	582		843
Total expenditure before debt service	35 602	20 603	11 891	9 544	6 696		84 336
Debt service						10 598	10 598
Total expenditure	35 602	20 603	11 891	9 544	6 696	10 598	94 934

187

PUBLIC ACCOUNTS 2014-2015 – VOLUME 1

  APPENDIX 10

Fiduciary transactions conducted by the Government
AS AT MARCH 31, 2015

  Summary of fiduciary transactions conducted by government departments and bodies
  (in millions of dollars)

	2015
				Net assets
	Assets		Liabilities	(liabilities)
Agence du revenu du Québec
Fonds des pensions alimentaires	234		234	-
Unclaimed property(1)	160		74	86
Autorité des marchés financiers
Fonds d'indemnisation des services financiers	40		15	25
Caisse de dépôt et placement du Québec(1)	272 723		46 872	225 851	(2),(3)
Comité Entraide – public and parapublic sector	5			5
Commission administrative des régimes de retraite et d'assurances (CARRA)(1)	101	(2)	101	-
Government pension plans - share paid by participants(1) :
RREGOP	55 485	(2)	51 820	3 665
PPMP	9 778	(2)	10 863	(1 085)
PPPOCS	547	(2),(4)	522	25
SPMSQ	295	(2)	258	37
Other pension plans administered by the CARRA(1)	295	(2)	287	8
Commission de la construction du Québec
General Fund(1)	254		343	(89)
Supplemental Pension Plan(1) :
general account	4 234	(2)	3 536	698
complementary account	7 188	(2)	7 188	-
pensioners' account	6 699	(2)	6 620	79
Other funds(1)	1 991		1 102	889
Commission des partenaires du marché du travail
Workforce Skills Development and Recognition Fund	53		17	36
Conseil de gestion de l'assurance parentale(1)	12		12	-
Parental Insurance Fund(1)	179	(2)	537	(358)

188

CONSOLIDATED FINANCIAL STATEMENTS
2014-2015

  APPENDIX 10

Fiduciary transactions conducted by the Government (cont’d)
AS AT MARCH 31, 2015

  Summary of fiduciary transactions conducted by government departments and bodies (cont’d)
  (in millions of dollars)

	2015
				Net assets
	Assets		Liabilities	(liabilities)

Curateur public
Accounts under administration(1)	466		65	401
La Financière agricole du Québec
Fonds d'assurance-récolte	280	(2)	7	273
Fonds d'assurance-stabilisation des revenus agricoles	29		184	(155)
Ministère de la Sécurité publique
Fonds central de soutien à la réinsertion sociale(1)	1			1
Ministère des Finances
Trust fund	189		189	-
Office de la protection du consommateur
Cautionnements individuels des agents de voyages	5	(2)	4	1
Fonds d'indemnisation des clients des agents de voyages	127	(2)		127
Régie des marchés agricoles et alimentaires du Québec
Fonds d'assurance-garantie	8	(2)		8
Régie des rentes du Québec
Quebec Pension Plan Fund(1)	52 958	(2)	990	51 968
Fonds de surveillance des régimes complémentaires de retraite(1)	16		1	15
Régie du bâtiment du Québec
Fonds de garantie	15			15
Société de l'assurance automobile du Québec
Fonds d'assurance automobile du Québec(1)	10 057	(2)	8 654	1 403
Société québécoise de récupération et de recyclage
Compensation regime for municipal bodies				-

(1)	The data are as at December 31, 2014, i.e. the end date of the trust fund’s fiscal year.
(2)	The funds of certain trusts are entrusted in whole or in part to the Caisse de dépôt et placement du Québec. The net assets of the Caisse, shown at fair value, include $145 844 M in funds entrusted to it by these trusts.
(3)	The net assets of the Caisse de dépôt et placement du Québec include assets taken into account in the Government’s consolidated financial statements, particularly those of the Retirement Plans Sinking Fund and the Generations Fund. The fair value of these assets as at March 31, 2015 was $69 785 M.
(4)	The assets of this plan include an amount receivable from the Government of $241 M as at December 31, 2014 in respect of participants’ contributions entrusted to the general fund of the Consolidated Revenue Fund. The amount bears interest. The Government has presented this debt in its accrued benefit obligations toward the plan.

189